UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 240.14a-12
HCA Healthcare, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Proxy Statement

for 2026 Annual Meeting of Stockholders

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 23, 2026

Dear Stockholder:

On Thursday, April 23, 2026, HCA Healthcare, Inc. will hold its annual meeting of stockholders in a virtual meeting format only, via live webcast. The meeting will begin at 2:00 p.m. (CDT) and is being held for the following purposes:

1.

To elect nine nominees for director of the Company, nominated by the Board of Directors, with each director to serve until the 2027 annual meeting of the stockholders of the Company or until such director’s respective successor is duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026;

3.	To approve, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers as described in the accompanying proxy statement (“say-on-pay”);

4.	To consider and vote upon a stockholder proposal regarding a report on healthcare consequences;

5.	To consider and vote upon a stockholder proposal regarding shareholders’ right to act by written consent; and

6.	To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

Only stockholders that owned our common stock at the close of business on February 23, 2026 are entitled to notice of and may vote at this meeting.

References to “HCA,” “HCA Healthcare,” the “Company,” “we,” “us,” or “our” in this notice and the accompanying proxy statement refer to HCA Healthcare, Inc. and its applicable affiliates unless otherwise indicated.

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, TO ENSURE THE PRESENCE OF A QUORUM, PLEASE VOTE PRIOR TO THE VIRTUAL ANNUAL MEETING OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS OR COMPLETE, DATE, AND SIGN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE VIRTUAL ANNUAL MEETING AND WISH TO VOTE YOUR SHARES DURING THE MEETING, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

By Order of the Board of Directors,

John M. Franck II Vice President — Legal and Corporate Secretary

Nashville, Tennessee

March 13, 2026

Proxy Statement for Annual Meeting of Stockholders

to be held on April 23, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON THURSDAY, APRIL 23, 2026

The Company’s Proxy Statement and 2025 Annual Report to Stockholders are available on the Investor Relations section of our website at investor.hcahealthcare.com. Additionally, and in accordance with Securities and Exchange Commission Rules, you may access our proxy materials, including the Company’s Proxy Statement, form of Proxy Card and 2025 Annual Report to Stockholders, at https://materials.proxyvote.com/40412C.

Certain statements contained in this proxy statement may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act. All statements other than statements of historical or current facts, including statements regarding our corporate responsibility plans and objectives, including statements related to our efforts to enhance care delivery and efforts to use technology, made in this document are forward-looking. We use words such as “anticipates,” “believes,” “expects,” “future,” “intends,” and similar expressions or future or conditional tense verbs such as “will,” “may,” “might,” “should,” “would,” “could” and “working” to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual outcomes and results may differ materially from those expressed in, or implied by, forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed in our 2025 Annual Report on Form 10-K and subsequent Securities and Exchange Commission filings. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

QUESTIONS AND ANSWERS

1.	Q: WHEN WAS THIS PROXY STATEMENT FIRST MAILED OR MADE AVAILABLE TO STOCKHOLDERS?

A: This proxy statement was first mailed or made available to stockholders on or about March 13, 2026. Our 2025 Annual Report to Stockholders is being mailed or made available with this proxy statement. The 2025 Annual Report to Stockholders is not part of the proxy solicitation materials.

2.	Q: WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

A: Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide access to our proxy materials and 2025 Annual Report to Stockholders over the Internet. Accordingly, we are sending to our stockholders of record and beneficial owners a notice of Internet availability of the proxy materials (“Internet Notice”) instead of sending a paper copy of the proxy materials and 2025 Annual Report to Stockholders. All stockholders receiving the Internet Notice will have the ability to access the proxy materials and 2025 Annual Report to Stockholders on a website referenced in the Internet Notice or to request a printed set of the proxy materials and 2025 Annual Report to Stockholders. Instructions on how to access the proxy materials and 2025 Annual Report to Stockholders over the Internet or to request a printed copy may be found in the Internet Notice and in this proxy statement. In addition, the Internet Notice contains instructions on how you may request to receive our proxy materials and Annual Reports to Stockholders in printed form by mail or electronically on an ongoing basis.

3.	Q: WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

A: At the annual meeting, stockholders will act upon the following matters outlined in the notice of meeting on the cover page of this proxy statement: (i) the election of each of the directors nominated by the Board of Directors; (ii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026; (iii) an advisory resolution to approve our executive compensation as described in this proxy statement (“say-on-pay”); (iv) the consideration and vote upon a stockholder proposal regarding a report on healthcare consequences, if properly presented; and (v) the consideration and vote upon a stockholder proposal regarding shareholders’ right to act by written consent, if properly presented.

In addition, following the formal business of the meeting, our management team will be available to respond to questions pertinent to company matters from our stockholders. We will endeavor to answer as many questions submitted by stockholders as time permits. We reserve the right to edit inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business or are otherwise out of order or not suitable for the conduct of the virtual annual meeting. If we receive substantially similar questions, we may group questions together and provide a single response to avoid repetition.

4.	Q: WHO MAY ATTEND THE VIRTUAL ANNUAL MEETING?

A: Stockholders of record as of the close of business on February 23, 2026, or their duly appointed proxies, may attend the virtual annual meeting. The annual meeting will commence at 2:00 p.m. (CDT).

5.	Q: WHERE WILL THE ANNUAL MEETING BE HELD?

A: The annual meeting will be held in a virtual meeting format only, via live webcast. You will not be able to physically attend the annual meeting in person. The virtual annual meeting will be held at www.virtualshareholdermeeting.com/HCA2026. To attend and be able to vote and ask questions during the annual meeting, you must enter the 16-digit control number found on your Proxy Card or notice you previously received. Online access to the webcast will open approximately 15 minutes prior to the start of the annual meeting to allow time for you to log in and test your system. If you experience technical difficulties during the check-in process or during the meeting, please call 1-844-986-0822 (toll free) or 303-562-9300 (international) for assistance.

In the event of technical difficulties with the annual meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/HCA2026. If necessary, the announcement will provide updated information regarding the date, time and location of the annual meeting. Any updated information regarding the annual meeting will also be posted on the Investor Relations section of the Company’s website.

6.	Q: WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

A: Only stockholders of record as of the close of business on February 23, 2026 are entitled to receive notice of and participate in the annual meeting. As of the record date, there were 223,568,966 shares of our common stock outstanding. Every stockholder is entitled to one vote for each share held as of the record date. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the annual meeting.

7.	Q: WHO IS SOLICITING MY VOTE?

A: The Company’s Board of Directors is sending you this proxy statement in connection with the solicitation of proxies for use at the 2026 annual meeting. The Company pays the cost of soliciting proxies. Proxies may be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of our directors, officers, and employees, without additional compensation. In addition, we have retained Georgeson LLC to assist in the solicitation of proxies for a fee of approximately $20,000 plus associated costs and expenses. Forms of proxies and proxy materials may also be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of our common stock, in which case we will reimburse these parties for their reasonable out-of-pocket expenses.

8.	Q: ON WHAT MAY I VOTE?

A: You may vote on (i) the election of directors nominated to serve on our Board of Directors; (ii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026; (iii) the advisory say-on-pay resolution to approve our executive compensation; (iv) the stockholder proposal regarding a report on healthcare consequences, if properly presented; and (v) the stockholder proposal regarding shareholders’ right to act by written consent, if properly presented.

9.	Q: HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A: The Board unanimously recommends that you vote as follows:

•	FOR each of the director nominees;

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026;

•	FOR the advisory say-on-pay resolution to approve our executive compensation;

•	AGAINST the stockholder proposal regarding a report on healthcare consequences; and

•	AGAINST the stockholder proposal regarding shareholders’ right to act by written consent.

10.	Q: HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: It is not expected that any matter not referred to herein will be presented for action at the annual meeting. If any other matters are properly brought before the annual meeting, including, without limitation, a motion to adjourn the annual meeting to another time and/or place for the purpose of, among other matters, permitting dissemination of information regarding material developments relating to any of the proposals or soliciting additional proxies in favor of the approval of any of the proposals, the persons named on the accompanying Proxy Card will vote the shares represented by such proxy upon such matters in their discretion. Should the annual meeting be reconvened, all proxies will be voted in the same manner as such proxies would have been voted when the annual meeting was originally convened, except for the proxies effectively revoked or withdrawn prior to the time proxies are voted at such reconvened meeting.

11.	Q: HOW DO I VOTE IF MY SHARES ARE REGISTERED DIRECTLY IN MY NAME?

A: You may vote during the annual meeting by following the instructions available on the meeting website during the meeting or authorize the persons named as proxies on the Proxy Card to vote your shares by returning the Proxy Card by mail, over the Internet, or by telephone. Although we offer four different voting methods, we encourage you to vote prior to the annual meeting over the Internet as we believe it is the most cost-effective method for the Company. We also recommend that you vote as soon as possible, even if you are planning to attend the virtual annual meeting, so that the vote count will not be delayed. Voting prior to the annual meeting over the Internet or by telephone both provide convenient, cost-effective alternatives to returning your Proxy Card by mail. If you choose to vote your shares prior to the annual meeting over the Internet or by telephone, there is no need for you to mail back your Proxy Card.

To Vote Over the Internet Prior to the Annual Meeting:

Log on to the Internet and go to the website www.proxyvote.com (24 hours a day, 7 days a week). Have your Proxy Card available when you access the website. You will need the control number from your Proxy Card to vote.

To Vote By Telephone:

On a touch-tone telephone, call 1-800-690-6903 (24 hours a day, 7 days a week). Have your Proxy Card available when you make the call. You will need the control number from your Proxy Card to vote.

To Vote By Proxy Card:

Complete and sign the Proxy Card and return it to the address indicated on the Proxy Card. If you received an Internet Notice instead of a paper copy of the proxy materials and 2025 Annual Report to Stockholders, you should follow the voting instructions set forth in the Internet Notice.

Internet and telephone voting options are available until 11:59 p.m. (ET) on April 22, 2026 for shares held directly.

You have the right to revoke your proxy at any time before the meeting by: (i) notifying our Corporate Secretary in writing at One Park Plaza, Nashville, Tennessee 37203; (ii) voting during the virtual annual meeting by following the instructions available on the virtual meeting website; (iii) submitting a later-dated Proxy Card; (iv) submitting another vote by telephone or over the Internet; or (v) if applicable, submitting new voting instructions to your broker or nominee. If you have questions about how to vote or revoke your proxy, you should contact our Corporate Secretary at One Park Plaza, Nashville, Tennessee 37203. For shares held in street name, refer to Question 12.

12.	Q: HOW DO I VOTE MY SHARES IF THEY ARE HELD IN THE NAME OF MY BROKER (STREET NAME)?

A: If your shares are held by your broker or other nominee, often referred to as held in street name, you will receive a form from your broker or nominee seeking instruction as to how your shares should be voted. You should contact your broker or other nominee with questions about how to provide or revoke your instructions.

13.	Q: WHAT IS THE VOTE REQUIRED TO ELECT DIRECTORS?

A: Since Proposal 1 in this proxy statement is in respect of an uncontested director election, Proposal 1 requires the affirmative vote of a majority of the votes cast at the annual meeting to elect a nominee, which means that a nominee will be elected only if the number of shares voted “for” that nominee exceeds the number of shares voted “against” that nominee. Accordingly, each nominee receiving a greater number of shares voted “for” such nominee than “against” such nominee shall be elected as a director. If an incumbent director does not receive a greater number of shares voted “for” such director than “against” such director, then such director shall tender his or her resignation to the Board of Directors, which resignation shall be contingent upon acceptance thereof by the Board of Directors. If a nominee who is not an incumbent director does not receive a greater number of shares voted “for” such director than “against” such director, then such nominee will not be elected to the Board of Directors. In the event there is a contested director election, director nominees must receive affirmative votes from a plurality of the votes cast at the annual meeting to be elected. This means that the nominees receiving the greatest number of affirmative votes of the shares present in person or represented by proxy at the virtual annual meeting and entitled to vote will be elected as directors.

14.	Q: WHAT IS THE VOTE REQUIRED TO APPROVE THE OTHER PROPOSALS?

A: Ratification of Ernst & Young LLP: The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending

December 31, 2026 must receive affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the virtual annual meeting and entitled to vote to be approved.

Advisory Say-On-Pay Resolution: The advisory say-on-pay resolution to approve our executive compensation must receive affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the virtual annual meeting and entitled to vote to be approved. Because your vote is advisory, it will not be binding on the Company, the Board of Directors or our Compensation Committee. Although non-binding, our Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.

Stockholder Proposal Regarding a Report on Healthcare Consequences: The stockholder proposal regarding a report on healthcare consequences, if properly presented at the annual meeting, must receive affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the virtual annual meeting and entitled to vote to be approved.

Stockholder Proposal Regarding Shareholders’ Right to Act by Written Consent: The stockholder proposal regarding shareholders’ right to act by written consent, if properly presented at the annual meeting, must receive affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the virtual annual meeting and entitled to vote to be approved.

15.	Q: WHAT CONSTITUTES A “QUORUM”?

A: The presence at the virtual annual meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the meeting. Failure of a quorum to be represented at the annual meeting will necessitate an adjournment or postponement and will subject the Company to additional expense. Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum.

16.	Q: WHAT IF I ABSTAIN FROM VOTING?

A: If you attend the virtual annual meeting or send in your signed Proxy Card or vote by telephone or over the Internet prior to the annual meeting, but abstain from voting on any proposal, you will still be counted for purposes of determining whether a quorum exists. If you abstain from voting on Proposal 1, your abstention will have no effect on the outcome. If you abstain from voting on Proposals 2, 3, 4 or 5, your abstention will have the same legal effect as a vote against these proposals.

17.	Q: WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD OR VOTE BY TELEPHONE OR OVER THE INTERNET?

A: If you are a registered stockholder and you do not sign and return your Proxy Card or vote by telephone or over the Internet prior to the annual meeting, your shares will not be voted at the annual meeting unless you vote during the annual meeting. Questions concerning stock certificates and registered stockholders may be directed to EQ Shareowner Services at 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120-4100 or by telephone at 1-800-468-9716 (domestic) or 1-651-450-4064 (outside the U.S.). If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters but may not vote your shares on non-routine matters. Under New York Stock Exchange (“NYSE”) rules, Proposal 2 relating to the ratification of the appointment of the independent registered public accounting firm is deemed to be a routine matter, and brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares. Proposals 1, 3, 4 and 5 are non-routine matters and, therefore, may only be voted in accordance with instructions received from the beneficial owner of the shares.

18.	Q: WHAT IS A “BROKER NON-VOTE”?

A: Under NYSE rules, brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares on proposals that are deemed to be routine matters. If a proposal is a non-routine matter, a broker or nominee may not vote the shares on the proposal without receiving instructions from the beneficial owner of the shares. If a broker turns in a Proxy Card expressly stating that the broker is not voting on a non-routine matter, such action is referred to as a “broker non-vote.”

19.	Q: WHAT IS THE EFFECT OF A BROKER NON-VOTE?

A: Broker non-votes will be counted for the purpose of determining the presence of a quorum but will not be counted for purposes of determining the outcome of the vote on any proposal, other than Proposal 2.

20.	Q: WHO WILL COUNT THE VOTES?

A: Broadridge Financial Solutions, Inc. has been engaged as our independent inspector of election to tabulate stockholder votes for the annual meeting.

21.	Q: CAN I PARTICIPATE IF I AM UNABLE TO ATTEND THE VIRTUAL ANNUAL MEETING?

A: If you are unable to attend the virtual annual meeting, we encourage you to send in your Proxy Card or to vote by telephone or over the Internet prior to the annual meeting.

22.	Q: WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A: We intend to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the annual meeting. All reports we file with the SEC are publicly available when filed. Please refer to Question 25 for additional information.

23.	Q: WHEN ARE STOCKHOLDER PROPOSALS DUE IN ORDER TO BE INCLUDED IN OUR PROXY MATERIALS FOR THE NEXT ANNUAL MEETING?

A: Any stockholder proposal must be submitted in writing to our Corporate Secretary at HCA Healthcare, Inc., One Park Plaza, Nashville, Tennessee 37203, prior to the close of business on November 13, 2026, to be considered timely for inclusion in next year’s proxy statement and form of proxy. Such proposal must also comply with SEC regulations, including Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

We have also adopted a proxy access right that permits a stockholder, or a group of up to 20 stockholders, owning continuously for at least three years shares of our stock representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, to nominate and include in our proxy materials director nominees, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our bylaws. Under our bylaws, to be considered timely, compliant notice of proxy access director nominations for next year’s proxy statement and form of proxy must be submitted to the Corporate Secretary at the address specified above no earlier than October 14, 2026 and no later than November 13, 2026; provided, however, that if (A) the annual meeting is not within 30 days before or after the anniversary date of this year’s meeting, or (B) no annual meeting is held this year, to be timely the stockholder notice must be received no later than 90 days prior to such annual meeting or, if later, the tenth day after the day on which notice of the date of the meeting was mailed or public disclosure of the date of such meeting is first made, whichever occurs first. The foregoing is a summary of the requirements for stockholders to nominate persons for election to our Board of Directors, which requirements are set out fully in our bylaws, and the foregoing description is qualified by reference to the full text of our bylaws. You should consult our bylaws for more detailed information regarding the processes by which stockholders may nominate directors, including the specific requirements regarding the content of the written notices and other related requirements. Our bylaws are posted on the Governance Documents portion of our website located at investor.hcahealthcare.com.

24.	Q: WHEN ARE OTHER STOCKHOLDER PROPOSALS DUE?

A: Our bylaws contain an advance notice provision that requires stockholders to deliver to us notice of a proposal to be considered at an annual meeting not less than 90 nor more than 120 days before the date of the first anniversary of the prior year’s annual meeting. Such proposals are also subject to informational and other requirements set forth in our bylaws, a copy of which is available under the Governance Documents portion of our website, investor.hcahealthcare.com.

In addition to satisfying the advance notice requirements in our bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Notice of such proposals must be delivered to us no later than January 23, 2027.

25.	Q: HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY?

A: We will provide copies of this proxy statement and our 2025 Annual Report to Stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2025, without charge to any stockholder who makes a written request to our Investor Relations Department at HCA Healthcare, Inc., One Park Plaza, Nashville, Tennessee 37203. Our Annual Report on Form 10-K and other SEC filings may also be accessed at www.sec.gov or on the Investor Relations section of the Company’s website at investor.hcahealthcare.com. Our website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated herein by this or any other reference to our website provided in this proxy statement.

26.	Q: HOW MANY COPIES SHOULD I RECEIVE IF I SHARE AN ADDRESS WITH ANOTHER STOCKHOLDER?

A: The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Internet Notice or proxy statement addressed to those stockholders. This process, commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers may be householding our Internet Notice or proxy materials by delivering a single Internet Notice or proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, or us, that they, or we, will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate Internet Notice or proxy statement and annual report, or if you are receiving multiple copies of the Internet Notice or proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to our Corporate Secretary at HCA Healthcare, Inc., One Park Plaza, Nashville, Tennessee 37203, or by calling our Corporate Secretary at (615) 344-9551. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

COMPANY SUMMARY

HCA Healthcare, Inc. is one of the leading health care services companies in the United States. As of December 31, 2025, we operated 190 hospitals, comprised of 179 general acute care hospitals; seven behavioral hospitals; and four rehabilitation hospitals. We also operate numerous outpatient health care facilities, which include freestanding ambulatory surgery centers, freestanding emergency care facilities, urgent care facilities, walk-in clinics, diagnostic and imaging centers, radiation and oncology therapy centers, comprehensive rehabilitation and physical therapy centers, physician practices, home health agencies, hospices, outpatient physical therapy providers, home and community-based services providers, and various other facilities. Our facilities are located in 19 states and England.

HCA Healthcare Hospitals

Mountain
11
Far West
6
Continental
10
MidAmerica
7
Capital
15
North Carolina
7
North Texas
20
TriStar
14
Central and West Texas
9
South Atlantic
11
San Antonio
11
Gulf Coast
16
North Florida
14
East Florida
14
West Florida
17
International
8
Hospitals
Divisions

*Hospital locations as of December 31, 2025

Our other sites of care

Our common stock is traded on the NYSE (symbol “HCA”). Through our predecessors, we commenced operations in 1968. HCA Healthcare, Inc. was incorporated in Delaware in October 2010. Our principal executive offices are located at One Park Plaza, Nashville, Tennessee 37203, and our telephone number is (615) 344-9551.

CORPORATE GOVERNANCE

We are committed to employing strong corporate governance practices, which we have enhanced over time, and believe that our existing corporate governance practices empower stockholders and promote accountability.

Key Practices and Policies

Board of Directors

●	Majority of directors are independent

●	All members of the Audit and Compliance Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent

●	Annual election of all directors

●	Our current Board structure separates the positions of Chairman of the Board and Chief Executive Officer

●	Share ownership guidelines of five times the value of the annual cash retainer within five years for each non-management director

●	Our directors may serve on no more than four other public company boards

Stockholder Rights

●	Proxy access right for stockholders of at least 3% of stock for three years

●	Stockholders’ right to call a special meeting

●	No supermajority provisions in our certificate of incorporation or bylaws

●	No dual-class shareholdings (one share, one vote)

●	No stockholder rights plan or poison pill

Governance

●	Board oversight of enterprise-wide risk management processes

●	Board oversight of corporate responsibility matters

●	Nominating and Corporate Governance Committee: corporate governance, corporate responsibility and community interests, including political activities and lobbying

●

Audit and Compliance Committee: ethics and compliance policies and procedures, environmental matters and risks related to the Company’s information technology systems, including processes and procedures regarding cybersecurity threats, data protection and privacy matters, artificial intelligence (“AI”), disaster recovery and critical business continuity

●

Compensation Committee: human capital management strategies and policies, including with respect to attracting, developing, retaining and motivating leadership and colleagues, workplace culture and values, employee relations and workplace safety

●	Patient Safety and Quality of Care Committee: patient safety and the delivery of quality patient care

●	Disclosure of political contributions and public advocacy efforts and the contributions of our federal and state political action committees

●	Board supports and may participate in our stockholder outreach activities, including responding to stockholder input

Director Independence. Our Board of Directors currently consists of ten directors. NYSE listing standards require that a majority of our directors be independent in accordance with the independence requirements set forth in such listing standards. In addition, our Audit and Compliance Committee, Compensation Committee and Nominating and Corporate Governance Committee must be composed solely of independent directors to comply with such listing standards and, in the case of our Audit and Compliance Committee, with SEC rules.

Our Board of Directors affirmatively determines the independence of each director and director nominee in accordance with guidelines it has adopted, which include all elements of independence set forth in the NYSE listing standards as well as certain Board-adopted categorical independence standards. These guidelines are contained in our Corporate Governance Guidelines which are posted on the Governance Documents portion of our website located at investor.hcahealthcare.com. The Board first analyzes whether any director has a relationship covered by the NYSE listing standards that would prohibit an independence finding for Board or committee purposes. Management then provides the Board with relevant known facts and circumstances, and their analysis thereof, of any relationship of a director to HCA or to our management that does not fall within the parameters set forth in the Board’s separately adopted categorical independence standards to determine whether or not that relationship is material. The Board may determine that a director who has a relationship that falls outside of the parameters of the categorical independence standards is nonetheless independent (to the extent that the relationship would not constitute a bar to independence under the NYSE listing standards).

Our Board of Directors has affirmatively determined that John W. Chidsey, III, Robert J. Dennis, Nancy-Ann DeParle, Hugh F. Johnston, Michael W. Michelson, Wayne J. Riley, M.D. and Andrea B. Smith are independent from our management under both the NYSE’s listing standards and our additional standards. The Board has also affirmatively determined that Messrs. Chidsey, Johnston and Michelson, Dr. Riley and Ms. Smith, the members of our Audit and Compliance Committee, meet the independence requirements of Rule 10A-3 of the Exchange Act. Any relationships between an independent director and HCA or our management fell within the Board-adopted categorical standards and, accordingly, were not specifically reviewed by our Board.

On November 17, 2006, a predecessor entity, HCA Inc., was acquired by a private investor group, including affiliates of or funds sponsored by Bain Capital Partners, LLC, Kohlberg Kravis Roberts & Co., BAML Capital Partners (formerly Merrill Lynch Global Private Equity) (each, a “Sponsor”) and affiliates of HCA founder Dr. Thomas F. Frist, Jr. (together with the Sponsors, the “Investors”) and by members of management and certain other investors (the “Merger”). In connection with the Merger, we entered into a stockholders’ agreement with Hercules Holding II (f/k/a Hercules Holding II, LLC) (“Hercules Holding”) and the Investors, which was amended and restated effective February 6, 2026 (the “Amended and Restated Stockholders’ Agreement”), by and among the Company, Hercules Holding and Frisco Holding II (“Frisco,” and together with Hercules Holding and certain other members and affiliates of the Frist family, the “Frist Group”), and currently provides, among other things, for certain rights of the Frist Group to nominate two members of our Board of Directors. See “Directors” and “Certain Relationships and Related Person Transactions” for additional information.

Executive Sessions. Our Corporate Governance Guidelines provide that non-management directors shall meet at regularly scheduled executive sessions, which will typically occur at regularly scheduled Board meetings, without any member of management present and must meet at least annually. In addition, at least annually, the independent directors shall meet in a separate executive session. Mr. Thomas F. Frist III, the Chairman of our Board of Directors, presides over meetings of the non-management directors, and Mr. Michelson serves as the independent presiding director. Our Corporate Governance Guidelines also provide that the independent and/or non-management directors shall be entitled, acting as a group by vote of a majority of such independent and/or non-management directors, to retain legal counsel, accountants, health care consultants, or other experts, at the Company’s expense, to advise the independent and/or non-management directors concerning issues arising in the exercise of their functions and powers.

Criteria for Director Nomination. Our Nominating and Corporate Governance Committee recommends to the Board persons to be nominated to serve as directors of the Company. When determining whether to nominate a current director to stand for reelection as a director, the Nominating and Corporate Governance Committee reviews and considers the performance of such director during the prior year using performance criteria established by the Board. The Nominating and Corporate Governance Committee also considers the requirements of any existing stockholders’ agreement which governs the composition requirements of the Company’s Board of Directors. In recruiting and evaluating new director candidates, the Nominating and Corporate Governance Committee assesses a candidate’s background, qualifications and independence, as well as considerations relating to the candidate’s potential contributions to the composition of our Board of Directors and its committees. We endeavor to have a Board representing broad and diverse experience at policy-making levels in business, education or other areas that are relevant to the Company’s business. The Nominating and Corporate Governance Committee considers any candidates, including those proposed by any senior executive officer, director or stockholder, consistent with applicable law, the Company’s certificate of incorporation and bylaws, the criteria set forth in our Corporate Governance Guidelines and the requirements of any applicable stockholders’ agreement.

Individual directors and any person nominated to serve as a director should demonstrate high ethical standards and integrity in their personal and professional dealings, be willing to act on and remain accountable for their boardroom decisions, and be in a position to devote an adequate amount of time to the effective performance of their director duties.

In addition, each director should contribute knowledge, experience, or skill in at least one area that is important to the Company. To provide such a contribution to the Company, a director must possess experience in one or more of the following:

•	Business or management for complex and large consolidated companies or other complex and large institutions;
•	Accounting or finance for complex and large consolidated companies or other complex and large institutions;
•	Leadership, strategic planning, or crisis response for complex and large consolidated companies or other complex and large institutions;
•	The health care industry; and
•	Other significant and relevant areas deemed by the Nominating and Corporate Governance Committee to be valuable to the Company.

Each director must also take reasonable steps to keep informed on the complex, rapidly evolving health care industry. The Board encourages formal continuing education, and the Company will reimburse directors for reasonable expenses incurred in connection with participation in accredited director education programs. Prior to nominating a person to serve as a director, the Nominating and Corporate Governance Committee evaluates the candidate based on the criteria described above. In addition, prior to accepting re-nomination, each director should evaluate himself or herself as to whether he or she satisfies the criteria described above.

Our nine Board nominees represent a robust combination of experience, perspective and expertise to enable the Board to provide effective oversight and guidance to the Company

●   Health Care and Pharmaceutical

●   Corporate Finance and Accounting

●   Chief Executive Officer Experience

●   Human Capital Management

●   Investor Experience

●   Consumer and Hospitality

●   Payer and Reimbursement

● Patient Care Experience ● Operational Experience ● Legal and Regulatory ● Public Company Board Experience ● Government Experience ● Academia ● International Experience

Board Tenure. Our Company seeks to have a well-balanced mix of tenure on our Board. Our longest tenured directors are members of the Company’s founding family, representing the third generation of Frist family members to have served on our Board and highlighting the family’s commitment to the long-term success of our Company. The average tenure of our director nominees is approximately 10 years, bringing a valuable mix of Company knowledge, fresh perspectives and industry insights to the Board.

We do not have term limits for our directors. All directors are elected for one-year terms without staggered terms, and each year, all directors must be nominated and stand for election for another year. However, our Corporate Governance Guidelines provide that no person shall be nominated to the Board who has attained the age of 75 or more on or before the first day of the proposed term of office. Under certain special circumstances, the Board may make an exception to this retirement policy. In light of Mr. Michelson’s leadership role as the independent presiding director and Finance and Investments Committee chair, as well as his valuable contributions as a Board member during his tenure, our Nominating and Corporate Governance Committee recommended and the Board of Directors deemed it to be in the best interest of the Company to grant a one-year exception to the 75-year age limit contemplated by our Corporate Governance Guidelines to permit Mr. Michelson’s continued service to the Company for an additional term.

Stockholder Nominees. Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual or special meeting of stockholders must provide a timely notice of their proposal in writing and otherwise in proper form to the Corporate Secretary of the Company. Generally, to be timely, a stockholder’s notice must be delivered to, mailed to or received at our principal executive offices, addressed to the Corporate Secretary of the Company, and within the following time periods:

•

in the case of an annual meeting, no earlier than 120 days and no later than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that if (A) the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or (B) no annual meeting was held during the preceding year, to be timely the stockholder notice must be received no earlier than 120 days before such annual meeting and no later than the later of 90 days before such annual meeting or the tenth day after the day on which public disclosure of the date of such meeting is first made; and

•

in the case of a nomination of a person or persons for election to the Board of Directors at a special meeting of the stockholders called for the purpose of electing directors, no earlier than 120 days before such special meeting and no later than the later of 90 days before such annual or special meeting or the tenth day after the day on which public disclosure of the date of such meeting is first made.

In no event shall an adjournment, postponement or deferral, or public disclosure of an adjournment, postponement or deferral, of a meeting of the stockholders commence a new time period (or extend any time period) for the giving of the stockholder notice. Our bylaws require that stockholders comply with the procedural and disclosure requirements set forth therein in connection with nominating candidates for election as directors and soliciting proxies or votes in support therefor.

The Company has also adopted a proxy access right that permits a stockholder, or a group of up to 20 stockholders, owning continuously for at least three years shares of our stock representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, to nominate and include in our proxy materials director nominees, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our bylaws. The number of potential proxy access nominees nominated by all eligible stockholders shall not exceed the greater of (A) two or (B) 20% of the directors then in office. Under our bylaws, to be considered timely, compliant notice of proxy access director nominations for next year’s proxy statement and form of proxy must be submitted to the Corporate Secretary at the address specified above no earlier than 150 days and no later than 120 days prior to the first anniversary of the date the Company mailed its proxy statement for the preceding year’s annual meeting; provided, however, that if (A) the annual meeting is not within 30 days before or after the anniversary date of the preceding year’s annual meeting, or (B) no annual meeting was held during the preceding year, to be timely the stockholder notice must be received no later than 90 days prior to such annual meeting or, if later, the tenth day after the day on which notice of the date of the meeting was mailed or public disclosure of the date of such meeting is first made, whichever occurs first.

The foregoing is a summary of the requirements for stockholders to nominate persons for election to our Board of Directors, which requirements are set out fully in our bylaws, and the foregoing description is qualified by reference to the full text of our bylaws. You should consult our bylaws for more detailed information regarding the processes by which stockholders may nominate directors, including the specific requirements regarding the content of the written notices and other related requirements. Our bylaws are posted on the Governance Documents portion of our website located at investor.hcahealthcare.com.

Board Leadership Structure. The Board of Directors regularly considers the appropriate leadership structure for the Company and has concluded that the Company and its stockholders are best served by the Board of Directors retaining discretion to determine whether the same individual should serve as both Chief Executive Officer and Chairman of the Board of Directors, or whether the roles should be separated. The Board of Directors believes that it is important to retain the flexibility to make this determination at any given point in time based on what it believes will provide the best leadership structure for the Company. Accordingly, at different points in the Company’s history, the Chief Executive Officer and Chairman of the Board of Directors roles have been held by the same person. At other times, the roles have been held by different individuals. In each instance, the decision on whether to combine or separate the roles was made in the best interests of the Company’s stockholders, based on the circumstances at the time.

The Board of Directors has appointed Mr. Frist III to serve as Chairman and Mr. Michelson to serve as the independent presiding director of the Board of Directors. Mr. Frist III is the son of HCA founder Dr. Thomas F. Frist, Jr. Mr. Frist III has been a member of the Board of Directors since 2006; he, along with certain other members of his family, collectively own approximately 32% of our common stock.

As Chairman, Mr. Frist III leads the activities of the Board of Directors, including calling meetings of the Board and non-management directors, as necessary, setting the agenda for Board meetings in consultation with the Chief Executive Officer, chairing executive sessions of the non-management directors, engaging with stockholders as appropriate, and acting as an advisor to Mr. Hazen on strategic aspects of the Chief Executive Officer role, with regular consultations on major developments and decisions. The Board believes that this leadership structure is appropriate given Mr. Frist III’s experience, historical association with HCA and his significant ownership stake. The Board believes that this leadership structure improves the Board’s ability to focus on key policy and operational issues, including with respect to risk oversight, and helps the Company operate in the long-term interests of stockholders.

Consistent with our commitment to good governance, and as further described above, non-management directors meet at regularly scheduled executive sessions, which typically occur at regularly scheduled Board meetings, without any member of management present. In addition, at least annually, the independent directors meet in separate executive session. Our Board believes its current leadership structure effectively allocates authority, responsibility, and oversight between management and the non-management and independent members of our Board. It gives primary responsibility for the operational leadership and strategic direction of the Company to our Chief Executive Officer, while the Chairman, coupled with strong independent director leadership in the form of an independent presiding director, facilitates our Board’s independent oversight of management, promotes communication between management and our Board, and leads our Board’s consideration of key governance matters. We examine our corporate governance policies and leadership structure on an ongoing basis to ensure that they continue to meet the Company’s needs.

Board’s Role in Risk Oversight. Risk is inherent with every business. Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance, and enhance stockholder value. A fundamental aspect of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a company. The involvement of the full Board of Directors in setting our business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

We conduct an annual enterprise risk management assessment, which is facilitated by our enterprise risk management team in collaboration with our internal auditors. The senior internal audit officer reports to the Chief Executive Officer and to the Chair of the Audit and Compliance Committee in this capacity. In this process, we assess risk throughout the Company (including cybersecurity risk) by conducting surveys and interviews of our employees and directors, soliciting information regarding business risks that could significantly adversely affect the Company, including the achievement of its strategic plan. We then identify any controls or initiatives in place to mitigate any material risk and the effectiveness of any such controls or initiatives. The enterprise risk management team annually prepares a report for senior management and, ultimately, the Board of Directors regarding the key identified risks and how we manage these risks both on an annual and ongoing basis. Members of senior management attend the quarterly Board meetings, as appropriate, and are available to address any questions or concerns raised by the Board regarding risk management and any other matters. Additionally, each quarter, the Board of Directors receives presentations from senior management on strategic matters involving our operations.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk.

Key Areas in which Committees Assist in Risk Oversight Responsibilities
Audit and Compliance Committee

●   Financial and enterprise risk exposures, including internal controls

●   Our policies with respect to risk assessment and risk management

●   Compliance with applicable laws and regulations

●   Information technology systems risk, including processes and procedures relating to cybersecurity threats, data protection and privacy matters, AI, disaster recovery and critical business continuity

●   Environmental matters

●   The Company Code of Conduct and related Company policies and procedures, including the Corporate Ethics and Compliance Program

Compensation Committee	● Management of risks with respect to our human capital and compensation policies and programs
Finance and Investments Committee	● The Company’s financial structure, investment policies and objectives and other matters of a financial and investment nature
Nominating and Corporate Governance Committee	● The Company’s corporate governance, corporate responsibility, community interests and political activities
Patient Safety and Quality of Care Committee	● Our policies and procedures relating to patient safety and the delivery of quality medical care to our patients

Board Meetings and Director Attendance. During 2025, our Board of Directors held six meetings. All director nominees attended at least 75% of the Board meetings, and meetings of the committees of the Board on which the director served, held during the period for which he or she served as a director. Our policy is to strongly encourage directors to attend the Company’s annual stockholder meetings. Our 2025 annual meeting of stockholders was attended by all directors in service at such time.

Board and Committee Evaluations. Our Nominating and Corporate Governance Committee, acting on behalf of the Board, conducts an annual evaluation of the Board’s performance. This evaluation considers the Board’s contribution as a whole and specifically reviews areas in which the Board and/or senior management believes additional contributions could be made. The purpose of the evaluation is to increase the effectiveness of the Board. In addition, each Board committee, under the oversight of the Nominating and Corporate Governance Committee, conducts an annual evaluation of that committee. These evaluations include a review of the committee’s compliance with its charter and its overall contribution. Under the direction of the chair of the Nominating and Corporate Governance Committee, the results of the annual evaluations are discussed by each committee and the Board as a whole.

Board Committees. Our Board of Directors currently has five standing committees: the Audit and Compliance Committee, the Compensation Committee, the Finance and Investments Committee, the Nominating and Corporate Governance Committee and the Patient Safety and Quality of Care Committee. The Board of Directors receives recommendations from the Nominating and Corporate Governance Committee regarding committee composition and determines the members of each committee. The Board of Directors has determined that all members of the Audit and Compliance Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent as defined in the NYSE listing standards and in our Corporate Governance Guidelines. The Board of Directors has adopted a written charter for each of these committees. All committee charters are available on the Governance Documents portion of our website located at investor.hcahealthcare.com.

The chart below reflects the current composition of the standing committees.

Name of Director	Audit and Compliance	Compensation	Finance and Investments	Nominating and Corporate Governance	Patient Safety and Quality of Care

Thomas F. Frist III

Samuel N. Hazen*

John W. Chidsey, III

Robert J. Dennis

Nancy-Ann DeParle

William R. Frist

Hugh F. Johnston

Michael W. Michelson

Wayne J. Riley, M.D.

Andrea B. Smith

*	Indicates management director
Indicates Committee Chair

Indicates Committee Member

Audit and Compliance Committee. Our Audit and Compliance Committee is composed of John W. Chidsey, III, Hugh F. Johnston (Chair), Michael W. Michelson, Wayne J. Riley, M.D. and Andrea B. Smith. Effective at the annual meeting, Mr. Chidsey will no longer serve on the Audit and Compliance Committee. Our Board of Directors has affirmatively determined that each member of the Audit and Compliance Committee meets the definition of “independent director” for purposes of the NYSE rules and the independence requirements of Rule 10A-3 of the Exchange Act. Our Board of Directors has determined that each of John W. Chidsey, III, Hugh F. Johnston, Michael W. Michelson, Wayne J. Riley, M.D. and Andrea B. Smith is an “audit committee financial expert.” The Audit and Compliance Committee is responsible for, among other things:

•	Selecting the independent registered public accounting firm;
•	Pre-approving all audit engagement fees and terms, as well as audit and permitted non-audit services to be provided by the independent registered public accounting firm;
•

At least annually, obtaining and reviewing a report of the independent registered public accounting firm describing the firm’s internal quality control procedures and any material issues raised by its most recent review of internal quality controls;

•	Evaluating the qualifications, performance and independence of the independent registered public accounting firm;
•

Reviewing with the independent registered public accounting firm any difficulties the independent registered public accounting firm encountered during the course of the audit work, including any restrictions in the scope of activities or access to requested information or any significant disagreements with management and management’s responses to such matters;

•	Setting policies regarding the hiring of current and former employees of the independent registered public accounting firm;
•	Reviewing and discussing the annual audited and quarterly unaudited financial statements with management and the independent registered public accounting firm;
•	Discussing earnings press releases and the financial information and earnings guidance provided to analysts and rating agencies;
•

Reviewing and overseeing risks related to the Company’s information technology systems, including processes and procedures regarding cybersecurity threats, data protection and privacy matters, AI, disaster recovery and critical business continuity, and reviewing, overseeing and discussing with management the Company’s programs and plans that management has established to monitor compliance with cybersecurity, data protection and privacy compliance programs and test preparedness;

•	Discussing policies governing the process by which risk assessment and risk management is to be undertaken;
•	Reviewing reports made by the Chief Executive Officer and Chief Financial Officer regarding any significant deficiencies or material weaknesses in our internal control over financial reporting;
•

Reviewing with the independent registered public accounting firm the internal audit responsibilities, budget and staffing, as well as procedures for implementing recommendations made by the independent registered public accounting firm and any significant matters contained in reports from the internal audit department;

•

Establishing procedures for receipt, retention and treatment of complaints we receive regarding accounting, auditing or internal controls and the confidential, anonymous submission of employee concerns regarding questionable accounting and auditing matters;

•	Reviewing and overseeing the Company’s policies and practices regarding environmental and sustainability issues;
•	Conducting a reasonable prior review and oversight of certain related party transactions;
•	Discussing with our Chief Legal Officer any legal or regulatory matters that could reasonably be expected to have a material impact on our business or financial statements;
•

Providing information to our Board that may assist the Board in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s performance, qualifications, and independence and the performance of the Company’s internal audit function;

•	Preparing the report required by the SEC to be included in our Annual Report on Form 10-K and our proxy or information statement; and
•	Overseeing the activities of the Company’s Disclosure Committee.

The Audit and Compliance Committee has adopted a charter which can be obtained on the Governance Documents page of our website at investor.hcahealthcare.com. In 2025, the Audit and Compliance Committee met 11 times.

Compensation Committee.  Our Compensation Committee is composed of John W. Chidsey, III, Robert J. Dennis, Michael W. Michelson and Andrea B. Smith (Chair). Effective at the annual meeting, Mr. Dennis will retire from the Board of Directors and the Compensation Committee. Also effective at the annual meeting, Ms. DeParle will become a member of the Compensation Committee. Our Board of Directors has affirmatively determined that each member of the Compensation Committee meets the definition of “independent director” for purposes of the NYSE rules and the definition of “non-employee director” for purposes of Section 16 of the Exchange Act. The Compensation Committee is generally charged with the oversight of our executive compensation and rewards programs and human capital management strategies and policies. Responsibilities of the Compensation Committee include the review and/or approval of the following items:

•	Executive compensation strategy and philosophy;
•	Evaluation process and compensation arrangements for executive management, including the Chief Executive Officer;
•	Design and administration of the annual Executive Officer Performance Excellence Program;
•	Design and administration of our equity incentive plans;
•	Executive benefits and perquisites (including the HCA Restoration Plan and the Supplemental Executive Retirement Plan);
•	Management succession planning;
•	Any other executive compensation or benefits related items deemed appropriate by the Compensation Committee;
•	Director compensation arrangements; and
•

Human capital management strategies and policies with respect to attracting, developing, retaining and motivating leadership and colleagues, workplace culture and values, employee relations and workplace safety.

In addition, the Compensation Committee considers the proper alignment of executive pay policies with Company values and strategy by overseeing employee compensation policies, corporate performance measurement and assessment, and the Chief Executive Officer performance assessment.

The Compensation Committee may retain the services of independent outside consultants, as it deems appropriate in its sole discretion, to assist in the strategic review of programs and arrangements relating to executive compensation and performance. In 2025, the Compensation Committee retained Semler Brossy to assist in conducting an assessment of competitive executive and director compensation. Semler Brossy is retained by, and reports directly to, the Compensation Committee. As required under the NYSE listing rules, the Compensation Committee has considered and assessed all factors relevant to Semler Brossy’s independence from management, including but not limited to those set forth in Section 303A.05(c)(iv) of the NYSE Listed Company Manual, as applicable. Based on this review, the Compensation Committee is not aware of any conflict of interest that has been raised by work performed by Semler Brossy. A consultant from Semler Brossy attends most of the Compensation Committee meetings and supports the Compensation Committee’s role by providing independent expertise and advice. Semler Brossy’s main responsibilities are to:

•	Review and advise on the Company’s executive compensation programs, including base salaries, short-term and long-term incentives, and other benefits, if any;
•	Review and analyze executive officer compensation data, compensation survey data, and other publicly available data;
•	Identify comparable companies (our peer group) for assessing pay practices among other large health care companies;
•	Review and analyze management prepared market pricing analysis (i.e., review compensation surveys used, job matches, survey weightings, and year-over-year change in analysis results);
•	Prepare director pay assessment; and
•	Advise on current trends in compensation, including design and pay levels.

The Compensation Committee may consider recommendations from our Chief Executive Officer and compensation consultants, among other factors, in making its compensation determinations. The Compensation Committee has the authority to delegate any of its responsibilities to one or more subcommittees as the committee may deem appropriate. For a discussion of the processes and procedures for determining executive and director compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see “Directors — Director Compensation” and “Executive Compensation — Compensation Discussion and Analysis.” The Compensation Committee has adopted a charter which can be obtained on the Governance Documents page of our website at investor.hcahealthcare.com. In 2025, the Compensation Committee met six times.

Finance and Investments Committee. Our Finance and Investments Committee is composed of Robert J. Dennis, Hugh F. Johnston and Michael W. Michelson (Chair). Effective at the annual meeting, Mr. Dennis will retire from the Board of Directors and the Finance and Investments Committee. Also effective at the annual meeting, Messrs. Chidsey and Frist will become members of the Finance and Investments Committee. This committee is responsible for reviewing and considering matters relating to the Company’s financial and investment structure, strategies and policies. The Finance and Investments Committee has adopted a charter which can be obtained on the Governance Documents page of our website at investor.hcahealthcare.com. In 2025, the Finance and Investments Committee met four times.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is composed of Robert J. Dennis, Nancy-Ann DeParle (Chair) and Wayne J. Riley, M.D. Effective at the annual meeting, Mr. Dennis will retire from the Board of Directors and the Nominating and Corporate Governance Committee. Also effective at the annual meeting, Messrs. Chidsey and Johnston will become members of the Nominating and Corporate Governance Committee. Our Board of Directors has affirmatively determined that each member of the Nominating and Corporate Governance Committee meets the definition of “independent director” for purposes of the NYSE rules. The Nominating and Corporate Governance Committee is responsible, subject to the requirements of the Amended and Restated Stockholders’ Agreement, as applicable, for, among other things: (1) identifying, recruiting and recommending to the Board of Directors individuals qualified to become members of our Board of Directors; (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection; (3) reviewing and recommending corporate governance policies, principles and procedures applicable to the Company; (4) overseeing the Company’s policies and practices regarding corporate governance, corporate responsibility and community interests; (5) reviewing and considering the Company’s policies and practices regarding political activities, including political contributions and lobbying and (6) handling such other matters that are specifically delegated to the Nominating and Corporate Governance Committee by the Board of Directors from time to time. The Nominating and Corporate Governance Committee has adopted a charter which can be obtained on the Governance Documents page of our website at investor.hcahealthcare.com. In 2025, the Nominating and Corporate Governance Committee met five times.

Patient Safety and Quality of Care Committee. Our Patient Safety and Quality of Care Committee is composed of John W. Chidsey, III, Nancy-Ann DeParle, William R. Frist, Wayne J. Riley, M.D. (Chair) and Andrea B. Smith. Effective at the annual meeting, Mr. Chidsey will no longer serve as a member of the Patient Safety and Quality of Care Committee. This committee reviews our policies and procedures relating to the delivery of quality medical care to patients as well as information and strategies related to the Company’s quality, clinical risk, patient safety and clinical services performance improvement. The Patient Safety and Quality of Care Committee has adopted a charter which can be obtained on the Governance Documents page of our website at investor.hcahealthcare.com. In 2025, the Patient Safety and Quality of Care Committee met four times.

Stockholder Engagement. The Company engages with stockholders throughout the year primarily through regular investor relations meetings and stockholder outreach sessions. The Company views its interactions with stockholders as a two-way dialogue and seeks to provide information and perspective concerning various subjects, such as the Company’s performance, strategy, corporate responsibility, corporate governance, human capital matters, quality of care and executive compensation-related matters. The Company also solicits and receives feedback with respect to a broad range of topics of interest to our stockholders.

Additional stockholder and investor outreach typically includes investor road shows, analyst meetings and investor conferences. We also hold conference calls for our quarterly earnings releases which are available in real time and as archived webcasts on our website.

In 2025, the Company extended invitations to meet with stockholders (excluding Hercules Holding II) which collectively held approximately 27 percent of our common stock.

Policy Regarding Communications with the Board of Directors. Stockholders and other interested parties may contact the Board of Directors, a particular director, or the non-management directors or independent directors as a group by sending a letter (signed or anonymous) to: c/o Board of Directors, HCA Healthcare, Inc., One Park Plaza, Nashville, TN 37203, Attention: Corporate Secretary.

We will forward all such communications to the applicable Board member(s) at least quarterly, except for advertisements or solicitations, which will be discarded. Our legal department will review the communications received. Concerns will be addressed through our regular procedures for addressing such matters. Depending on the nature of the concern, management also may refer it to our internal audit, legal, finance, financial reporting or other appropriate department. If the volume of communication becomes such that the Board adopts a process for determining which communications will be relayed to Board members, that process will appear on the Governance Documents page of our website at investor.hcahealthcare.com.

Complaints or concerns about our accounting, internal accounting controls, auditing or other matters may be reported anonymously or otherwise to our legal department or to the Audit and Compliance Committee in any of the following ways:

•	Call the HCA Ethics Line at 1-800-455-1996 or http://hcahealthcareethicsline.ethix360.com
•	Write to the Audit and Compliance Committee at: Audit and Compliance Committee Chair, HCA Healthcare, Inc., c/o Chief Legal Officer, One Park Plaza, Nashville, TN 37203

All accounting, internal accounting controls, and auditing matters will be reported to the Audit and Compliance Committee on at least a quarterly basis. Depending on the nature of the concern, it also may be referred to our internal audit, legal, finance, financial reporting or other appropriate department. We will treat a complaint or concern about questionable accounting or auditing matters confidentially if requested, except to the extent necessary to protect the Company’s interests or to comply with an applicable law, rule or regulation or order of a judicial or governmental authority.

Our policy prohibits any employee from retaliating or taking any adverse action against anyone who, in good faith, reports or helps to resolve an ethical or legal concern.

Corporate Governance Guidelines. The Company has adopted Corporate Governance Guidelines that we believe reflect the Board’s commitment to a system of governance that enhances corporate responsibility and accountability. The Corporate Governance Guidelines contain provisions addressing the following matters, among others:

•	Size and composition of the Board;

•	Director qualifications and independence;
•	Executive sessions;
•	Director responsibilities, including succession planning;
•	Director orientation and continuing education;
•	Board and committee meetings;
•	Board committees;
•	Chief Executive Officer evaluation;
•	Performance evaluation of the Board and its committees;
•	Director access to officers and employees; and
•	Stockholder communications with the Board.

The Corporate Governance Guidelines are available on the Governance Documents page of our website at investor.hcahealthcare.com. We intend to disclose any future amendments to the Corporate Governance Guidelines on our website.

Code of Ethics. We have a Code of Conduct, which is applicable to all our directors, officers and employees (the “Code of Conduct”). The Code of Conduct is available on the Ethics and Compliance and Governance Documents pages of our website at investor.hcahealthcare.com. To the extent required pursuant to applicable SEC regulations, we intend to post amendments to, or waivers of, our Code of Conduct (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) at these locations on our website or report the same on a Current Report on Form 8-K. Our Code of Conduct is also available free of charge upon request to our Investor Relations Department, HCA Healthcare, Inc., One Park Plaza, Nashville, TN 37203.

Compensation Committee Interlocks and Insider Participation. During 2025, the Compensation Committee of the Board of Directors was composed of John W. Chidsey, III, Meg G. Crofton, Robert J. Dennis, Michael W. Michelson and Andrea B. Smith. Ms. Crofton retired from the Board of Directors effective April 24, 2025. None of the aforementioned members of the Compensation Committee have at any time been an officer or employee of HCA or any of its subsidiaries. In addition, none of our executive officers serves as a member of the compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Delinquent Section 16(a) Reports. Section 16(a) of the Exchange Act requires our directors, executive officers and greater than ten-percent stockholders to file initial reports of ownership and reports of changes in ownership of any of our securities with the SEC and us. We believe that during the 2025 fiscal year, all of our directors, executive officers and greater than ten-percent stockholders complied with the requirements of Section 16(a), except that we have been informed that one Form 4 was jointly filed by Bank of America Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Bank of America, N.A. on March 28, 2025 with respect to 79 transactions resulting from trades in the Company’s common stock during 2011 and 2012. This belief is based on our review of forms filed and written notice that no other reports were required.

CORPORATE RESPONSIBILITY

The Company’s mission statement — “Above all else, we are committed to the care and improvement of human life.” — guides everything we do, including our dedication to being a responsible citizen in our communities.

Board Oversight.

       Our Board of Directors and its committees oversee our corporate responsibility activities. HCA Healthcare has formalized the committees’ oversight responsibilities for these matters by documenting the committees’ roles in their respective charters. In particular, our Nominating and Corporate Governance Committee is responsible for overseeing HCA Healthcare’s policies and practices regarding corporate governance, corporate responsibility and community interests, including political activities. Our Audit and Compliance Committee is responsible for, among other things, overseeing HCA Healthcare’s policies and practices with respect to risk assessment and risk management, including information technology systems risk and our processes and procedures relating to cybersecurity threats, data protection and privacy matters, AI, disaster recovery, and critical business continuity, as well as environmental matters. Our Compensation Committee is responsible for overseeing HCA Healthcare’s human capital management strategies and policies, including with respect to workplace culture and values, employee relations and workplace safety. Finally, our Patient Safety and Quality of Care Committee is responsible for overseeing HCA Healthcare’s policies and practices for promoting its commitment to patient safety and the delivery of quality patient care.

Patient-Centered Care.

     HCA Healthcare strives to provide high-quality care to our patients during every interaction. In 2025, we had approximately 47 million patient encounters and approximately 10 million emergency room visits. From our patient encounters, we develop and share best practices across our enterprise to help improve patient care, using evidence-based guidance and tools, measurement, advanced analytics and data science to support safe, effective, efficient and compassionate care.

HCA Healthcare’s Patient Safety Organization works to improve patient safety and the quality of health care delivery by partnering with colleagues and facility leaders from our patient safety, quality and service line teams. Together, they develop systems and refine processes with the goal of improving the safety of patient care while fostering a culture of safety. Our annual enterprise-wide Safe Table campaign provides a confidential forum for colleagues to share concerns and improvement ideas that help inform system-level action. In 2025, more than 46,000 clinical and non-clinical colleagues across nearly all HCA Healthcare facilities participated in Safe Tables.

We utilize feedback from patients and care teams to help drive actions to strengthen care delivery and patient outcomes across our facilities. Our enterprise-wide Culture of Safety survey is a core mechanism for informing safety priorities and reinforcing accountability, while incorporating colleague perspectives into operational decision-making. Results from the 2025 Culture of Safety survey demonstrate continued progress across the organization, reflecting the efforts of our focus on patient-centered care.

We also engage patients and families as partners in care delivery. Our Patient Family Advisory Councils provide a structured forum for hospital leaders, physicians and nursing leadership to engage directly with patients and families. Insights from these discussions inform local and enterprise-level actions to enhance care delivery, improve responsiveness to patient needs and reduce safety risk. By integrating the patient and family perspective into decision-making, HCA Healthcare reinforces accountability, transparency and trust, which are key elements of a resilient safety culture and reliable clinical performance.

Promoting Access to Health Care Education.

      Across the HCA Healthcare enterprise, we are committed to promoting access to health care education by strengthening our relationships with educational institutions, health care professionals and community organizations.

HCA Healthcare has 11 partnerships with higher educational institutions across our footprint to provide opportunities for future health care leaders. In 2025, our engagement with higher education partners touched more than 2,200 students through nearly 60 recruiting events, career preparation sessions and leadership workshops. Through our affiliation with Galen College of Nursing, we have opened 20 nursing school locations since 2020, raising the total number of Galen campuses in our communities to 25.

In 2025, HCA Healthcare announced a $4.8 million gift to help launch Pepperdine University’s School of Nursing as part of the Company’s commitment to helping address the national nursing shortage and a $5 million gift to Belmont University’s College of Medicine to support the Belmont Collaborative for Health Systems Innovation, an initiative focused on transforming health care delivery through collaborative education, research and design, and implementation and scaling of health care systems solutions. The HCA Healthcare Foundation announced a new $1 million grant in 2025 to enhance its work with Educate Texas, an initiative of Communities Foundation of Texas. The grant will help Educate Texas equip school districts across the state with the resources to strengthen program quality, deepen industry partnerships and enhance career pathway support for students pursuing healthcare professions.

HCA Healthcare’s Graduate Medical Education (“GME”) program is designed to educate and train the next generation of physicians to positively impact communities, attract clinical talent to care facilities and improve the quality of care provided. Through our GME program, residents and fellows gain hands-on clinical experience, and our network of hospitals and facilities give them access to resources and academic support services such as research opportunities and well-being support systems. Since 2024, we have added 27 new programs in surgery, cardiovascular, gastroenterology, physical medicine and rehabilitation and surgical critical care. For the 2025-2026 academic year, we welcomed approximately 2,000 new residents and fellows to our GME programs across the nation.

HCA Healthcare is also committed to helping educate the patient population in the communities we serve. For more than a decade, the Company has worked with the March of Dimes to help advance the health of moms and babies through health education and community engagement. We have collaborated on initiatives such as the “It Starts with Mom” education and engagement platform to provide families with information and resources during their pregnancy journey. In 2025, the HCA Healthcare Foundation provided a $1.5 million grant to support the Low Dose, Big Benefits campaign, an initiative aimed to improve maternal and fetal outcomes. Since 2023, we have worked with the Girl Scouts of the USA (“GSUSA”) to increase awareness and education about the importance of mental health in our communities through the GSUSA Mental Wellness Patch Program. Since 2022, HCA Healthcare and the HCA Healthcare Foundation have partnered with the American Heart Association to develop and support the Getting to the Heart of Stroke™ initiative aimed at preventing, treating and beating stroke by offering nationwide education on stroke risk and empowering communities to improve health outcomes. HCA Healthcare and the HCA Healthcare Foundation announced $3.9 million in continued funding and support of this initiative in 2025.

Innovation and Clinical Research.

      At HCA Healthcare, innovation and technology are central to how we care for patients, empower colleagues and advance our shared mission. We are designing and scaling solutions aimed at strengthening our digital infrastructure by working to modernize systems and simplify workflows to help enhance patient and colleague experiences. By turning clinician insight into action and harnessing technology, we are working to shape the future of health care and deliver smarter systems, better outcomes and new standards for care delivery.

Based on feedback from HCA Healthcare nurses and with the clinicians’ voice as its guide, we developed Timpani®, a scheduling and staffing solution, to support our nursing teams and help schedule the right people in the right place at the right time. In 2025, Timpani expanded to 76 HCA Healthcare facilities, with additional hospitals slated for 2026.

To help reduce the administrative burden of clinical documentation on providers, HCA Healthcare has deployed Commure’s ambient speech documentation technology and, together with our providers, continues to refine clinical workflows to support accurate and timely documentation. The ambient clinical documentation tool is designed to allow providers to, with patients’ consent, use a hands-free device to create draft medical notes using speech recognition and generative AI.

As part of our commitment to improve the way our care teams deliver care and operate on a day-to-day basis, HCA Healthcare has continued to partner with Google Cloud to leverage technology designed to address industry-wide challenges and support caregivers. HCA Healthcare has developed a generative AI-powered Nurse Handoff tool on Google Cloud to help reduce administrative and cognitive burden by streamlining tasks, including the transfer of patient-specific information between nurses during shift changes. Using generative AI, the Nurse Handoff tool is a digital product trained to help distill the most relevant clinical insights and capture critical shift-to-shift handoff communication.

In 2025, HCA Healthcare launched an enterprise rollout of MEDITECH Expanse, a modernized electronic health record (EHR) platform designed with a mobile-friendly interface and the ability to provide personalized workflows, enhance clinical decision support and enable AI capabilities. As of January 2026, 50 of our acute-care facilities were live on the cloud-based Expanse EHR.

Our processes reflect our commitment to responsible innovation to develop new technologies, whether driven by automation, AI or data, to advance our core mission. The responsible adoption of AI at HCA Healthcare begins with a clear commitment to the importance of safety, privacy and trust. Technology may power progress, but our people give it a purpose. HCA Healthcare’s Responsible AI program provides guidance, standards and governance regarding the appropriate use of AI throughout our organization. Every colleague playing a role in these efforts is tasked with assessing the output and upholding the pillars that guide our Responsible AI Program.

At HCA Healthcare, we also have the opportunity to inform the future of health care through clinical research as we seek to advance patient care across our network and industry-wide. Since 2009, the HCA Healthcare Research Institute has served as the multispecialty clinical research arm of HCA Healthcare. The Research Institute’s expert network of affiliated physicians work with trusted pharmaceutical and biotechnology partners to strive to unlock insights from real-world data and conduct clinical studies leading to breakthroughs in science, medicine and care for all people. In 2025, the Research Institute grew to 54 sites throughout our network and enrolled over 6,600 patients in more than 500 active trials. Our organization also strives to advance medical knowledge and foster innovation through collaboration with top academic institutions and government health agencies. These collaborations have led to large-scale studies in routine patient care settings, employing practice-based research, to help improve standards of care.

Our Colleagues.

      At HCA Healthcare, we believe excellent people make excellence happen. That’s why we provide our approximately 320,000 colleagues, including approximately 90,000 part-time and PRN employees, with programs, benefits and resources that are designed to support their overall well-being. We aim to foster a culture that allows colleagues to thrive.

We are committed to helping our leaders and colleagues bring our mission to life. We regularly connect with our colleagues, capturing their feedback through rounding, advisory groups, governance councils and surveys, and strive to take appropriate action on identified opportunities. We also have programs designed to support our colleagues throughout their career journeys. For example, HCA Healthcare offers student loan assistance and tuition assistance programs for eligible colleagues, and eligible dependents of HCA Healthcare colleagues can receive merit-based higher education scholarships of up to $6,000 a year through the Patricia Frist Memorial Scholarship.

We are highly committed to cultivating leaders who help support our culture, grow our business and lead the industry. The HCA Healthcare Leadership Institute provides programs for leaders at all levels from supervisory to executive to help develop the capabilities of our current and future leaders. The Leadership Institute has graduated more than 40,000 colleagues since its inception in 2014.

Recognizing the importance of continuing education to nursing practice, we offer our nurses access to a Continuing Education Unlimited library which contains courses to help them stay abreast of relevant topics and developments in practice. HCA Healthcare also supports the clinical education and training of nurses through our Centers for Clinical Advancement, which are designed to help nurses advance their skills and careers. New nursing graduates use the centers to complete their nurse residency program, while veteran nurses can earn advanced certifications.

We also focus on supporting colleagues in ways that we believe have a positive impact on their physical, mental and financial health so they can take care of themselves, their families, their patients and each other. These resources and programs include counseling, fertility and menopause care, financial and retirement planning, consumer discounts and insurance, and family benefits. Our colleague mental wellness programs include Nurse Care, a free and confidential support program and counseling service for hospital-based nurses, and Optum, a partnership that offers colleagues and members of their immediate household free counseling sessions. We also have a colleague recognition program which allows colleagues to recognize each other for exceptional contributions and demonstrations of compassion and respect. Our colleagues further care for each other through the HCA Healthcare Hope Fund, a colleague-run, colleague-supported 501(c)(3) charity that helps colleagues and their immediate families when faced with financial hardship due to natural disaster, illness/injury, domestic violence, death of a loved one or other difficult situations. In 2025, the Hope Fund distributed over $9.5 million in assistance to help more than 3,000 HCA Healthcare colleagues and families. Since its inception in 2005, The Hope Fund has provided over $125 million in grants, helping more than 50,000 colleagues and families.

Community Investment.

      Our operations make us a major contributor to local economies and help us create healthier tomorrows for those who live in the communities we serve. HCA Healthcare employs approximately 320,000 colleagues and paid combined payroll and benefits of approximately $33 billion in 2025. In 2025, HCA Healthcare provided uncompensated care at an estimated cost of approximately $4.5 billion, and we spent approximately $5 billion in capital investment. In 2025, we provided more than $61 million in enterprise giving to community organizations and $19.5 million in colleague giving with HCA Healthcare matching contributions. Our colleagues volunteered over 350,000 hours, and over 10,000 charitable organizations were supported through donations and volunteering.

Since its inception in 1998, the HCA Healthcare Foundation has contributed over $347 million in grants and matching gifts to more than 18,500 agencies and organizations. In 2025, the HCA Healthcare Foundation invested over $29 million through grants to 310 agencies and nonprofit organizations.

The Healthier Tomorrow Fund, established in 2020 to expand the Foundation’s reach to more communities, has invested more than $30 million in 18 states where HCA Healthcare has a presence and granted awards to 151 nonprofit partners. In 2025, the Healthier Tomorrow Fund gave over $7.4 million in grants across 16 states to nonprofits with a defined focus on heart health, mental wellness, healthy starts for young families, access to health care careers, cancer care and food security. HCA Healthcare collaborates with trusted national organizations like the American Heart Association, March of Dimes, Girl Scouts of the USA and American Cancer Society to expand our reach and support the needs of our communities.

DIRECTORS

The Board of Directors seeks to ensure the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. In identifying candidates for membership on the Board, the Board takes into account (1) individual qualifications, such as high ethical standards, integrity, mature and careful judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board and (2) all other factors it considers appropriate, including alignment with our stockholders, independence and considerations relating to Board of Directors composition. We endeavor to have a Board representing broad and diverse experience at policy-making levels in business, education or areas that are relevant to the Company’s business.

When considering whether the Board’s directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the Board members’ biographical information set forth below.

Each of the Company’s directors possesses high ethical standards, acts with integrity, and exercises careful, mature judgment. Each is committed to employing his or her skills and abilities to aid the long-term interests of the stakeholders of the Company. In addition, our directors are knowledgeable and experienced in one or more business, governmental or civic endeavors, which further qualifies them for service as members of the Board. Alignment with our stockholders is important in building value at the Company over time.

In 2025, Mr. Frist III, Mr. Hazen, Mr. Dennis, Ms. DeParle, Mr. Frist, Mr. Johnston, Mr. Michelson, Dr. Riley and Ms. Smith were elected to the Company’s Board at the Company’s 2025 annual meeting of stockholders. Mr. Chidsey was appointed to the Board effective July 15, 2025. Mr. Dennis is retiring from the Board of Directors at the annual meeting and will not be seeking reelection.

Messrs. Frist III and Frist were nominated for election to the Board as a result of their relationship with the Frist Group and are collectively referred to as the “Investor Directors.” Each of the Investor Directors was nominated for election to the Board pursuant to the Amended and Restated Stockholders’ Agreement. Under the Amended and Restated Stockholders’ Agreement, the Frist Group has the right to nominate two directors to our Board of Directors; however, the Frist Group will lose its right to nominate any directors to our Board of Directors at such time as the Frist Group owns less than 3% of our outstanding shares of common stock. As of February 23, 2026, the Frist Group owned approximately 32% of our common stock.

Our Corporate Governance Guidelines provide that no person shall be nominated to the Board who has attained the age of 75 or more on or before the first day of the proposed term of office. Under certain circumstances, the Board may make an exception to this retirement policy. In light of Mr. Michelson’s leadership role as the independent presiding director and Finance and Investments Committee chair, as well as his valuable contributions as a Board member during his tenure, our Nominating and Corporate Governance Committee recommended and the Board of Directors deemed it to be in the best interest of the Company to grant a one-year exception to the 75-year age limit contemplated by our Corporate Governance Guidelines to permit Mr. Michelson’s continued service to the Company for an additional term.

Nominees for Election. The following is a brief description of the background, business experience and qualifications of each of the nominee directors to be elected to serve on our Board of Directors, each of whom is currently a member of our Board of Directors.

Thomas F. Frist III
Director since 2006 Age 58 Chairman

Thomas F. Frist III is the founder and managing principal of Frist Capital, LLC, a Nashville-based investment firm, and has held such position since 1998. Mr. Frist previously served as a director of Verisign, Inc. from 2015-2025 and as a director of Science Applications International Corporation from 2013 until 2017. Mr. Frist is the brother of William R. Frist, who also serves as a director of the Company.

Among other qualifications, Mr. Frist brings to the Board extensive business and investor experience, as well as knowledge of our Company and the health care industry. Further, as an Investor Director and a significant, long-term holder of the Company’s stock, he is experienced with issues involving stakeholders and corporate governance. He also knows and supports the Company’s patient-focused culture. In addition, Mr. Frist possesses in-depth knowledge of corporate finance and strategic business planning activities. As Chairman, we believe Mr. Frist’s leadership abilities will continue to provide our Board with ethical and effective guidance.

Samuel N. Hazen
Director since 2018 Age 65

Samuel N. Hazen has served as Chief Executive Officer since January 2019. From November 2016 through December 2018, Mr. Hazen served as the Company’s President and Chief Operating Officer. Prior to that, he served as Chief Operating Officer of the Company from January 2015 to November 2016 and as President — Operations of the Company from 2011 to 2015. He also served as President — Western Group from 2001 to 2011 and as Chief Financial Officer — Western Group of the Company from 1995 to 2001. Prior to that time, Mr. Hazen served in various hospital, regional and division Chief Financial Officer positions with the Company, Humana Inc. and Galen Health Care, Inc.

Among other qualifications, Mr. Hazen brings to the Board strong leadership and operating experience. He has been with the Company for over 40 years and has extensive knowledge of the health care industry. With Mr. Hazen’s commitment to the Company’s patient-centered mission and ethical values and his proven ability to oversee a complex organization, we believe he will continue to be a valuable resource for the Board. In addition, Mr. Hazen’s service as Chief Executive Officer of the Company creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefit of management’s perspective on the Company’s business and strategic vision.

John W. Chidsey, III
Director since 2025 Age 63 Committees: • Audit & Compliance • Compensation • Patient Safety & Quality of Care

John W. Chidsey, III has served as the President and Chief Executive Officer of Norwegian Cruise Line Holdings Ltd. since February 2026. Previously, he served as the Chief Executive Officer of Subway from November 2019 to December 2024. He previously served as Chief Executive Officer of Burger King Holdings, Inc. and held significant leadership roles at Cendant Corporation. Earlier in his career, he also held various senior financial leadership roles at PepsiCo, Inc. Mr. Chidsey has served on the board of Norwegian Cruise Line Holdings Ltd. since February 2025 and previously served as a director of that company from 2013 to 2022. He has also served as a director of Encompass Health Corporation from 2007 to 2024, Brinker International, Inc. in 2019 and Burger King Holdings, Inc. from 2005 to 2010.

Among other qualifications, Mr. Chidsey was selected as a director in light of his experience leading large global consumer companies with strong strategic and operational execution, as well as his experience serving as a director of several firms, including public companies. We believe this experience will continue to be beneficial in providing the Board of Directors with a patient-experience focus and business management and operational expertise.

Nancy-Ann DeParle
Director since 2014 Age 69 Committees: • Nominating & Corporate Governance (Chair) • Patient Safety & Quality of Care

Nancy-Ann DeParle is a co-founder of Consonance Capital Partners, a private equity firm, and has also served as a managing partner of the firm since January 2020. She previously served as a partner of the firm from 2013 to 2019. From March 2009 to January 2013, Ms. DeParle served in the White House, first as Counselor to the President and Director of the White House Office of Health Reform, and later as Assistant to the President and Deputy Chief of Staff for Policy. From 2001 to 2009, Ms. DeParle was a senior advisor and managing director of JPMorgan Partners and its successor, CCMP Capital. From 1993 to 2000, Ms. DeParle served as the Associate Director for Health and Personnel for the White House Office of Management and Budget, and later as the Administrator of the Centers for Medicare and Medicaid Services (then known as the Health Care Financing Administration). Ms. DeParle also served as a director of CVS Health Corporation from 2013 to 2025.

Among other qualifications, Ms. DeParle was selected as a director in light of her service in high-level positions in the federal government, as well as her experience serving as a director of other firms, including public companies. We believe this experience will continue to be beneficial in providing health care policy, government relations, investing and general business expertise to the Board of Directors.

William R. Frist
Director since 2009 Age 56 Committees: • Patient Safety & Quality of Care

William R. Frist is a principal of Champion & Co. Inc., a Nashville-based investment firm, and has held this position since 2023. From 2003 to 2023, Mr. Frist was a principal in Frist Capital, LLC, a Nashville-based investment firm. Mr. Frist currently serves on the Board of Directors of The Frist Foundation and as Chair and President of the Board of Trustees of the Frist Art Museum. Mr. Frist is the brother of Thomas F. Frist III, who also serves as a director of the Company.

Among other qualifications, Mr. Frist brings to the Board extensive business and investor experience, as well as knowledge of our Company and the health care industry. Further, we believe that as an Investor Director and a significant, long-term holder of the Company’s stock, he is experienced with issues involving stakeholders and corporate governance. He also knows and supports the Company’s patient-focused culture.

Hugh F. Johnston
Director since 2021 Age 64 Committees: • Audit & Compliance (Chair) • Finance & Investments

Hugh F. Johnston has served as Senior Executive Vice President and Chief Financial Officer of The Walt Disney Company since December 2023. Prior to that time, he served as Vice Chairman of PepsiCo, Inc. from 2015 and Executive Vice President and Chief Financial Officer from 2010. Mr. Johnston also currently serves as a member of the board and chair of the audit committee of Microsoft Corporation. Mr. Johnston is active with several corporate, NGO and academic organizations, including the University of Chicago’s Booth School CFO Forum Advisory Board, Syracuse University’s Whitman School of Management Advisory Council, and the Peterson Institute for International Economics. In addition, he is a member of the Federal Reserve Bank of New York Advisory Council.

Among other qualifications, Mr. Johnston was selected as a director in light of his extensive experience as an executive officer of large public companies and service as a director of other firms, including public companies. We believe this experience will continue to be beneficial in providing financial and general business expertise to the Board of Directors.

Michael W. Michelson
Director since 2018 Age 74 Independent Presiding Director Committees: • Audit & Compliance • Compensation • Finance & Investments (Chair)

Michael W. Michelson was a Senior Advisory Partner of KKR & Co. L.P. from January 2018 to the end of 2019. From 2009 to 2018, he was a member of KKR Management LLC, a private equity investment manager and the general partner of KKR & Co. L.P. Before that, Mr. Michelson was a member of the limited liability company which served as the general partner of KKR & Co. L.P. from 1996 to 2009. Prior to that, he was a general partner of KKR & Co. L.P. Mr. Michelson previously served as a director of the Company from 2006 to 2016. He served as a director of Zimmer Biomet Holdings, Inc., a medical device company, from 2015 to 2024 and was previously a director of Biomet, Inc. from 2007 to 2015.

Among other qualifications, Mr. Michelson was selected as a director and the independent presiding director of the Company in light of his extensive experience in the oversight of companies with complex operations and capital structures, his focus on health care companies and his proven leadership abilities. We believe this experience will continue to be beneficial in providing financial, investment and health care expertise to the Board.

Wayne J. Riley, M.D.
Director since 2012 Age 66 Committees: • Audit & Compliance • Nominating & Corporate Governance • Patient Safety & Quality of Care (Chair)

Wayne J. Riley, M.D., M.B.A. has served as president of SUNY Downstate Health Sciences University since April 2017, where he is also a tenured professor of internal medicine and health policy and management. From 2013 to 2017, he was Adjunct Professor of Healthcare Management, Owen Graduate School of Management, Vanderbilt University and Clinical Professor of Medicine, Vanderbilt University School of Medicine. From 2007 to 2013, he served as President and CEO of Meharry Medical College. From 2003 through 2006, Dr. Riley served as Vice-President and Vice Dean for Health Affairs and Governmental Relations, Baylor College of Medicine. Dr. Riley has also served as a director of Compass Pathways, plc since 2021 and Heartflow, Inc. since 2021. Dr. Riley served as a director of Vertex Pharmaceuticals Incorporated from 2010 to 2015, Pinnacle Financial Partners, Inc. from 2007 to 2013 and the Federal Reserve Board of Atlanta, Nashville Branch from January 2013 to June 2013. He is President Emeritus of the American College of Physicians and an elected member of the National Academy of Medicine. Dr. Riley is also a Commissioner of the Medicare Payment Advisory Commission (MedPAC) and Chair of the Board of Trustees of The New York Academy of Medicine.

Among other qualifications, Dr. Riley was selected as a director in light of the leadership, management and patient care skills acquired through his experience as a practicing physician, president of SUNY Downstate Health Sciences University, and executive positions at Meharry Medical College and Baylor College of Medicine, as well as his prior public company board experience, which we believe will continue to be beneficial in providing health care, patient-experience, financial and business management expertise to the Board.

Andrea B. Smith
Director since 2022 Age 59 Committees: • Audit & Compliance • Compensation (Chair) • Patient Safety & Quality of Care

Andrea B. Smith retired from Bank of America in December 2021 after nearly 34 years with the company. Most recently, she served as chief administrative officer from August 2015 through December 2021. Previously, she led Global Human Resources from January 2010 to August 2015. She has served as interim President and Chief Executive Officer of the Charlotte Regional Business Alliance from May 2024 until April 2025. She chairs the Bank of America Alumni Network and serves on the boards of several nonprofit organizations, including Every Mother Counts and the Charlotte Sports Foundation. Ms. Smith has also served as a director of World Kinect Corporation, a global energy management company, since October 2025.

Among other qualifications, Ms. Smith was selected as a director in light of her extensive experience as an executive officer of a large public company and her financial, operational and human capital management experience and expertise. We believe this experience will continue to be beneficial in providing financial, management and general business expertise to the Board.

Director Compensation. The Compensation Committee is responsible for reviewing and making recommendations to the Board regarding all matters pertaining to compensation paid to directors for Board, committee and committee chair services. Under the Compensation Committee’s charter, the Compensation Committee is authorized to engage consultants and advisors in connection with its review and analysis of director compensation. Directors who also serve as employees of the Company do not receive payment for services as directors.

In making director compensation recommendations, the Compensation Committee takes various factors into consideration, including, but not limited to, the responsibilities of directors generally and the forms of compensation paid to directors by comparable companies. In 2025, the Compensation Committee retained Semler Brossy to assist in conducting an assessment of the Company’s executive and director compensation, including relative to the compensation practices of comparable companies as well as prevailing market practices more generally. The Board reviews the recommendations of the Compensation Committee and determines the form and amount of director compensation. For the 2025-2026 Board of Directors Compensation Program, the Board increased the annual cash retainer for service as a Board member and independent presiding director by $20,000 and $10,000, respectively, eliminated the annual cash retainers for committee service (other than for committee chairs), and increased the annual board equity award value by $30,000.

The following text and table discuss the compensation of persons who served as a member of the Board during all or part of 2025, other than Mr. Hazen whose compensation is discussed under “Executive Compensation” below. Mr. Hazen was not separately compensated for Board service during 2025. We have omitted from this table the columns pertaining to non-equity incentive plan compensation, option awards, nonqualified deferred compensation and all other compensation because they are inapplicable.

Cash Compensation. Pursuant to the Company’s Board of Directors Compensation Program approved on April 24, 2025, each non-management director receives quarterly payment of the following cash compensation, as applicable (prorated for partial years):

•	$130,000 annual retainer for service as a Board member;

•	$30,000 annual retainer for service as Chair of the Audit and Compliance Committee;

•

$25,000 annual retainer for service as Chair of each of the Compensation Committee, Finance and Investments Committee, Nominating and Corporate Governance Committee or Patient Safety and Quality of Care Committee;

•	$100,000 annual retainer for service as the Chairman of the Board; and

•	$50,000 annual retainer for service as the independent presiding director.

Directors may elect to receive their annual retainer for service as a Board member or for service as Chairman of the Board or independent presiding director in cash or in the form of restricted share unit awards.

Equity Compensation. In addition to the director compensation described above, each non-management director receives an annual board equity award with a value of $220,000, awarded upon joining the Board of Directors (prorated for months of service) and at each annual meeting of the stockholders thereafter. These equity grants consist of restricted share units ultimately payable in shares of our common stock and vest as to 100% of the award on the earlier of the date of the Company’s next annual stockholders’ meeting or the first anniversary of the grant date, subject to the director’s continued service on our Board of Directors. The restricted share units will also immediately vest upon the occurrence of a Change in Control (as defined in the applicable grant agreement). The directors may elect to defer receipt of shares under the restricted share units granted as part of the annual board equity award and any restricted share units received in lieu of cash retainers until the date they cease to be members of the Board of Directors.

Reimbursements. All of our directors are reimbursed for reasonable expenses incurred in connection with their service.

Share Ownership. Each non-management director is expected to directly or indirectly acquire a number of shares of our common stock with a value of at least five times the value of the annual cash retainer for a director’s service on the Board of Directors within five years from the date on which they are elected to the Board of Directors. As of December 31, 2025, all of our directors with more than five years of service met these share ownership guidelines.

Fiscal 2025 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total

John W. Chidsey, III (3)	$60,054	$170,872	$230,926

Meg G. Crofton (4)	$41,071	—	$41,071

Robert J. Dennis	$143,978	$219,674	$363,652

Nancy-Ann DeParle	$151,841	$219,674	$371,515

Thomas F. Frist III	$229,892	$219,674	$449,566

William R. Frist	$132,920	$219,674	$352,594

Hugh F. Johnston	$197,673	$219,674	$417,347

Michael W. Michelson	$212,725	$219,674	$432,399

Wayne J. Riley, M.D.	$156,580	$219,674	$376,254

Andrea B. Smith	$151,841	$219,674	$371,515

(1)

This column reflects fees earned or paid in cash. Directors may elect to receive their annual retainer for service as a Board member or for service as Chairman of the Board or independent presiding director in cash or in the form of restricted share unit awards. During 2025, each of Messrs. Dennis, Frist III, Frist, Johnston and Michelson elected to receive 381 restricted share units in lieu of cash for their Board annual retainer. In addition, Mr. Frist III elected to receive 294 restricted share units in lieu of cash for his Chairman of the Board annual retainer, and Mr. Michelson elected to receive 147 restricted share units in lieu of cash for his independent presiding director annual retainer. In each case, the value of the restricted share units in lieu of cash retainers awarded to Messrs. Dennis, Frist III, Frist, Johnston and Michelson related to the service period of April 24, 2025 through April 23, 2026, and the entire cash value of such awards is included in “Fees Earned or Paid in Cash” although a portion of the retainers pertained to anticipated service in 2026. The number of restricted share units delivered in lieu of cash is based on the amount of the annual retainer earned divided by the closing market price of the Company’s common stock on the date of grant. Prior to April 24, 2025, non-management directors also received quarterly payment of additional cash compensation related to service as a member of Board committees pursuant to the Company’s 2024-2025 Board of Directors Compensation Program.

(2)

This column reflects the grant date fair value of restricted share unit awards granted to directors calculated in accordance with applicable financial accounting standards. The fair value of restricted share unit awards is computed by multiplying the total number of shares subject to the award by the closing market price of the Company’s common stock on the date of grant. Grants of restricted share units were made to Mr. Dennis, Ms. DeParle, Mr. Frist III, Mr. Frist, Mr. Johnston, Mr. Michelson, Dr. Riley and Ms. Smith on April 29, 2025. Upon joining the Board, Mr. Chidsey also received a prorated grant of restricted share units on July 29, 2025.

As of December 31, 2025, (i) Mr. Chidsey held 496 unvested restricted share units; (ii) each of Ms. DeParle, Dr. Riley and Ms. Smith held 645 unvested restricted share units; (iii) each of Messrs. Dennis, Frist and Johnston held 1,026 unvested restricted share units; (iv) Mr. Frist III held 1,320 unvested restricted share units; (v) Mr. Michelson held 1,173 unvested restricted share units; (vi) Mr. Dennis held 21,493 restricted share units with respect to which he has elected to defer receipt of his vested shares until the date he ceases to be a member of the Board of Directors; (vii) Mr. Frist III held 13,497 restricted share units with respect to which he has elected to defer receipt of his vested shares until the date he ceases to be a member of the Board of Directors; (viii) Mr. Frist held 11,849 restricted share units with respect to which he has elected to defer receipt of his vested shares until the date he ceases to be a member of the Board of Directors; (ix) Mr. Johnston held 2,630 restricted share units with respect to which he has elected to defer receipt of his vested shares until the date he ceases to be a member of the Board of Directors; (x) Mr. Michelson held 10,478 restricted share units with respect to which he has elected to defer receipt of his vested shares until the date he ceases to be a member of the Board of Directors; (xi) Dr. Riley held 3,056 restricted share units with respect to which he has elected to defer receipt of his vested shares until the date he ceases to be a member of the Board of Directors; and (xii) Ms. Smith held 2,352 restricted share units with respect to which she has elected to defer receipt of her vested shares until the date she ceases to be a member of the Board of Directors.

(3)	Mr. Chidsey was appointed as an independent director effective July 15, 2025.

(4)	Ms. Crofton retired from the Board of Directors effective April 24, 2025.

PROPOSAL 1 — ELECTION OF DIRECTORS

The current Board of Directors of HCA consists of ten directors. However, Mr. Dennis is retiring from the Board of Directors and will not be seeking reelection. Accordingly, the size of the Board of Directors will be reduced to nine directors effective at the annual meeting. Our Board of Directors recommends that the nominees listed below be elected as members of the Board of Directors at the annual meeting.

Each of the nominees, if elected, will serve a one-year term as a director until the annual meeting of stockholders in 2027 or until his or her respective successor is duly elected and qualified or until the earlier of his or her death, resignation or removal. If a nominee becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for such other person or persons as may be designated by the Board of Directors, unless the Board of Directors chooses to reduce the number of directors serving on the Board. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected.

The following are the nominee directors to be elected to serve on our Board of Directors, each of whom is currently a member of our Board of Directors:

Name	Age(1)	Director Since	Position(s)

Thomas F. Frist III	58	2006	Chairman
Samuel N. Hazen	65	2018	Director and Chief Executive Officer
John W. Chidsey, III	63	2025	Director
Nancy-Ann DeParle	69	2014	Director
William R. Frist	56	2009	Director
Hugh F. Johnston	64	2021	Director
Michael W. Michelson	74	2018	Director
Wayne J. Riley, M.D.	66	2012	Director
Andrea B. Smith	59	2022	Director

(1)	As of March 13, 2026.

The election of directors will be determined by a majority of the votes cast at the annual meeting. A majority of the votes cast means that the number of shares voted “for” a nominee exceeds the number of shares voted “against” such nominee. Abstentions and broker non-votes are not counted as votes cast with respect to a nominee and will have no effect on the outcome of the election of directors. For incumbent directors, if a nominee fails to receive “for” votes representing a majority of the votes cast, the director shall tender his or her resignation to the secretary of HCA for consideration by the Board of Directors, which resignation shall be contingent upon the acceptance thereof by the Board of Directors. The Nominating and Corporate Governance Committee would then be charged with making a recommendation to the Board of Directors for the action to be taken with respect to the resignation. The Board of Directors will act on the tendered resignation and publicly disclose its decision regarding the tendered resignation and the rationale behind its decision. If the Board determines not to accept the resignation of the incumbent director, the incumbent director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier death, resignation or removal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Compliance Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal 2025 are described below and under “Audit and Compliance Committee Report” located on page 103 of this proxy statement.

Audit Fees. The aggregate audit fees billed by Ernst & Young LLP for professional services rendered for the audit of our annual consolidated financial statements, for the reviews of the condensed consolidated financial statements included in our quarterly reports on Form 10-Q, for the audit of the effectiveness of the Company’s internal control over financial reporting under the Sarbanes-Oxley Act of 2002, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings totaled $14.6 million for 2025 and $13.2 million for 2024.

Audit-Related Fees. The aggregate fees billed by Ernst & Young LLP for assurance and related services not described above under “Audit Fees” were $1.5 million for both 2025 and 2024. Audit-related services principally include audits of certain of our subsidiaries, benefit plans and computer processing controls and reviews of greenhouse gas emissions.

Tax Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for tax compliance, tax advice and tax planning were $2.2 million for both 2025 and 2024.

All Other Fees. The aggregate fees billed by Ernst & Young LLP for services, other than those described above, were none for both 2025 and 2024.

The Board of Directors has adopted an Audit and Compliance Committee Charter which, among other things, requires the Audit and Compliance Committee to preapprove all audit and permitted nonaudit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the ability to delegate authority to a subcommittee for certain preapprovals.

All services performed for us by Ernst & Young LLP in 2025 were preapproved by the Audit and Compliance Committee. The Audit and Compliance Committee concluded that the provision of audit-related services and tax services by Ernst & Young LLP was compatible with the maintenance of the firm’s independence in the conduct of its auditing functions.

Representatives of Ernst & Young LLP will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.

Ratification of the appointment of Ernst & Young LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the virtual annual meeting and entitled to vote. If the Company’s stockholders do not ratify the appointment of Ernst & Young LLP, the Audit and Compliance Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit and Compliance Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

THE AUDIT AND COMPLIANCE COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2026.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. As described below in the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee of the Board of Directors has structured our executive compensation program to achieve the following key objectives:

•	Reinforce the Company’s values and strategic initiatives;
•	Align the economic interests of our executives with those of our stockholders; and
•	Encourage attraction and long-term retention of the highest quality employees.

We urge stockholders to read the “Executive Compensation — Compensation Discussion and Analysis” section beginning on page 51 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the 2025 Summary Compensation Table and other related compensation tables and narrative, appearing on pages 75 through 98 which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement are effective in achieving our compensation objectives and contribute to the Company’s performance.

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve the following advisory resolution at the 2026 annual meeting of stockholders:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, as set forth in the Company’s 2026 Proxy Statement on Schedule 14A.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Company, the Board of Directors and the Compensation Committee. The say-on-pay proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies, practices and plans described in this proxy statement. Although non-binding, the Compensation Committee will carefully review and consider the voting results when making future decisions regarding our executive compensation program.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY “SAY-ON-PAY” RESOLUTION TO APPROVE OUR EXECUTIVE COMPENSATION.

PROPOSAL 4 — STOCKHOLDER PROPOSAL REGARDING

REPORT ON HEALTHCARE CONSEQUENCES

We have been advised that Julie Mayfield intends to present the following proposal for consideration at the annual meeting. The address of the stockholder and number of the Company’s securities that the stockholder owns will be provided to other stockholders promptly upon request. In accordance with federal securities laws, the resolution and supporting statement are quoted verbatim below. We are not responsible for the content of the proponent’s proposal or supporting statement.

Proponent’s Proposal and Supporting Statement

Resolution Regarding Report on Healthcare Consequences

Resolved: HCA Healthcare, Inc. (“HCA”) shareholders request that its Board of Directors publish a report within one year of the upcoming annual meeting (at reasonable expense and omitting proprietary and personally protected information) describing the healthcare consequences and impacts its hospital acquisitions in the last decade have had on impacted communities. The report should include information on (i) the number of physician departures post-acquisition; (ii) a comparison of pre- and post-acquisition patient satisfaction ratings; (iii) a comparison of the number of staff per occupied beds pre- and post-acquisition; and (iv) an assessment of the impacted community’s perception of HCA and response to the acquisition.

Supporting Statement

Studies illustrate that hospital acquisitions can have a significant impact on the patients served by such hospitals, especially in rural areas with lower incomes and high poverty rates.1 HCA’s latest Form 10-K states that “a component of [HCA’s] business strategy is acquiring hospitals and other health care businesses.”2 HCA has spent significant resources acquiring hospitals, and shareholders are interested in understanding the healthcare and community consequences of these acquisitions in the communities surrounding these hospitals.

HCA’s acquisition of Mission Health (“Mission”) in 2019 illustrates the harmful impact such acquisitions can have on surrounding communities. Since 2019, well over 200 physicians3 have left Mission. In addition, almost immediately, HCA allegedly raised prices by 10%, started charging patients surprise fees4 and reduced the number of staff per occupied bed at the flagship Mission Hospital from 6 full time equivalents pre-sale to 3.7 (average across North Carolina is 5.1).5 Patient satisfaction ratings declined precipitously from 4’s and 5’s pre-sale to 1 in 2025,6 and there were significant staff reductions and/or departures in nursing staff and services such as chaplaincy, pharmacy, rehabilitation, sterile processing, laboratory, and environmental services.7 Since 2019,

[1]	https://www.advisory.com/daily-briefing/2024/04/29/hospital-mergers
[2]	https://d18rn0p25nwr6d.cloudfront.net/CIK-0000860730/b8ab85b0-3a86-4f3b-b91b-71dcb3124683.pdf
[3]	https://avlwatchdog.org/how-many-doctors-have-left-mission-hca-wont-say/
[4]	https://www.economicliberties.us/our-work/the-harms-of-hospital-mergers-and-how-to-stop-them/#_ftnref3
[5]

https://hlp.law.wfu.edu/wp-content/uploads/sites/11/2024/08/HCA-Mission-Changes-in-Patient-Care-Following-HCAs-Purchase-working-draft-WFU.pdf; https://avlwatchdog.org/hca-arrived-with-plans-to-cut-800-staff-as-soon-as-it-bought-mission-new-court-filings-in-antitrust-case-show/

[6]	https://www.medicare.gov/care-compare/details/hospital/340002/view-all?city=Candler&state=NC&zipcode=28715
[7]

https://hlp.law.wfu.edu/wp-content/uploads/sites/11/2024/08/HCA-Mission-Changes-in-Patient-Care-Following-HCAs-Purchase-working-draft-WFU.pdf; https://avlwatchdog.org/former-mission-chaplain-the-moral-injury-that-is-happening-there-daily-is-staggering/

Mission has been cited five times for Immediate Jeopardy (IJ) due to multiple patient deaths and two Emergency Medical Treatment and Labor Act (EMTALA) violations and referred for a third EMTALA violation.8 Nursing shortages correlate with at least one IJ citation.9

Prior to HCA’s acquisition, Mission was the only health system designated as one of the nation’s Top 15 Health Systems in six of seven years by IBM/Watson Health (2012-2015; 2017-2018). Since 2019, Mission has experienced a steep decline in the quality of care and patient experience,10 repeated regulatory censure, a lawsuit from the North Carolina Attorney General,11 and community opposition.12

There is robust evidence that hospital acquisitions can cause an array of problems, including higher prices, worse health outcomes, shutdowns and reduced access.13

Shareholders should know the healthcare, legal, reputational, and employee impacts of HCA’s acquisitions, both to understand whether HCA contributes to our country’s healthcare crisis and to assess how HCA manages risks associated with its acquisitions. For these reasons, I urge you to vote FOR this proposal.

Statement of the Board of Directors in Opposition to the Stockholder Proposal

We have carefully reviewed Proposal 4 and, for the following reasons, have determined that adopting the proposal is not in the best interests of HCA Healthcare or our stockholders. The Board unanimously recommends a vote “Against” the proposal.

We believe the report called for in this proposal is neither practicable nor a good use of Company resources given its broad scope. If adopted as proposed, the proposal would result in unnecessary expense and burdens with limited benefit to our stockholders.

The scope of the proposal and requested report is overly broad and would be difficult to implement given that it requests the Company to describe “the healthcare consequences and impacts [of] its acquisitions” with specific reference made to four categories of information. Reporting on these categories of information would be difficult or impracticable to prepare on a reliable and consistent basis over the requested 10-year period. Standing alone, some categories would be incomplete or potentially misleading without extensive context and in some cases require third party input or information, which would necessitate further expense and additional work and divert management’s attention.

If adopted as proposed, the requested report would provide limited benefits to our stockholders. At its core, the proposal directs the Company to publish information about its general business and acquisition strategy and the Company’s operations following acquisitions, which are matters that fall

[8]	https://avlwatchdog.org/mission-hospital-placed-in-immediate-jeopardy-sanction-is-third-since-sale-to-hca/; https://drive.google.com/file/d/1hwFf7PaZJrVumKyCcntZ57vu807uL8_Z/view?usp=drive_link
[9]	https://www.asheville.com/news/2024/05/asheville-watchdog-deadly-failures-in-care-at-hca-mission-coincided-with-hundreds-of-vacant-nurse-positions/
[10]	https://www.statnews.com/2023/11/30/hca-mission-hospital-cost-cutting-appalachia/
[11]	https://avlwatchdog.org/hca-was-in-potential-non-compliance-with-mission-agreement-in-3-areas-in-2024-independent-monitor-report-states/
[12]	https://reclaimhealthcarewnc.org/
[13]	https://www.economicliberties.us/our-work/the-harms-of-hospital-mergers-and-how-to-stop-them/#_ftnref3 within the Company’s ordinary business operations. Numerous complex factors, many of which require analysis of constantly changing information to which our stockholders do not have access, are considered by the Company’s management in connection with its acquisition strategy and related operations. Further, the Board is actively engaged, both as a whole and through its committees, in overseeing the Company’s policies and procedures relating to the delivery of quality medical care to patients and human capital management strategies, as well as the alignment between its commitments to patients and colleagues and its strategic actions. The Patient Safety and Quality of Care Committee of the Board oversees the Company’s efforts to advance the quality of health care provided to, and safety of, the Company’s patients. This oversight includes reviewing, as appropriate, information and strategies relating to the Company’s care quality, clinical risk, patient safety and clinical services performance improvement. The Compensation Committee of the Board oversees the Company’s strategies and policies relating to attracting, developing, retaining and motivating Company leadership and colleagues, workplace culture, employee relations and workplace safety. We believe it would be inappropriate to delegate these types of management and board oversight functions to stockholders or invite direct stockholder oversight of the decisions of management in these matters of the Company’s ordinary business operations.

HCA Healthcare is a leader in providing high-quality care and has been recognized for consistency in clinical excellence.

Across approximately 47 million annual patient encounters, we strive to give our patients the high-quality care they need and deserve. Leading independent authorities consistently recognize our performance in delivering high-quality care to our patients. According to the Agency for Healthcare Research and Quality, infections, strokes, and cardiac-related events account for more than half of the most common reasons people seek care in hospitals across the United States. In these complex care situations, HCA Healthcare outperforms the national benchmarks. For example, according to the quality results available on the Centers for Medicare & Medicaid Services (CMS) Care Compare website as of January 2026:

•

HCA Healthcare hospitals in the aggregate perform better than the national average across all six publicly reported Healthcare-Associated Infections based on a Standardized Infection Ratio of actual infections/expected infections.

•	75% of HCA Healthcare hospitals perform at or above the national average for sepsis bundle compliance, which focuses on early recognition and early intervention.

•

Over 60% of HCA Healthcare hospitals perform at or better than the national average on stroke care based on the 30-day risk-standardized mortality rate for Medicare fee-for-services (FFS) stroke patients.

•

Over 60% of HCA Healthcare hospitals perform at or better than the national average for heart attack and heart failure based on 30-day risk-standardized mortality rates for Medicare FFS Heart Attack and Heart Failure patients, respectively.

44 of HCA Healthcare’s hospitals were named on the 2026 Healthgrades America’s 250 Best Hospitals list, which recognizes the top 5% of hospitals in the country for clinical excellence. Based exclusively on patient outcomes, this annual designation is reserved for hospitals that demonstrate superior performance in providing care for conditions and procedures across multiple specialty lines and areas. Further, 15 of those 44 HCA Healthcare hospitals were recognized as America’s 100 Best Hospitals for being in the top 2% in the nation for consistent clinical excellence. Mission Hospital in North Carolina, specifically mentioned in the proposal, was one of three HCA Healthcare hospitals to receive the 2026 Healthgrades America’s 50 Best Hospitals Award for being within the top 1% in the nation for consistent clinical excellence. This is Mission Hospital’s 11th consecutive year to receive this recognition from Healthgrades.

The Company already provides extensive disclosure regarding the high-quality care we deliver and the impact on the communities we serve.

As one of the leading health care services companies in the U.S., we believe our scale provides advantages to our patients, colleagues and the communities we serve. In addition to the information contained in the Company’s reports filed with the Securities and Exchange Commission, the Company’s website provides extensive information regarding the Company’s operations and its commitment to the care and improvement of human life.

The Company prepares an annual Impact Report and issues press releases which specifically focus on ways the Company and our colleagues deliver for stakeholders and the many communities we serve. Highlights from these publications regarding community impacts include:

•

The Company’s efforts to invest in clinical education and training for nurses and other health care leaders, including expansion of our Galen College of Nursing campus locations and program offerings, tuition assistance benefits and nurse residency programs for our colleagues, and investments in colleges, universities and technical programs in our communities;

•

The Company’s support of the health and well-being of our colleagues through a variety of programs, resources and opportunities, including our Physician Wellness Research Lab and the HCA Healthcare Hope Fund, a 501(c)(3) nonprofit run by colleagues, for colleagues to help support their fellow colleagues who face financial hardship due to natural disaster, illness or injury, domestic violence, death of a loved one or other unexpected situations;

•

The work of the HCA Healthcare Foundation to promote health and well-being in the communities we serve, including a $1.5 million grant to support March of Dimes initiatives aimed at improving maternal and fetal outcomes, $3.9 million in funding and support of the American Heart Association’s initiative to educate the public on atrial fibrillation and stroke risk, and the Foundation’s annual Healthy Food for Healthier Tomorrows Food and Nutrition Drive which in 2025 provided over one million nutritious meals in the communities in which we operate;

•

The Company’s planning and preparations to care for patients and colleagues through a variety of emergency scenarios, such as hurricanes and other severe weather events through its Enterprise Emergency Operations Center (EEOC), which is comprised of leaders from 30 enterprise functional areas with expertise in clinical care, logistics and supply chain, risk management, transportation and local communities who are supported by technology and knowledge of the entire HCA Healthcare enterprise;

•

The Company’s annual Crush the Crisis prescription drug take back day, which aligns with the National Prescription Drug Take Back Day and provides a convenient opportunity for our communities to safely dispose of medications. In 2025, approximately 20,000 pounds, or 13.6 million doses, of unused or expired medication were collected across all 15 of our U.S. divisions; and

•

Economic contributions to the communities we serve, such as: (i) $31.2 billion in payroll and benefits; (ii) $4.4 billion estimated cost for the delivery of charity care, uninsured discounts and other uncompensated care; (iii) more than $48 million in enterprise giving to community organizations; and (iv) $7.2 billion federal, state and local taxes incurred in 2024.

Additionally, we publish an annual Mission Health impact report on the Mission Health website that provides information on the broad outreach, positive contributions and increased investments made in Mission Health and the western North Carolina communities we serve.

As the above highlights, we maintain significant outreach and community support efforts throughout the year designed to support and uplift our communities. These initiatives, as reflected in these publicly available reports, reflect our commitment and focused, scalable approach to community impact.

For all of the reasons discussed above, the Board believes the adoption of this proposal is not a practicable use of Company resources, has limited benefits to our stockholders, and is overly broad and unnecessary given the extensive public disclosure already provided, and thus is not in the best interests of our stockholders.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THIS PROPOSAL.

Vote Required

The stockholder proposal will be approved if properly presented and if it receives affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the virtual annual meeting and entitled to vote.

PROPOSAL 5 — STOCKHOLDER PROPOSAL REGARDING

SHAREHOLDERS’ RIGHT TO ACT BY WRITTEN CONSENT

We have been advised that John Chevedden intends to present the following proposal for consideration at the annual meeting. The address of the stockholder and number of the Company’s securities that the stockholder owns will be provided to other stockholders promptly upon request. In accordance with federal securities laws, the resolution and supporting statement are quoted verbatim below. We are not responsible for the content of the proponent’s proposal or supporting statement.

Proponent’s Proposal and Supporting Statement

Proposal 5 — Shareholder Right to Act by Written Consent

Shareholders request that the board of directors take the necessary steps to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting (without any discrimination or restriction based on length of stock ownership). This includes shareholder ability to initiate any appropriate topic for written consent.

HCA Healthcare shareholders have a particular need for the right to act by written consent because it is considerably more difficult than necessary for HCA shareholders to call a special shareholder meeting. Delaware law considers it reasonable for 10% of shareholders to call a special meeting — yet HCA made the threshold 15% of shareholders and then discriminated against HCA shareholders who owned their stock for less than one continuous year by banishing them from this important shareholder right.

Acting by written consent is hardly ever used by shareholders but the main point of having a right to act by written consent is that it gives shareholders greater standing to engage effectively with management when HCA is underperforming.

There are challenging news reports regarding HCA that argue for a greater standing for HCA shareholders to engage with HCA.

Healthcare Dive and Yahoo Finance reported in October 2025 that HCA was monitoring “looming headwinds,” including the potential expiration of Affordable Care Act subsidies at the end of the year. This could cause millions to become uninsured as premiums rise, impacting hospital revenue.

News reports highlighted that HCA continues to face significant workforce challenges, including talent shortages and burnout. In its Q3 earnings call, HCA noted ongoing pressure from operating costs and labor expenses.

The California’s Attorney General announced a settlement with HCA over its use of Training Repayment Agreement Provisions. HCA allegedly required new nurses to repay thousands of dollars for training if they left before 2-years. This practice was described as an “abusive training debt scheme” that trapped nurses in their jobs. A class-action lawsuit was also filed by the California Nurses Association over the practice.

HCA’s Mission Hospital in Asheville, North Carolina, was once again placed in “immediate jeopardy” by federal regulators for serious safety violations. This was the third such designation since 2019 and followed patient misidentification, improper patient monitoring, and lapses in infection control. The hospital could lose government funding according to STAT News.

An NBC News video cited HCA worker claims that HCA puts profits above patient care, citing understaffing, cost-cutting that impacted safety and pushing patients into hospice early to improve mortality statistics.

Facebook posts claimed that HCA’s focus on profits over patient care led to unsafe nurse-to-patient ratios, inadequate orientation for new staff, and a poor work environment.

Please vote yes:

Shareholder Right to Act by Written Consent — Proposal 5

Statement of the Board of Directors in Opposition to the Stockholder Proposal

We have carefully reviewed Proposal 5 and, for the following reasons, have determined that adopting the proposal is not in the best interests of HCA Healthcare or our stockholders. The Board unanimously recommends a vote “Against” the proposal.

We believe that all matters subject to stockholder approval should have the opportunity to be considered by and voted on by all stockholders.

The Board of Directors values both transparency and the democratic nature of stockholder meetings. Permitting stockholders to act by written consent could result in the approval of significant actions without adequate notice to all stockholders and without affording them a fair opportunity to express their views. As set forth in our certificate of incorporation and bylaws, any meeting of stockholders (including a special meeting of stockholders called pursuant to our certificate of incorporation and bylaws) occurs on a specified date that is publicly announced via a notice provided to all stockholders well in advance of the meeting. All stockholders have the opportunity to express their views and solicit proxies from other stockholders on the matters under consideration. By contrast, action by written consent does not necessarily require advance notice to all stockholders and does not provide a forum for a full, open debate prior to voting. Allowing action by written consent may therefore deprive stockholders of the opportunity to voice their views or even to register their vote on the proposed action. The Board believes that stockholders are entitled to participate fully in decisions on any action requiring their approval and that permitting actions by written consent undermines this right.

The stockholder right to call a special meeting of stockholders established by the Company’s certificate of incorporation and bylaws already provides stockholders with the means to act between annual meetings, as well as safeguards against the exertion of undue influence by individual stockholders in pursuit of special interests that may be inconsistent with all of our stockholders’ long-term best interests. The Board believes this special meeting right strikes the appropriate balance between affording stockholders active participation in the governance of the Company, on the one hand, and protecting against abusive and disruptive actions that may impair the effective management of the Company and be detrimental to stockholder interests, on the other.

Action by written consent is vulnerable to abuse.

Allowing stockholder action by written consent could facilitate and embolden the agenda of one or more activist investors, who may be interested in acting other than in the best interests of all stockholders. For example, action by written consent could undermine the Board’s ability to secure the highest value for stockholders in connection with a potential change in control of the Company or could be used to circumvent the director election process by enabling certain stockholders to replace members of the Board by written consent and effectively assume control of the Company without having to pay a premium to all stockholders. Additionally, concurrent and potentially conflicting consent solicitations by various groups of stockholders could occur on a continuous basis, creating the potential for confusion and imposing substantial administrative and financial burdens on the Company without corresponding benefits to stockholders.

The Company’s existing corporate governance practices, including the stockholder right to call a special meeting, empower stockholders to effectively engage with management.

The Board of Directors remains committed to employing robust and transparent corporate governance practices, which it has enhanced over the years, such that:

•	Members of the Board of Directors are elected annually by stockholders;

•	There are no supermajority voting requirements in the Company’s certificate of incorporation or its bylaws;

•	Stockholders may submit proposals to be included within our proxy statements and presented at stockholder meetings;

•	Stockholders holding at least 3% of our outstanding stock for three years have proxy access rights;

•	Stockholders holding at least 15% of our outstanding stock for one year have the right to call a special meeting of stockholders;

•	We do not have a stockholder rights plan or poison pill; and

•	There is a plan in place regarding the orderly succession of directors.

We highly value and actively seek out our stockholders’ perspectives and have a strong record of responsiveness to stockholder concerns. For example, in response to stockholder feedback expressing a preference to have the right to request special meetings as opposed to the right to act by written consent, the Board approved an amendment to the Company’s certificate of incorporation, as well as the Company’s bylaws, to establish procedures through which stockholders may call a special meeting, which amendment was subsequently approved by our stockholders in 2020. Stockholders have considered and rejected proposals to adopt a stockholder right of action by written consent in the past. We continue to engage with our stockholders regarding our corporate governance practices, which were developed and are continually evaluated to ensure stockholders have an appropriate level of access to management and the Board.

Our corporate governance practices are consistent with Delaware law.

HCA Healthcare was incorporated in Delaware and is governed by the Delaware General Corporation Law (the “DGCL”). The DGCL provides that only the board of directors of a corporation may call special meetings of the stockholders, unless such right is affirmatively granted to the stockholders of such corporation as set forth in its certificate of incorporation or bylaws. Notably, the DGCL does not prescribe, as suggested by the proponent, any particular ownership threshold for stockholders to call a special meeting. Under our bylaws, our stockholders holding 15% of all outstanding shares of our Common Stock, which shares have been held for at least one year, have the right to call a special meeting. We believe this threshold strikes the appropriate balance between giving meaningful access to a special meeting mechanism and mitigating the risk of frequent, costly, or strategically timed meetings driven by a relatively small minority position.

For all of the reasons discussed above, the Board believes the adoption of this proposal is unnecessary, has limited benefits to our stockholders, and is not in the best interests of our stockholders.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THIS PROPOSAL.

Vote Required

The stockholder proposal will be approved if properly presented and if it receives affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the virtual annual meeting and entitled to vote.

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the annual meeting. The persons named in the Proxy Card will vote in accordance with the recommendation of the Board of Directors on any other matters incidental to the conduct of, or otherwise properly brought before, the annual meeting. The Proxy Card contains discretionary authority for them to do so.

EXECUTIVE COMPENSATION

COMPENSATION RISK ASSESSMENT

In consultation with the Compensation Committee (the “Committee”) of the Board of Directors, members of Human Resources, Financial Reporting, Legal, Enterprise Risk Management and Internal Audit assessed whether the Company’s compensation policies and practices encourage excessive or inappropriate risk taking by our colleagues, including our named executive officers. This assessment included a review of the risk characteristics of our business and the design of our incentive compensation plans and policies. Although a significant portion of our executive compensation program is performance-based, the Committee focuses on aligning the Company’s compensation policies with the long-term interests of the Company and avoiding rewards or incentive structures that could create unnecessary risks to the Company.

Management reported its findings to the Committee, and the Committee agreed with management’s assessment that our plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material, adverse effect on the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers. The following executive compensation discussion and analysis describes the principles underlying our executive compensation policies and decisions as well as the material elements of compensation for our named executive officers. Our named executive officers for 2025 were:

•	Samuel N. Hazen, Chief Executive Officer;

•	Michael A. Marks, Executive Vice President and Chief Financial Officer;

•	Jon M. Foster, Executive Vice President and Chief Operating Officer;

•	Michael R. McAlevey, Executive Vice President – Chief Legal and Administrative Officer; and

•	Michael S. Cuffe, M.D., Executive Vice President and Chief Clinical Officer.

Compensation Philosophy and Objectives. In order to achieve our mission and business objectives, our compensation programs are directed toward attracting, retaining and rewarding a qualified and effective workforce. We seek to pay all of our employees fairly, balancing a variety of internal and external factors aligned with our Company culture and values.

The core philosophy of our executive compensation program is to support the Company’s primary objective of providing high-quality health care to our patients, while making a positive impact on the communities in which we operate and enhancing the long-term value of the Company for our stockholders. Specifically, the Committee believes that an effective executive compensation program (for all executives, including named executive officers):

•	Reinforces the Company’s values and strategic initiatives;

•	Aligns the economic interests of our executives with those of our stockholders; and

•	Encourages attraction and long-term retention of the highest quality employees.

The Committee is committed to a strong, positive link between our business objectives and performance and our executive compensation and benefits practices.

Our compensation philosophy also allows for flexibility in establishing executive compensation based on an evaluation of information prepared by management or other advisors and other subjective and objective considerations deemed appropriate by the Committee, subject to any contractual agreements with our executives. The Committee also considers the recommendations of our Chief Executive Officer for executives other than himself. We believe this flexibility is important to ensure our compensation programs are competitive and our compensation decisions appropriately reflect the unique contributions and characteristics of our executives.

2025 Performance Highlights

Financial Results and Stockholder Return:

●	For 2025, revenues totaled $75.600 billion, a 7.1% increase from 2024.

●	We generated solid cash flows from operating activities, totaling $12.636 billion for 2025.

●

Net income attributable to HCA Healthcare, Inc. was $6.784 billion, or $28.33 per diluted share, for the year ended December 31, 2025, compared to $5.760 billion, or $22.00 per diluted share, for the year ended December 31, 2024.

●	We paid $2.88 per share in dividends in 2025, a 9.1% increase from 2024.

Quality and Patient Care:

●

The Company’s performance scores on the Centers for Medicare & Medicaid Services (“CMS”) inpatient and outpatient measures continued to exceed the CMS national averages. For example, according to results released by CMS Care Compare in February 2026:

●

HCA Healthcare hospitals in the aggregate perform better than the national average across all six publicly reported Healthcare-Associated Infections based on a Standardized Infection Ratio of actual infections/expected infections.

●	Over 75% of HCA Healthcare hospitals perform at or above the national average for sepsis bundle compliance, which focuses on early recognition and early intervention.

●	Over 60% of HCA Healthcare hospitals perform at or better than the national average on stroke care based on the 30-day risk-standardized mortality rate for Medicare FFS stroke patients.

●

Over 60% of HCA Healthcare hospitals perform at or better than the national average for heart attack and heart failure based on 30-day risk-standardized mortality rates for Medicare FFS Heart Attack and Heart Failure patients, respectively.

●	33 HCA Healthcare-affiliated hospitals were named on the 2025 Fortune/Premier “100 Top Hospitals” list.

●

44 of HCA Healthcare’s hospitals were named on the 2026 Healthgrades America’s 250 Best Hospitals list, which recognizes the top 5% of hospitals in the country for clinical excellence, with 15 of those 44 hospitals also recognized on the list of America’s 100 Best Hospitals (top 2% nationally) and three such hospitals recognized on the list of America’s 50 Best Hospitals (top 1% nationally) for consistent clinical excellence.

Impact of Performance on 2025 Compensation. Our compensation philosophy, which is described in more detail herein, is centered around creating a strong link between the performance of business objectives and the value of compensation. The compensation of our named executive officers in 2025 was directly impacted by our financial performance, quality objectives and stockholder return as detailed below.

Performance Objective	Link to 2025 Compensation

Financial	80% of 2025 Executive Officer Performance Excellence Program (“PEP”) annual incentive awards were based on achieving a targeted level of EBITDA (defined below). Vesting for performance share units granted in 2025 is based on achievement of a cumulative diluted earnings per share (“EPS”) goal for fiscal years 2025 – 2027.

Quality/Patient Care	20% of 2025 PEP annual incentive awards were based on Company performance against patient care and quality benchmarks. Quality performance is important to our ability to attract and retain patients, physicians and colleagues. Quality performance is also embedded within the financial (or EBITDA) performance portion of the PEP, as there are numerous hospital-based quality arrangements that align quality care and our financial performance, such as the CMS value-based arrangements (including the Hospital Acquired Condition Reduction Program, Hospital Readmission Reduction Program and the Hospital Value-Based Purchasing Program) and commercial payer quality incentive components included in our pay-for-performance contracts.

Stockholder Return	Annual equity awards granted in 2025 (50% in four-year time-based stock appreciation rights (“SARs”) and 50% in three-year cumulative EPS-vested performance share units (“PSUs”)) were designed to reward executives for future growth in stockholder value.

The Company had strong financial and quality performance for 2025, and our results generally exceeded the targets for EBITDA and quality-based metrics established for the year, which were designed to drive a strong pay-for-performance culture. As a result, annual incentive payouts for the named executive officers under the 2025 PEP were paid at 195.78% of target. In addition, the Company’s cumulative financial performance for fiscal years 2023 – 2025 exceeded the EPS-based target established for the three-year period, which was designed to reward long-term Company performance. As a result, participants earned 200% of the performance share units granted in 2023, which were tied to 2023 – 2025 cumulative EPS performance.

2025 “Say-on-Pay” Advisory Vote. The Company provided stockholders a “say-on-pay” advisory vote on its executive compensation in 2025, as required under the Dodd-Frank Act. At our 2025 annual meeting of stockholders, stockholders expressed substantial support for the compensation of our named executive officers, with approximately 94% of the votes cast for approval of the “say-on-pay” advisory vote on executive compensation. The Committee evaluated the results of the 2025 advisory vote and considered many other factors in evaluating the Company’s executive compensation programs as discussed in this Compensation Discussion and Analysis. In light of the substantial support expressed by our stockholders for our compensation program, the Committee did not make any changes to our executive compensation program and policies as a direct result of the 2025 “say-on-pay” advisory vote.

Stockholder Engagement. The Company engages with stockholders throughout the year primarily through regular investor relations meetings and stockholder outreach sessions. The Company views its interactions with stockholders as a two-way dialogue and seeks to provide information and perspective concerning various subjects, such as the Company’s performance, strategy, corporate responsibility, corporate governance, human capital matters, quality of care and executive compensation-related matters. The Company also solicits and receives feedback with respect to a broad range of topics of interest to our stockholders.

Key Compensation Practices and Policies

The Company has adopted the following key programs, policies and practices to respond to evolving good governance practices in executive compensation and enhance the alignment of our executive compensation programs and stockholder interests:

What We Do

Restrict Hedging and Pledging Transactions: Executive officers, directors and other Company insiders are restricted from (i) engaging in hedging transactions designed to reduce or limit economic risk with respect to such individuals’ interest in Company securities and (ii) pledging Company securities as collateral for margin or other loans.

Performance-Based Long-Term Incentive Programs: Since 2015, annual equity grants have included PSU awards that vest based on achievement of a three-year cumulative EPS goal.

Discourage Short-Term Risk Taking: The Company’s Compensation Recoupment Policy provides for the mandatory recoupment of incentive-based compensation from executive officers in the case of applicable restatements of the Company’s financial statements, in accordance with NYSE rules. Annual incentive payouts under the PEP are subject to additional discretionary clawback provisions in the event of financial restatements or inaccuracies later found in program metrics or bad faith actions of a participant. Executive officers, directors and other Company insiders are also restricted from engaging in transactions in which such individuals may profit from short-term speculative swings in the value of Company securities.

Share Ownership Guidelines: The Company’s share ownership guidelines provide that our Chief Executive Officer and other named executive officers should hold equity with an aggregate value at least five times and three times their base salaries, respectively, within five years of appointment.

Minimum Vesting Periods: Equity awards granted under the Company’s 2020 Stock Incentive Plan must have minimum vesting or service periods of at least one year, other than in connection with a change in control or the death or permanent disability of a participant, subject to an exception for up to five percent of the shares initially available under the plan.

Policies that Reinforce the Company’s Mission and Values: Annual incentive payouts under the PEP are subject to a certification by the Chief Executive Officer that the participant has acted in accordance with the Company’s stated mission and values, the Code of Conduct and other regulatory requirements. Further, all employees are required to complete annual Code of Conduct training to continue to receive their salary and benefits.

What We Don’t Do

Automatic Single-Trigger Change in Control Provisions: All SAR and PSU awards are subject to a “double-trigger” for accelerated vesting under certain change in control scenarios.

Tax Gross-Ups on Perquisites: The Company does not provide any gross-up payments to our named executive officers to cover the taxes due on perquisite-related income other than tax assistance (gross-up payments) on taxable relocation benefits.

Excise Tax Gross-Ups on Change in Control Payments: The Company does not provide for any excise tax gross-up on benefits received in connection with a change in control of the Company for our executive officers.

Overview of Executive Compensation Programs. The Committee is generally charged with the oversight of our executive compensation and rewards programs. The Committee is currently composed of John W. Chidsey, III, Robert J. Dennis (retiring at annual meeting), Michael W. Michelson and Andrea B. Smith (Chair). Responsibilities of the Committee include, among other items, the review and/or approval of the following items:

•	Executive compensation strategy and philosophy;

•	Evaluation process and compensation arrangements for executive management, including the Chief Executive Officer;

•	Design and administration of the annual Executive Officer PEP;

•	Design and administration of our equity incentive plans;

•	Executive benefits and perquisites (including the HCA Restoration Plan and the Supplemental Executive Retirement Plan);

•	Management succession planning;

•

Human capital management strategies and policies with respect to attracting, developing, retaining and motivating leadership and colleagues, workplace culture and values, employee relations and workplace safety; and

•	Any other executive compensation or benefits related items deemed appropriate by the Committee.

In addition, the Committee considers the proper alignment of executive pay policies with Company values and strategy by overseeing executive compensation policies, human capital management strategies and policies, corporate performance measurement and assessment, and the Chief Executive Officer performance assessment.

The Committee may retain the services of independent outside consultants, as it deems appropriate in its sole discretion, to assist in the strategic review of programs and arrangements relating to executive compensation and performance. The Committee has retained Semler Brossy as its external advisor. The Committee considers advice and analysis presented by Semler Brossy in making decisions on compensation plan designs and compensation decisions for the executive officers and directors. As required under the NYSE listing rules, the Committee has considered and assessed all factors relevant to Semler Brossy’s independence from management, including, but not limited to, those set forth in Section 303A.05(c)(iv) of the NYSE Listed Company Manual, as applicable. Based on this review, the Committee is not aware of any conflict of interest that has been raised in connection with work performed by Semler Brossy.

Peer Group Market Data.  Our Human Resources team, in collaboration with Semler Brossy, collects compensation data from similarly sized companies using both proxy and survey sources and presents that information to the Committee to the extent that comparable position matches and components of pay are available.

Proxy Data

In order to assess the competitiveness of our compensation for our named executive officers, Semler Brossy collected and reviewed compensation data for top executive positions for large public health care companies as reported in their proxy statements. These companies included health care providers, as well as companies in the health insurance, pharmaceutical, medical supply and related industries. This peer group is reviewed on an annual basis. The peer group’s 2024 revenues ranged from $20.7 billion to $400.3 billion, with median revenues of $60.0 billion, which is comparable to our size. The companies in this analysis included:

• Abbott Laboratories • AbbVie Inc. • Amgen Inc. • Bristol-Myers Squibb Company • Cardinal Health, Inc. • Cencora, Inc. • Centene Corp. • CVS Health Corporation	• Danaher Corporation • Elevance Health, Inc. • Eli Lilly and Company • Gilead Sciences, Inc. • Humana Inc. • Johnson & Johnson • McKesson Corporation • Medtronic Inc.	• Merck & Co., Inc. • Molina Healthcare, Inc. • Pfizer Inc. • Stryker Corporation • Tenet Healthcare Corporation • The Cigna Group • Thermo Fisher Scientific Inc. • UnitedHealth Group Incorporated

Survey Data

To complement the compensation peer group proxy data and provide relevant market comparisons for executive officers whose positions could not be directly matched to peer data, Semler Brossy collected and reviewed compensation data from the following nationally recognized survey sources:

Willis Towers Watson Executive Compensation Database	Greater than $20B Revenue
Radford McLagan Compensation Database	Greater than $50B Revenue

These particular revenue scopes were selected because they were the closest approximations to the Company’s revenue size. Each survey that provided an appropriate position match, relevant scope cut and sufficient sample size was utilized in the analysis.

Consistent with our compensation philosophy, the Committee considers the market findings as only one input in developing our executive compensation programs and will also consider, among other factors (typically not reflected in these data sources), the executive’s individual performance during the year, his or her projected role and responsibilities for the coming year, his or her actual and potential impact on the successful execution of Company strategy, recommendations from our Chief Executive Officer (for executives other than himself) and the independent compensation consultant, the executive’s experience and professional status, internal pay relativity considerations, and employment market conditions and compensation practices within our peer group. These factors are considered on a case-by-case basis for each executive without any specific weighting or formula.

Elements of Compensation

Our compensation program is heavily weighted towards performance-based compensation, reflecting our philosophy of increasing the long-term value of the Company and supporting strategic imperatives. The following table summarizes the elements of our total compensation program for the named executive officers and provides the reasons these elements are included in the program:

Category of Compensation	Elements of Compensation	Why We Provide

Cash Compensation	Salary Annual Incentive (PEP)	● Attract, retain, and motivate key executive talent ● Provide income security ● Motivate and reward annual financial, operations and quality performance results

Long-Term Incentives	Equity Grants (SARs and PSUs)	● Attract, retain, and motivate key executive talent ● Align interests of executives and stockholders ● Motivate and reward long-term financial performance ● Encourage executive stock ownership

Benefits	Retirement Benefits Personal Benefits Severance & Change in Control Benefits	● Attract and retain key executive talent ● Enhance executive productivity ● Provide opportunity for financial security in retirement

Consistent with the Committee’s commitment to a strong positive link among our business objectives, our performance and our executive compensation practices, we have placed a significant emphasis on pay “at risk,” based on the achievement of financial performance, quality patient care and the performance of our stock. The following charts illustrate that 93% of our Chief Executive Officer’s total direct compensation and 84% of the other named executive officers’ average total direct compensation for 2025 was performance-based pay, with a significant emphasis on long-term performance and stockholder value creation. For the purposes of these charts, total direct compensation includes salary, actual annual incentive payouts and the grant date fair value of equity grants made in 2025.

Elements of Compensation – Base Salary

Base salaries are intended to provide reasonable and competitive fixed compensation for regular job duties. We do not adjust salaries for all executive officers on an annual basis, but rather make adjustments based on changes in responsibilities, market pay practices, internal equity and other factors as discussed above on a case-by-case basis.

Named Executive Officer	2024 Salary	2025 Salary	% Change[1]

Samuel N. Hazen	$1,542,467	$1,581,029	2.5%

Michael A. Marks	$900,000	$990,000	10.0%

Jon M. Foster	$1,020,000	$1,045,500	2.5%

Michael R. McAlevey	$990,000	$1,014,750	2.5%

Michael S. Cuffe, M.D.	$918,000	$980,000	6.8%

[1]

The salaries of the named executive officers were increased, effective February 1, 2025, in recognition of individual performance and a review of internal and external pay relativity. In addition, the adjustments for Mr. Marks and Dr. Cuffe were intended to better align their base salaries with the evolving scope and impact of their roles.

In recognition of their individual performance and a review of internal relativities and external pay benchmarks, effective February 1, 2026, the salaries of Messrs. Hazen, Foster and McAlevey and Dr. Cuffe were increased by 2.5% to $1,620,555, $1,071,638, $1,040,119 and $1,004,500, respectively, and the salary of Mr. Marks was increased 8.0% to $1,069,200.

Elements of Compensation – Annual Incentive Compensation: PEP

The PEP is intended to reward named executive officers for annual financial and quality and care performance, with the goals of providing high-quality health care for our patients and increasing stockholder value. Accordingly, the Company’s 2025 Executive Officer Performance Excellence Program (the “2025 PEP”) was approved by the Committee to cover annual incentive awards for 2025. 2025 PEP targets were intended to provide a meaningful incentive for executives to achieve or exceed performance goals and be competitive with market practices. Each named executive officer in the 2025

PEP was assigned a 2025 annual award target expressed as a percentage of salary ranging from 100% to 175%. The PEP award targets for our named executive officers were not changed from 2024 to 2025 except for Mr. Hazen, whose PEP award target was set at 175% due to external benchmarks, and Mr. Marks, whose PEP award target was set at 125% due to external benchmarks and increased experience in the role.

2025 PEP – Design

Actual awards under the 2025 PEP are generally determined using the following steps:

Step 1

Conduct Threshold

The executive’s conduct must reflect our mission and values by upholding our Code of Conduct and following our compliance policies and procedures. This step is critical to reinforcing our commitment to integrity and the delivery of high-quality health care. In the event the Committee determines the participant’s conduct during the fiscal year is not in compliance with the first step, he or she will not be eligible for an incentive award.

Step 2

Calculation of Financial (80%) and Quality and Care (20%) Performance

The actual award amount is determined based upon Company performance on financial and quality and care performance measures. In 2025, 80% of the PEP award for all named executive officers was based upon one financial performance measure, EBITDA, as defined in the 2025 PEP, and 20% of the PEP award was based upon the Company’s quality and patient care experience performance, with a focus on healthcare-associated infections and sepsis, risk-adjusted mortality and complication values and inpatient and emergency room patient experience performance against industry benchmarks.

2025 PEP Design: EBITDA Measure (80% of 2025 PEP)

The 2025 PEP was designed to provide 100% of the EBITDA weighted portion of the target award for target EBITDA performance, 25% of the EBITDA weighted portion of the target award for threshold level of EBITDA performance, and a maximum of 200% of the EBITDA weighted portion of the target award for maximum EBITDA performance, with no payments made for performance below the threshold level. The Committee believes this payout curve is consistent with competitive practice.

Our 2025 threshold EBITDA performance level was set at 4% below the target goal and the maximum performance goal was set at 4% above the target goal to reflect potential performance volatility. EBITDA targets were linked to the Company’s short-term and long-term business objectives to ensure incentives are provided for appropriate annual growth.

EBITDA Performance Level	Payout for EBITDA Portion of 2025 PEP

Threshold	25%

Target	100%

Maximum	200%

EBITDA is defined in the 2025 PEP as earnings before interest, income taxes, depreciation, amortization, net income attributable to noncontrolling interests, gains or losses on sales of facilities,

gains or losses on extinguishment of debt, legal claim costs (benefits), asset or investment impairment charges, restructuring charges, any expenses for share-based compensation under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, and any other gains or charges resulting from significant, unusual and/or nonrecurring events, as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report for the fiscal year, as determined in good faith by the Board of Directors or the Committee in consultation with the Chief Executive Officer.

2025 PEP Design: Quality and Care Measures (20% of 2025 PEP)

The quality weighted portion of the 2025 PEP was based on the Company’s performance on each of the following quality and patient care experience metrics as measured against industry benchmarks:

Healthcare-Associated Infections and Sepsis Core Measure (30%)	Complication and Mortality CHOIS Risk-Adjusted Indices (30%)	Patient Care Experience (40%)

5%  Central Line-Associated Blood Stream Infection (CLABSI)

5%  Catheter-Associated Urinary Tract Infection (CAUTI)

5%  Surgical Site Infections (SSI)

5%  Methicillin Resistant Staphylococcus Aureus (MRSA)

5%  Clostridium difficile (C. diff)

Each for CMS reportable patient populations as defined by the CDC’s National Healthcare Safety Network (CDC – NHSN).

5%  Sepsis Bundle (SEP-1)

As developed by The Joint Commission and CMS and set forth in the Specifications Manual for National Hospital Inpatient Quality Measures.

15% Mortality Index Value

15% Complication Index Value

Both calculated for an all payer population using the Premier Health Risk-Adjusted Mortality and Complications models. These indices are calculated internally and published to the Risk-Adjusted Comprehensive Health Outcomes Information System (“CHOIS”) application.

20% Inpatients

Measured by the CMS Hospital Consumer Assessment of Healthcare Providers and Systems (“HCAHPS”) overall rating top box score (defined as response of nine or ten on the CMS HCAHPS survey).

20% Emergency Room Patients

Measured by the Press Ganey Emergency Room overall rating top box score (defined as response of Very Good on the Patient Experience Emergency Room survey).

The 2025 PEP was designed to provide 100% of the quality weighted portion of the target award applicable to each quality and care metric for performance at the target level of performance for such metric, 0% of the quality weighted portion of the target award applicable to each quality and care metric for performance at or below the threshold level of performance for such metric, and a maximum of 200% of the quality weighted portion of the target applicable to each quality and care metric for performance at or above the maximum level of performance for such metric. For the 2025 PEP, the threshold, target and maximum levels for the quality metrics set forth above other than the Complication and Mortality CHOIS Risk Adjusted Indices were set at the 45th, 55th and 65th percentile, respectively, and for the care experience metrics set forth above were set at 45%, 55% and 65% of hospitals achieving year over year improvement and/or performance at the 75th percentile, respectively. For the Complication and Mortality CHOIS Risk Adjusted Indices, the threshold, target and maximum levels were set at 1.00, 0.85 and 0.70, respectively.

Quality and Care Metric Performance Level	Payout for Quality and Care Metric Portion of 2025 PEP[1]

Threshold (45th percentile for Healthcare-Associated Infections and Sepsis Core Measure metrics; 1.00 for Complication and Mortality; 45% of hospitals for care experience metrics)	0%

Target (55th percentile for Healthcare-Associated Infections and Sepsis Core Measure metrics; 0.85 for Complication and Mortality; 55% of hospitals for care experience metrics)	100%

Maximum (65th percentile for Healthcare-Associated Infections and Sepsis Core Measure metrics; 0.70 for Complication and Mortality; 65% of hospitals for care experience metrics)	200%

[1]	In the event the Company’s actual EBITDA was less than 90% of the target level of EBITDA, there would be no payment with respect to the quality weighted portion of the 2025 PEP.

The Committee believes quality and care performance is important to the Company’s ability to attract and retain patients, physicians and colleagues. The Committee set challenging performance targets for the 2025 PEP quality and care metrics to encourage continuous improvement.

Quality and care performance is also embedded within the EBITDA weighted portion of the PEP in that there are numerous hospital-based quality arrangements that align quality care and our financial performance, such as the CMS value-based arrangements (including the Hospital Acquired Condition Reduction Program, Hospital Readmission Reduction Program and the Hospital Value-Based Purchasing Program) and commercial payer quality incentive components included in our pay-for-performance contracts.

2025 PEP – Actual Performance and Payout

Based upon the Company’s performance on the EBITDA and quality and care metrics as discussed in more detail below, Messrs. Hazen, Marks, Foster and McAlevey and Dr. Cuffe each received an actual 2025 PEP payment of 195.78% of their 2025 PEP Target.

Named Executive Officer	2025 PEP Target (as a % of Base Salary)	2025 PEP Payout (as a % of PEP Target)			2025 PEP Aggregate Payout (as a % of Base Salary)
		EBITDA Performance (80% Weight)	Quality and Care Performance (20% Weight)	Final PEP Payout (as a % of PEP Target)

Samuel N. Hazen	175%	200.00%	178.88%	195.78%	342.61%

Michael A. Marks	125%	200.00%	178.88%	195.78%	244.72%

Jon M. Foster	125%	200.00%	178.88%	195.78%	244.72%

Michael R. McAlevey	100%	200.00%	178.88%	195.78%	195.78%

Michael S. Cuffe, M.D.	100%	200.00%	178.88%	195.78%	195.78%

2025 PEP Actual Performance and Payout: EBITDA Measure (80% of 2025 PEP)

2025 EBITDA Target, as adjusted	2025 Actual EBITDA, as adjusted	2025 Actual EBITDA, as adjusted (as a % of EBITDA Target)	EBITDA Portion of 2025 PEP Payout (as a % of PEP Target)

$15.091 billion	$15.868 billion	105.15%	200.00%

The EBITDA target performance goals and actual performance were adjusted to exclude unbudgeted acquisitions and dispositions. The Committee also adjusted 2025 EBITDA actual performance for purposes of the 2025 PEP to exclude the impact on the Company’s EBITDA performance resulting from an insurance recovery during 2025 related to the effects of Hurricane Milton and the impact during 2025 resulting from certain other non-operating gains related to prior periods.

The adjustments described above are consistent with the Committee’s view that, in general, management’s performance for such purposes should be measured against operational results, subject to adjustment in appropriate circumstances for unusual or extraordinary events. Such adjustments are also consistent with the terms of the 2025 PEP, which permit adjustment for significant, unusual and/or nonrecurring events that are described in management’s discussion and analysis of financial condition and results of operations in the Company’s annual report for the fiscal year.

These EBITDA targets should not be considered as management’s predictions of future performance or other guidance and investors should not apply these in any other context.

2025 PEP Actual Performance and Payout: Quality and Care Measures (20% of 2025 PEP)

Category	Measure	Weight	Target Performance Percentile Ranking, Ratio or %[1]	Actual Performance Percentile Ranking, Ratio or %[2,3]	% Payout	Contribution to Quality Weighted Portion of PEP Payout (as a % of PEP Target)

Healthcare- Associated Infections and Sepsis Core Measure	CLABSI	5%	55	63.0	180.0%	9.00%
	CAUTI	5%	55	70.5	200.0%	10.00%
	SSI	5%	55	49.2	42.0%	2.10%
	MRSA	5%	55	57.2	122.0%	6.10%
	C. diff	5%	55	78.3	200.0%	10.00%
	SEP-1	5%	55	74.8	200.0%	10.00%

Complication and Mortality CHOIS Risk Adjusted Indices	CHOIS Complication	15%	0.85	0.530	200.0%	30.00%
	CHOIS Mortality	15%	0.85	0.613	200.0%	30.00%

Care Experience	Inpatient (HCAHPS)	20%	55%	60.84%	158.4%	31.68%
	ER (Press Ganey)	20%	55%	91.57%	200.0%	40.00%

Quality Weighted Portion of 2025 PEP Payout (as a % of PEP Target)						178.88%

[1]

Threshold, target and maximum performance levels for Healthcare-Associated Infections and Sepsis Core Measure were set at the 45th, 55th and 65th percentile ranking, respectively. Threshold, target and maximum performance levels for Complication and

Mortality CHOIS Risk Adjusted Indices were set at 1.00, 0.85 and 0.70, respectively. Threshold, target and maximum performance levels for Care Experience Metrics were set at 45%, 55% and 65% of hospitals achieving year over year improvement and/or performance at the 75th percentile ranking, respectively.
[2]	Measurement period was Fourth Quarter 2024 through Third Quarter 2025.
[3]	Hospital facilities divested, acquired or newly opened during the measurement period were excluded.

Elements of Compensation – Long-Term Equity Incentive Awards

Equity grants made under our long-term incentive compensation programs are intended to align the interests of executives and stockholders by rewarding executives for long-term growth in stockholder value. These programs also serve as a key component of the executives’ compensation packages in attracting and retaining top talent. Lastly, these programs encourage share ownership. Grants made in 2025 were made under the 2020 Stock Incentive Plan for Key Employees of HCA Healthcare, Inc. and its Affiliates, as amended (the “2020 Stock Incentive Plan”).

Since 2015, the annual long-term equity incentive awards awarded to the Company’s executive officers have included PSUs, which vest upon achievement of a three-year cumulative EPS goal, in addition to time vesting stock settled SAR awards. The 2025 annual equity awards for the named executive officers, which were granted in January 2025 were structured with 50% of the target award value granted in the form of time-based SARs, and the other 50% of the target award value granted in the form of PSUs which vest based on achievement of a cumulative three-year EPS goal.

The Committee determined the target values of the equity grants awarded to the named executive officers in 2025 based on a combination of the following considerations:

•	Market practices;

•	Historical performance and any recent adjustment in job scope; and

•	Future projected contributions of the named executive officers.

Stock Appreciation Rights

The Committee determined that SARs are an effective long-term incentive vehicle for executive officers because:

•	SARs only reward executives for stock price appreciation;

•	SARs are more efficient than stock options in terms of utilizing the stockholder approved management equity pool; and

•	In conjunction with the vesting requirements, the grants encourage both short-term and long-term Company performance.

Stock Appreciation Rights – 2025 Awards

The SARs granted in 2025 have a ten-year term and were granted with an exercise price equal to the fair market value of the Company’s common shares on the date of grant (the “2025 SARs”). The 2025 SARs are structured such that 25% of the SARs will vest on each of the first four anniversaries of the grant date. The Committee used the Company’s three-month average stock price as of the grant date and a valuation model estimation to determine the number of SARs granted.

Named Executive Officer	# of 2025 SARs Granted

Samuel N. Hazen	74,620

Michael A. Marks	15,639

Jon M. Foster	16,756

Michael R. McAlevey	11,171

Michael S. Cuffe, M.D.	11,171

For additional information concerning the 2025 SARs, see the Outstanding Equity Awards at 2025 Fiscal Year-End Table.

Performance Share Units

The Committee determined that PSUs are consistent with competitive market practices for executive pay and appropriately reward our executives for long-term Company performance. PSUs granted between 2023 and 2025 vest based on achievement of a cumulative three-year EPS goal (“Target EPS”) as set forth in the schedule below, with vesting between threshold and maximum amounts for performance between 85% for 2025 grants (90% for 2023 grants and 2024 grants) and 110% of Target EPS determined by straight line interpolation. In January 2025, the Committee approved decreasing the threshold amount for performance for PSUs granted beginning in 2025 to 85% of target in response to potential policy and regulatory uncertainty for health care services. The

Committee sets challenging Target EPS goals to link the awards to the Company’s long-term business objectives and to provide meaningful incentives for achieving or exceeding the Company’s performance growth objectives.

Cumulative EPS for Applicable Three-Year Performance Period for 2025 PSUs	Percentage of Target 2025 PSUs Earned

Less than 85% of Target EPS	0%
85% of Target EPS	25%
100% of Target EPS	100%
Greater than or equal to 110% of Target EPS	200%

Cumulative EPS is defined for purposes of the PSUs as the sum of the Company’s “diluted earnings per share” of each of the three fiscal years of the Company within the performance period as reported in the Company’s audited financial statements for each such year, adjusted to exclude the effects of: (a) gains or losses on sales of facilities, (b) gains or losses on extinguishment of debt, (c) asset or investment impairment charges, (d) legal claim costs or benefits (disclosed as separate line item in consolidated income statement), (e) expenses, or adjustments to expenses, for share-based compensation recognized under FASB ASC 718 related to the PSUs that result from EPS performance above or below the Target EPS during the performance period, (f) the impact of Accounting Standards Update (“ASU”) 2016-09: Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”) that results in EPS performance above or below the Target EPS during the performance period, (g) gains or losses on acquisition or disposition of controlling interests in equity investments or consolidated entities, and (h) any other gains, expenses or losses resulting from significant, unusual and/or nonrecurring events, as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report for the applicable fiscal year, as determined in good faith by the Board or the Committee.

Performance Share Units – Grant of 2025 Awards

The PSUs granted in 2025 (the “2025 PSUs”) vest based on achievement of a cumulative Target EPS for fiscal years 2025 – 2027, subject to the vesting schedule set forth above. The Committee used the Company’s three-month average stock price as of the grant date to determine the number of PSUs granted.

Named Executive Officer	# of 2025 Target PSUs Granted

Samuel N. Hazen	25,782

Michael A. Marks	5,404

Jon M. Foster	5,790

Michael R. McAlevey	3,860

Michael S. Cuffe, M.D.	3,860

For additional information concerning the 2025 PSUs, see the Outstanding Equity Awards at 2025 Fiscal Year-End Table.

Performance Share Units – Vesting of 2023 Awards

The PSUs granted in 2023 (the “2023 PSUs”) vested based on achievement of a cumulative Target EPS for fiscal years 2023 – 2025, subject to the PSU vesting schedule set forth above.

The cumulative Target EPS for the 2023 PSUs was $55.50, and the actual cumulative EPS achieved for the 2023 – 2025 fiscal year period for purposes of the 2023 PSUs was $69.66, which included adjustments for the impact during 2024 of Hurricanes Helene and Milton, an insurance recovery during 2025 related to the effects of Hurricane Milton, the impact of ASU 2016-09 that results in EPS performance above or below the Target EPS during the performance period, and expenses, or adjustments to expenses, for share-based compensation recognized under FASB ASC 718 related to the PSUs that result from EPS performance above or below the Target EPS during the performance period. Therefore, based upon achievement of a cumulative adjusted EPS of 125.5% of the Target EPS for the 2023 PSUs, the named executive officers vested in 200% of the Target 2023 PSUs.

Named Executive Officer	# of 2023 Target PSUs Granted	# of Actual 2023 PSUs Vested

Samuel N. Hazen	27,467	54,934

Michael A. Marks	2,513	5,026

Jon M. Foster	7,848	15,696

Michael R. McAlevey	4,186	8,372

Michael S. Cuffe, M.D.	4,814	9,628

Ownership Guidelines. Our ownership guidelines provide that our Chief Executive Officer should hold Company equity with an aggregate value at least five times his base salary, and our other named executive officers should hold equity with an aggregate value at least three times their respective base salaries. When calculating equity holdings, we include shares beneficially owned by the executive as well as the “in-the-money” value of vested SARs. The guidelines provide that 75% of vested restricted shares net of taxes and exercised SARs must be retained by the executive until minimum ownership levels are met. If our market share price declines to the extent that an executive’s ownership falls below the guidelines, these holding requirements are reinstated. In general, named executive officers will be expected to meet the ownership guidelines within five years of appointment to their position. As of December 31, 2025, each named executive officer’s equity holdings substantially exceeded the minimum ownership guidelines.

Personal Benefits. Our executive officers receive certain benefits outside of those offered to our other employees. Generally, we provide these benefits to increase travel and work efficiencies, multiply the impact of our executives’ contributions to community organizations, promote retention and transitions in job roles and allow for more productive use of our executives’ time.

Our Chief Executive Officer is permitted to use the Company aircraft for personal trips, subject to the aircraft’s availability. The named executive officers may also have their spouses and/or other guests accompany them on business trips taken on the Company aircraft, subject to seat availability, a benefit which has minimal incremental costs to the Company. In addition, there are times when it is appropriate for an executive’s spouse or other guest to attend events related to our business. On those occasions, we will pay for the travel expenses of the executive’s spouse or guest. The value of these personal benefits, if any, is included in the executive officer’s income as required for tax purposes.

The Company also supports colleagues across the organization in providing matching gifts to the HCA Healthcare Hope Fund and other eligible 501(c)(3) entities. Depending on individual volunteer and giving activity for the year, our Chief Executive Officer is eligible for up to $42,500 in matching gifts to charitable organizations each year, and the other named executive officers are eligible for up to $22,500 – $27,500 in matching gifts each year.

The Company does not provide any gross-up payments to our named executive officers to cover the taxes due on perquisite-related income.

Except as otherwise discussed herein, other welfare and employee benefit programs are the same for all of our eligible employees, including our named executive officers.

Retirement Plans and Benefits. We currently maintain one tax-qualified retirement plan in which the named executive officers are eligible to participate, the HCA 401(k) Plan. The purpose of the HCA 401(k) Plan is to aid in recruitment and retention and to assist employees in providing for retirement. Generally, all employees who have completed the plan’s service requirements are eligible to participate in the HCA 401(k) Plan. Each of our named executive officers participates in the HCA 401(k) Plan. For additional information on the HCA 401(k) Plan, including amounts contributed by HCA Healthcare in 2025 to the named executive officers’ HCA 401(k) Plan accounts, see the 2025 Summary Compensation Table and related footnotes and narratives and “2025 Pension Benefits.”

Our executives may also participate in supplemental retirement programs as described below. The Committee and the Board initially approved these supplemental programs to:

•	Recognize significant long-term contributions and commitments by executives to the Company and to performance over an extended period of time;

•	Induce our executives to continue employment through a specified normal retirement age; and

•	Provide a competitive benefit to aid in attracting and retaining key executive talent.

The HCA Restoration Plan, a non-qualified retirement plan, provides a benefit to replace a portion of the contributions lost in the HCA 401(k) Plan due to certain Internal Revenue Service limitations. All of the named executive officers participate in the HCA Restoration Plan; however, effective January 1, 2008, participants in the SERP (described below) ceased to be eligible for HCA Restoration Plan contributions. Hypothetical accounts, as of January 1, 2008, continue to be maintained in the HCA Restoration Plan for each named executive officer that participates in the SERP, but such accounts are not increased or decreased with hypothetical investment returns. For additional information concerning the HCA Restoration Plan, see “2025 Nonqualified Deferred Compensation.”

Certain executives also participate in the HCA Supplemental Executive Retirement Plan (the “SERP”), adopted in 2001. Messrs. Hazen, Marks and Foster participate in the SERP (Mr. McAlevey and Dr. Cuffe do not participate). The SERP benefit brings the total value of annual retirement income to a specific income replacement level. For named executive officers with 25 years or more of service, this income replacement level is 60% of final average pay (base salary and PEP payouts) at normal retirement, a competitive level of benefit at the time the plan was implemented. All participants are fully vested in their SERP benefits, and the plan is closed to new entrants. For additional information concerning the SERP, see “2025 Pension Benefits.”

In the event a participant renders service to another health care organization within five years following retirement or termination of employment, he or she forfeits the rights to any further payment and must repay any payments already made under the SERP and HCA Restoration Plan. This non-competition provision is subject to waiver by the Committee with respect to the named executive officers.

Equity Award Retirement Provisions

Pursuant to the agreements governing the SARs granted to the named executive officers in 2017 – 2018, the vested portions of such awards will remain exercisable for three years following termination of the executive’s employment by reason of death, disability, or “retirement” (defined under such agreements as resignation from service (i) after attaining 65 years of age or (ii) after attaining 55 years of age and completing 10 years of service with the Company or any of its subsidiaries).

Pursuant to the agreements governing the SAR awards granted to the named executive officers in 2019 – 2026, in the event of the executive’s termination on account of death, disability, or “retirement” (defined under such agreements as resignation from service (i) after attaining 65 years of age or (ii) after attaining 60 years of age and completing 20 years of service (for awards granted in 2019-2020) or 20 consecutive years of service (for awards granted in 2021-2026) with the Company or any of its subsidiaries), without a change in control, (i) the awards will be forfeited if the executive terminates employment less than one year after the grant date, (ii) the awards immediately vest and remain exercisable for four years following termination of the executive’s employment on account of death or disability occurring one year or more after the grant date, and (iii) the awards will continue to vest annually as scheduled and remain exercisable for four years following termination of the executive’s employment by reason of “retirement” as defined in the SAR grant agreements.

Pursuant to the agreements governing the PSU awards granted to the named executive officers in 2023 – 2026, in the event of the executive’s termination on account of death, disability, or retirement (defined under such agreements as resignation from service (i) after attaining 65 years of age or (ii) after attaining 60 years of age and completing 20 consecutive years of service with the Company or any of its subsidiaries), without a change in control, (i) the awards will be forfeited if the executive terminates employment less than one year after the grant date and (ii) the awards will be eligible to vest on a prorated basis (based on the number of days employed during the performance period) if the executive’s employment is terminated one year or more after the grant date.

Equity Award	Retirement Definition	Time Period between Retirement Date and Grant Date	Continued Vesting after Retirement	Continued Exercisability after Retirement

SARS (Granted 2017 – 2018)	Age 65 or Age 55 and 10 years of service	N/A	No	3 Years

SARs (Granted 2019 – 2026)	Age 65 or Age 60 and 20 years of service	< 1 year	No	N/A

SARs (Granted 2019 – 2026)	Age 65 or Age 60 and 20 years of service	≥ 1 year	Yes	4 Years

PSUs (Granted 2023 – 2026)	Age 65 or Age 60 and 20 years of service	< 1 year	No	N/A

PSUs (Granted 2023 – 2026)	Age 65 or Age 60 and 20 years of service	≥ 1 year	Pro Rata	N/A

As of December 31, 2025, Messrs. Hazen and Foster were retirement eligible under all applicable award agreements, and Mr. Marks was retirement eligible under the award agreements granted in 2017 – 2018. Additional information regarding applicable payments under such agreements for the named executive officers is provided under “Potential Payments Upon Termination or Change in Control.”

Severance Benefits. In connection with the Merger in 2006, we entered into employment agreements with Mr. Hazen and certain other members of senior management at such time to help ensure the retention of those executives critical to the future success of the Company. Among other things, Mr. Hazen’s agreement sets his compensation terms, rights and benefits upon a termination of employment, and restrictive covenants around non-competition, non-solicitation and confidentiality. Messrs. Marks, Foster and McAlevey and Dr. Cuffe do not have employment agreements but are covered under our Executive Severance Policy. We believe that reasonable severance benefits are appropriate in order to be competitive in our executive recruitment and retention efforts. These benefits should reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time. Finally, we believe formalized severance arrangements are common benefits offered by employers competing for similar senior executive talent.

Severance Benefits Specific to Mr. Hazen

Under the Company’s employment agreement with Mr. Hazen, if employment is terminated by the Company without “cause” or by the executive for “good reason” (whether or not the termination was in connection with a change in control), Mr. Hazen would be entitled to receive:

•	any base salary and any bonus that is earned and unpaid through the date of termination;

•	reimbursement of any unreimbursed business expenses properly incurred by Mr. Hazen; and

•	such employee benefits, if any, to which Mr. Hazen may be entitled under our employee benefit plans

(the payments and benefits described above being “Accrued Rights”)

plus:

•

Subject to restrictive covenants and the signing of a general release of claims, an amount equal to two times the sum of base salary plus the annual PEP incentive paid or payable in respect of the fiscal year immediately preceding the fiscal year in which termination occurs, payable over a two-year period;

•

Pro rata portion of any annual bonus that Mr. Hazen would have been entitled to receive pursuant to the employment agreement based upon our actual results for the year of termination (with such proration based on the percentage of the fiscal year that shall have elapsed through the date of termination of employment), payable to Mr. Hazen when the annual bonus would have been otherwise payable (the “Pro Rata Bonus”); and

•	Continued coverage under our group health plans during the period over which the cash severance is paid.

“Cause” is defined in Mr. Hazen’s employment agreement as (i) willful and continued failure to perform his material duties to the Company which continues beyond 10 business days after a written demand for substantial performance is delivered; (ii) willful or intentional engagement in material misconduct that causes material and demonstrable injury, monetarily or otherwise, to the Company or the Sponsors; (iii) conviction of, or a plea of nolo contendere to, a crime constituting a felony, or a misdemeanor for which a sentence of more than six months’ imprisonment is imposed; or (iv) willful and material breach of his covenants under the employment agreement which continues beyond the designated cure period or of the equity agreements referenced therein.

“Good Reason” is defined as (i) a reduction in Mr. Hazen’s base salary (other than a general reduction that affects all similarly situated employees in substantially the same proportions which is implemented by the Board in good faith after consultation with the chief executive officer and chief operating officer), a reduction in Mr. Hazen’s annual incentive compensation opportunity, or the reduction of benefits payable to Mr. Hazen under the SERP; (ii) a substantial diminution in Mr. Hazen’s title, duties and responsibilities; or (iii) a transfer of Mr. Hazen’s primary workplace to a location that is more than 20 miles from his current workplace (other than, in the case of (i) and (ii), any isolated, insubstantial and inadvertent failure that is not in bad faith and is cured within 10 business days after Mr. Hazen’s written notice to the Company).

However, Mr. Hazen may elect to have his covenants not to compete waived by us and forgo all payments and benefits described above other than the Accrued Rights.

Pursuant to his employment agreement, in the event Mr. Hazen’s termination of employment is not a qualifying termination or a termination due to death or disability, he will only be entitled to Accrued Rights.

The same severance applies regardless of whether the termination was in connection with a change in control of the Company.

Severance Benefits Applicable to the Other Named Executive Officers

Under the Company’s Executive Severance Policy applicable to the other Named Executive Officers, if employment is terminated involuntarily by the Company (other than for a reason that would result in him not being eligible for rehire) or by the executive for “good reason” (as defined below), each would be entitled to:

•

Subject to the signing of a separation agreement and general release (which is required unless his termination is part of a planned reduction involving a group or class of employees), an amount equal to 24 months (for Messrs. Marks and Foster) or 18 months (for Mr. McAlevey and Dr. Cuffe) of his base salary in a lump sum payment at his current base salary rate;

•	Pro rata PEP bonus; and

•	A lump sum payment equal to the amount needed in order to continue his existing medical coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for 18 months.

“Good Reason” under the Executive Severance Policy is defined as the existence of one or more of the following conditions arising without the consent or willful decision of the executive: (i) a material diminution in the executive’s base compensation (other than a general reduction in base compensation that affects all similarly situated employees), or (ii) a material diminution in the executive’s authority, duties, or responsibilities, or (iii) a transfer of the executive’s primary workplace to a location that is more than thirty five (35) miles from his workplace; provided that “Good Reason” shall not exist unless the executive has provided notice to the Company within 90 days of the initial existence of the condition of the executive’s intention to separate from service as a result of the condition, and the Company has not remedied the condition within 30 days after receiving such notice.

Because we believe a termination by the executive for good reason (a constructive termination) is conceptually the same as an actual termination by the Company without cause, we believe it is appropriate to provide severance benefits following such a constructive termination of the named executive officer’s employment. All of our severance provisions are believed to be within the realm of competitive practice and are intended to provide fair and reasonable compensation to the executive upon a termination event.

Severance Benefits Applicable to All Named Executive Officers’ Equity Awards

Pursuant to the terms of the agreements governing SARs, vested SARs will remain exercisable for 180 days following a termination of the executive’s employment by the Company without cause or by the executive for good reason (as each is defined in the award agreement).

Pursuant to the agreements governing the PSU awards, in the event of a termination without a change in control, (i) the awards will be forfeited if the executive terminates employment less than one year into the performance period and (ii) the awards will be eligible to vest on a prorated basis (based on the number of days employed during the performance period and the Company’s actual performance during the performance period) if the executive’s employment is terminated more than one year into the performance period on account of involuntary termination without cause (as defined in the applicable award agreement).

Additional information regarding applicable payments under such agreements and policies for the named executive officers is provided under “Narrative Disclosure to 2025 Summary Compensation Table and 2025 Grants of Plan-Based Awards Table — Employment Agreements” and “Potential Payments Upon Termination or Change in Control.”

Change in Control Benefits. Beginning in 2015, equity awards granted to the named executive officers under the Company’s stock incentive plans are subject to a “double-trigger” for accelerated vesting under certain change in control scenarios.

Additional information regarding applicable payments under such agreements for the named executive officers is provided under “Narrative Disclosure to 2025 Summary Compensation Table and 2025 Grants of Plan-Based Awards Table — Employment Agreements” and “Potential Payments Upon Termination or Change in Control.”

Recoupment of Compensation. In November 2023, the Committee adopted a Compensation Recoupment Policy applicable to incentive-based compensation awarded to the Company’s executive officers, in compliance with NYSE rules. The policy provides that in the event of a qualifying restatement of the Company’s financial statements that would result in less incentive-based compensation being earned based on the restated financials than was previously paid for the affected financial period, the Company will recoup the previously paid or vested but unearned portion of such compensation from each applicable executive officer. Recoupment under this policy is mandatory, except in very limited circumstances of impracticability, and recoupment does not require a finding of misconduct or that the executive officer was responsible for the accounting error leading to the triggering restatement.

In addition to the Compensation Recoupment Policy, pursuant to the terms of our PEP, the Company can also recoup (or “clawback”) incentive compensation paid pursuant to our PEP that was based on (i) achievement of financial results that were subsequently the subject of a restatement due to material noncompliance with any financial reporting requirement under either GAAP or the federal securities laws, other than as a result of changes to accounting rules and regulations, regardless of individual fault; (ii) a subsequent finding that the financial information or performance metrics used by the Committee to determine the amount of the incentive compensation were materially inaccurate, regardless of individual fault; or (iii) a Participant’s conduct which is not in good faith and which materially disrupts, damages, impairs or interferes with the business of the Company and its affiliates. The Committee may also provide for incremental additional payments to then-current executives in the event any restatement or error indicates that such executives should have received higher performance-based payments. The discretionary recoupment provisions set forth in the PEP are separate from and in addition to the Compensation Recoupment Policy and administered by the Committee in the exercise of its discretion and business judgment based on the relevant facts and circumstances.

Policies and Practices Related to the Timing of Equity Awards.
While we do not have a formal written policy in place with regard to the timing of awards of SARs or similar awards in relation to the disclosure of material nonpublic information, our equity awards are generally granted on fixed dates determined in advance. Annual equity awards are typically granted to our executives in late January or early February each year. On limited occasions, the Committee may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes.
Beginning in 2025, the Committee’s general practice is to complete its annual executive compensation review and determine performance goals and target compensation for our executives during the first regularly scheduled Board and Committee meetings of the year; then equity awards are granted with an effective date on the third full trading day following release of the Company’s fourth quarter earnings.
The Committee approves all equity award grants on or before the grant date and does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, the Committee does not time the release of material nonpublic information based on equity award grant dates. Generally, the Committee uses the Company’s three-month average stock price as of the grant date and a valuation model estimation to determine the number of SARs granted.
Tax and Accounting Implications.
 Section 162(
m) o
f the Internal Revenue Code limits the Company’s ability to deduct compensation in excess of $1,000,000 paid to each of our “covered employees.” “Covered employees” include anyone who served as chief executive officer or chief financial officer during any part of a year and the next three most highly compensated named executive officers for that year. In addition, once a person is considered a “covered employee” that person remains a covered employee in all subsequent years, including after the employee leaves our service or changes roles. Effective for tax years beginning after December 31, 2026, the American Rescue Plan Act of 2021 expands the number of covered employees subject to the Section 162(m) limit to include the next five highest compensated employees after the current year’s covered employees; however, this new group of employees will not retain perpetual “covered employee” status and will be determined annually. Prior to the effective date of the Tax Cuts and Jobs Act of 2017 (“TCJA”), the Section 162(m) limit did not apply to performance-based compensation that met certain conditions. The TCJA, however, eliminated the performance-based compensation exception for compensation paid after December 31, 2017, unless such compensation is paid under an arrangement grandfathered from the application of the TCJA. We have determined that we will not necessarily seek to limit executive compensation to amounts deductible under Section 162(m) if we believe such limitation is not in the best interest of our stockholders. While considering the tax implications of its compensation decisions, the Committee believes its primary focus should be to attract, retain, and motivate executives, and align the executives’ interest with those of our stakeholders.
The Committee operates its compensation programs with the good faith intention of complying with Section 409A of the Internal Revenue Code. We account for stock based payments with respect to our long-term equity incentive award programs in accordance with the requirements of FASB ASC 718.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

John W. Chidsey, III

Robert J. Dennis

Michael W. Michelson

Andrea B. Smith, Chair

2025 Summary Compensation Table

The following table sets forth information regarding the compensation earned by the Chief Executive Officer, the Chief Financial Officer and our other named executive officers during 2025.

Name and Principal Positions	Year	Salary ($)	Stock Awards ($)(1)	Option/ SAR Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Changes in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All Other Compen- sation ($)(5)	Total ($)
Samuel N. Hazen	2025	$1,577,815	$8,474,543	$8,514,090	$5,416,732	$1,934,400	$539,026	$26,456,606
Chief Executive	2024	$1,539,947	$8,421,948	$8,158,720	$5,116,688	$372,138	$189,696	$23,799,137
Officer	2023	$1,512,222	$6,957,391	$7,242,825	$5,026,128	—	$577,418	$21,315,984

Michael A. Marks	2025	$982,500	$1,776,295	$1,784,399	$2,422,729	$3,305,382	$83,806	$10,355,111
Executive Vice President	2024	$794,544	$1,561,497	$1,566,116	$1,539,067	—	$48,147	$5,509,371
and Chief Financial Officer

Jon M. Foster	2025	$1,043,375	$1,903,173	$1,911,848	$2,558,549	$3,422,029	$153,812	$10,992,786
Executive Vice President	2024	$1,018,334	$2,178,206	$2,110,035	$2,487,908	$1,326,750	$49,025	$9,170,258
and Chief Operating Officer	2023	$1,000,000	$1,987,898	$2,069,379	$2,443,876	$1,058,648	$139,559	$8,699,360

Michael R. McAlevey	2025	$1,012,688	$1,268,782	$1,274,603	$1,986,638	—	$167,624	$5,710,335
Executive Vice President	2024	$981,254	$1,407,068	$1,376,217	$1,847,906	—	$126,340	$5,738,785
– Chief Legal and	2023	$940,163	$1,060,314	$1,103,727	$1,566,197	—	$52,420	$4,722,821
Administrative Officer

Michael S. Cuffe, M.D.	2025	$974,834	$1,268,782	$1,274,603	$1,918,606	—	$267,372	$5,704,197
Executive Vice President	2024	$916,500	$1,336,072	$1,294,204	$1,791,294	—	$203,229	$5,541,299
and Chief Clinical Officer

(1)

PSU awards for 2025 include the aggregate grant date fair value of the PSUs granted during fiscal year 2025 in accordance with FASB ASC 718 as awarded to the named executive officers under the 2020 Stock Incentive Plan assuming a target level of achievement.

(2)

SAR awards for 2025 include the aggregate grant date fair value of the SARs granted during fiscal year 2025 in accordance with FASB ASC 718 as awarded to the named executive officers under the 2020 Stock Incentive Plan. Assumptions used in the calculations of these amounts are set forth in Note 2 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(3)

Non-Equity Incentive Plan Compensation for 2025 reflects amounts earned for the year ended December 31, 2025 under the 2025 PEP, which amounts were paid in cash in the first quarter of 2026. With respect to the EBITDA weighted portion of the 2025 PEP, the Company exceeded the maximum performance level, as adjusted, resulting in a 200% of target payout for the named executive officers. With respect to the quality weighted portion of the 2025 PEP, the Company exceeded the maximum level of performance for the CAUTI, C. diff and SEP-1 measures, the Risk-Adjusted CHOIS Complication and Mortality indices and the Care Experience measures for emergency room patients, exceeded the target level of performance for the CLASBI and MRSA measures and the Care Experience measures for inpatient patients and exceeded the threshold level of performance for the SSI measure. The combined impact of these metrics resulted in a 178.88% of target payout for the quality weighted portion of the 2025 PEP. Therefore, pursuant to the terms of the 2025 PEP, awards under the 2025 PEP were paid out to the named executive officers at 195.78% of each named executive officer’s respective target amount. The terms of the 2025 PEP and adjustments made thereto are described in more detail under “Compensation Discussion and Analysis — Elements of Compensation — Annual Incentive Compensation: PEP.”

(4)

All amounts for 2025 are attributable to changes in value of the SERP benefits. Assumptions used to calculate these figures are provided under the table titled “2025 Pension Benefits.” The changes in the SERP benefit value during 2025 were impacted mainly by: (i) the passage of time which reflects another year of pay and service; (ii) the discount rate changing from 5.45% to 5.14%, which resulted in an increase in the value; (iii) the mortality table used for calculating lump sums was updated from the 2024 applicable mortality table to the 2025 applicable mortality table under Internal Revenue Code section 417(e)(3), which resulted in an increase in the value; and (iv) an increase in the accrual rate assigned to Mr. Marks from 2.2% in 2024 to 2.4% in 2025. The impact of these events on the SERP benefit values was:

	Hazen	Marks	Foster
Passage of Time	$676,675	$1,885,055	$2,740,877
Discount Rate Change	$1,184,783	$411,691	$644,024
Mortality Table Update	$72,942	$13,715	$37,128
Accrual Rate Change	—	$994,921	—

(5)	2025 amounts generally consist of:

•	Matching contributions to our 401(k) Plan and Company accruals for the HCA Restoration Plan as set forth below.

	Hazen	Marks	Foster	McAlevey	Cuffe
HCA 401(k) matching contribution	$23,500	$23,500	$23,500	$10,500	$21,000
HCA Restoration Plan	—	—	—	$75,318	$144,968

•

Dividend equivalent payments that became payable upon the vesting of the 2023 PSUs, representing the cash dividends paid per share multiplied by the number of 2023 PSUs outstanding and unpaid as of the March 17, 2023, June 16, 2023, September 15, 2023 and December 14, 2023 dividend record dates (the “2023 Dividend Record Dates”), the March 15, 2024, June 14, 2024, September 16, 2024 and December 13, 2024 dividend record dates (the “2024 Dividend Record Dates”), and the March 17, 2025, June 16, 2025, September 16, 2025 and December 15, 2025 dividend record dates (the “2025 Dividend Record Dates”).

	Hazen	Marks	Foster	McAlevey	Cuffe
Dividend Equivalent Payments on Vested 2023 PSUs	$435,077	$39,806	$124,312	$66,306	$76,254

•	Matching charitable contributions to eligible 501(c)(3) entities under the Company’s charitable match guidelines based on the named executive officer’s 2025 charitable contributions:

	Hazen[1]	Marks	Foster	McAlevey	Cuffe
Matching charitable contributions	$61,000	$20,500	$6,000	$15,500	$25,150

(1)	The matching charitable contribution total for Mr. Hazen includes a matching contribution by the Company of $20,000 paid in 2025 for a charitable contribution made by Mr. Hazen in 2024.

•

Personal use of Company aircraft by Mr. Hazen with an estimated incremental cost of $19,449 to the Company. We calculate the aggregate incremental cost of the personal use of Company aircraft based on a methodology that includes the average aggregate cost, on a per occupied seat mile basis, of variable expenses incurred in connection with personal plane usage, including trip-related maintenance, landing fees, fuel, crew hotels and meals, on-board catering, trip-related hangar and parking costs and other variable costs. Because our aircraft are used primarily for business travel, our incremental cost methodology does not include fixed costs of owning and operating aircraft that do not change based on usage.

2025 Grants of Plan-Based Awards

The following table provides information with respect to awards made under our 2020 Stock Incentive Plan and 2025 PEP during the 2025 fiscal year.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options/ SARs(3)	Exercise or Base Price of Option/ SAR Awards ($/sh)	Grant Date Fair Value of Stock/ Option/ SAR Awards
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Samuel N. Hazen	1/28/2025	—	—	—	—	—	—	—	74,620	$328.70	$8,514,090
	1/28/2025	—	—	—	6,445	25,782	51,564	—	—	—	$8,474,543
	N/A	$553,360	$2,766,800	$5,533,600	—	—	—	—	—	—	—

Michael A. Marks	1/28/2025	—	—	—	—	—	—	—	15,639	$328.70	$1,784,399
	1/28/2025	—	—	—	1,351	5,404	10,808	—	—	—	$1,776,295
	N/A	$247,500	$1,237,500	$2,475,000	—	—	—	—	—	—	—

Jon M. Foster	1/28/2025	—	—	—	—	—	—	—	16,756	$328.70	$1,911,848
	1/28/2025	—	—	—	1,447	5,790	11,580	—	—	—	$1,903,173
	N/A	$261,375	$1,306,875	$2,613,750	—	—	—	—	—	—	—

Michael R. McAlevey	1/28/2025	—	—	—	—	—	—	—	11,171	$328.70	$1,274,603
	1/28/2025	—	—	—	965	3,860	7,720	—	—	—	$1,268,782
	N/A	$202,950	$1,014,750	$2,029,500	—	—	—	—	—	—	—

Michael S. Cuffe, M.D.	1/28/2025	—	—	—	—	—	—	—	11,171	$328.70	$1,274,603
	1/28/2025	—	—	—	965	3,860	7,720	—	—	—	$1,268,782
	N/A	$196,000	$980,000	$1,960,000	—	—	—	—	—	—	—

(1)

Non-equity incentive awards granted to each of the named executive officers pursuant to our 2025 PEP for the 2025 fiscal year, as described in more detail under “Compensation Discussion and Analysis — Elements of Compensation — Annual Incentive Compensation: PEP.” The amounts shown in the “Threshold” column reflect the threshold payment, which represents 25% of the amount shown in the “Target” column with respect to the 80% of the 2025 PEP subject to 2025 EBITDA performance and 0% of the amount shown in the “Target” column with respect to the 20% of the 2025 PEP subject to 2025 quality and care metrics performance. The amount shown in the “Maximum” column is 200% of the amount shown in the “Target” column. Based upon the Company’s performance on the EBITDA metrics, as adjusted, and the quality and care metrics, pursuant to the terms of the 2025 PEP, awards under the 2025 PEP were paid out to the named executive officers at 195.78% of each named executive officer’s respective target amount. Under the 2025 PEP for the 2025 fiscal year, Messrs. Hazen, Marks, Foster and McAlevey and Dr. Cuffe received cash payments of $5,416,732, $2,422,729, $2,558,549, $1,986,638 and $1,918,606, respectively. Such amounts are reflected in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table.

(2)

PSUs awarded under the 2020 Stock Incentive Plan by the Committee as part of the named executive officers’ annual (and promotional, as applicable) long-term equity incentive awards. The 2025 PSUs vest based upon achievement of a cumulative EPS goal for fiscal years 2025 – 2027. The amounts shown in the “Threshold” column reflect the number of PSUs that will vest upon achievement of 85% of Target EPS, which represents 25% of the amount shown in the “Target” column. The amounts shown in the “Target” column reflect the number of PSUs that will vest upon achievement of Target EPS. The amounts shown in the “Maximum” column reflect the number of PSUs that will vest upon achievement of 110% of Target EPS or greater, which represents 200% of the target amount. The terms of the 2025 PSUs are described in more detail under “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentive Awards — Performance Share Units — Grant of 2025 Awards.” The aggregate grant date fair value of the 2025 PSUs, in accordance with FASB ASC 718 assuming a target level of achievement, is reflected in the “Stock Awards” column of the 2025 Summary Compensation Table.

(3)

SARs awarded under the 2020 Stock Incentive Plan by the Committee as part of the named executive officers’ annual (and promotional, as applicable) long-term equity incentive awards. The 2025 SARs vest based upon continued employment, in four equal installments on the first four anniversaries of the grant date. The 2025 SARs are reflected in the “All Other Option Awards: Number of Securities Underlying Options/SARs” column. The terms of the 2025 SARs are described in more detail under “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentive Awards — Stock Appreciation Rights — 2025 Awards.” The aggregate grant date fair value of the 2025 SARs, in accordance with FASB ASC 718, is reflected in the “Option/Stock Appreciation Right Awards” column of the 2025 Summary Compensation Table.

Narrative Disclosure to 2025 Summary Compensation Table and 2025 Grants of Plan-Based Awards Table

Total Compensation. In 2025, 2024 and 2023, total direct compensation, as described in the 2025 Summary Compensation Table, consisted primarily of base salary, annual PEP awards payable in cash and long-term equity incentive awards. The long-term equity incentive awards granted to the named executive officers each year and upon promotion were structured such that 50% of the target award was granted in the form of time-based SARs, and the other 50% of the target award was granted in the form of PSUs that vest based on achievement of a three-year cumulative EPS goal. This mix was intended to reflect our philosophy that a significant portion of an executive’s compensation should be equity-linked and/or tied to our operating performance.

In addition, we provide an opportunity for executives to participate in certain supplemental retirement plans. Messrs. Hazen, Marks and Foster participate in the SERP; Mr. McAlevey and Dr. Cuffe do not participate in the SERP. The change in SERP values included in the Summary Compensation Table do not reflect current cash payments. Rather, payment of SERP benefits are made only following the participants’ retirement. The change in present value of the SERP benefits is based on actuarial factors that are highly sensitive to the passage of time and changes in the discount rate and mortality table and can significantly increase or decrease the SERP values from year to year. For these reasons, the Committee does not consider the change in SERP value to be a part of total direct compensation for any given year prior to retirement or separation from service.

Annual PEP Awards. With respect to the 2025, 2024 and 2023 fiscal years, the named executive officers were eligible to earn under the 2025 PEP, 2024 PEP and 2023 PEP, respectively, (i) a target bonus, if performance targets were met; (ii) a specified percentage of the target bonus, if “threshold” levels of performance were achieved but performance targets were not met; or (iii) two times the target bonus if “maximum” performance goals were achieved, with the annual bonus amount being interpolated, in the sole discretion of the Committee, for performance results that exceed “threshold” levels but do not meet or exceed “maximum” levels. The annual bonus opportunities for 2025 for the named executive officers were set forth in the 2025 PEP, as described in more detail under “Compensation Discussion and Analysis — Elements of Compensation — Annual Incentive Compensation: PEP.”

Stock Appreciation Rights and Performance Share Units. In January 2025, January 2024 and January 2023, time-based SAR awards and EPS performance-based PSU awards were granted to the named executive officers under the 2020 Stock Incentive Plan. In connection with Mr. Marks’ promotion to Executive Vice President and Chief Financial Officer, effective May 1, 2024, and Mr. McAlevey’s promotion to Executive Vice President – Chief Legal and Administrative Officer, effective April 1, 2024, Messrs. Marks and McAlevey also received promotional grants of SAR and PSU awards in April 2024, having the same vesting terms as the annual SAR and PSU grants. These SAR and PSU grants were designed to be long-term equity incentive awards. The terms of the SAR and PSU awards are described in detail under “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentive Awards.”

All SAR and PSU awards held by the named executive officers as of December 31, 2025 are described in the Outstanding Equity Awards at 2025 Fiscal Year-End Table.

Employment Agreements and other Compensation Arrangements. In connection with the Merger in 2006, we entered into an employment agreement with Mr. Hazen which, among other things, sets forth his compensation terms, rights and benefits upon a termination of employment, and restrictive covenants around non-competition, non-solicitation and confidentiality. Our other named executive officers do not have employment agreements but are covered under our Executive Severance Policy. We believe that reasonable severance benefits are appropriate in order to properly incentivize our executives and be competitive in our executive recruitment and retention efforts.

Employment Agreement – Mr. Hazen

The term of employment under Mr. Hazen’s agreement is indefinite, and it is terminable by either party at any time, provided that Mr. Hazen must give no less than 90 days’ notice prior to a resignation. Mr. Hazen’s employment agreement sets forth his annual base salary, which will be subject to discretionary annual increases upon review by the Board of Directors, and states that Mr. Hazen will be eligible to earn an annual bonus as a percentage of salary with respect to each fiscal year, based upon the extent to which annual performance targets established by the Board of Directors are achieved.

Additionally, pursuant to Mr. Hazen’s employment agreement, we agree to indemnify him against any adverse tax consequences, if any, that result from the future payment of any extraordinary cash dividends.

The benefits Mr. Hazen will be entitled to receive pursuant to his employment agreement upon termination of his employment are described in “Compensation Discussion and Analysis — Severance Benefits — Severance Benefits Specific to Mr. Hazen”.

Executive Severance Policy – Other Named Executive Officers

The Company’s Executive Severance Policy applies to the named executive officers (other than Mr. Hazen) if their employment is terminated involuntarily by the Company (other than for a reason that would result in them not being eligible for rehire) or by the executive for “good reason” (as defined in the policy). The severance benefits applicable to the named executive officers under this policy are described in more detail under “Compensation Discussion and Analysis — Severance Benefits — Severance Benefits Applicable to the Other Named Executive Officers.”

Additional information with respect to potential payments to the named executive officers pursuant to Mr. Hazen’s employment agreement or other compensation arrangements and the 2020 Stock Incentive Plan is contained in “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table includes certain information with respect to outstanding SARs and PSUs held by the named executive officers as of December 31, 2025.

Name	Number of Securities Underlying Unexercised Options/ SARs Exercisable (#)(1)(2)(3)(4)	Number of Securities Underlying Unexercised Options/ SARs Unexercisable (#)(2)(3)(4)(5)	Option/ SAR Exercise/ Base Price ($)	Option/ SAR Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)(7)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
Samuel N. Hazen	84,360	—	$81.96	2/1/2027	—	—
	109,780	—	$101.16	1/31/2028	—	—
	146,620	—	$139.06	1/30/2029	—	—
	172,490	—	$145.24	1/29/2030	—	—
	130,720	—	$173.12	2/3/2031	—	—
	64,972	21,658	$236.61	1/28/2032	—	—
	41,440	41,440	$253.30	1/30/2033	—	—
	19,946	59,838	$304.90	1/31/2034	—	—
	—	74,620	$328.70	1/28/2035	—	—
	—	—	—	—	27,622	$12,895,607
	—	—	—	—	25,782	$12,036,585
Michael A. Marks	4,585	—	$81.96	2/1/2027	—	—
	9,150	—	$101.16	1/31/2028	—	—
	10,670	—	$139.06	1/30/2029	—	—
	11,040	—	$145.24	1/29/2030	—	—
	6,280	—	$173.12	2/3/2031	—	—
	3,120	1,040	$236.61	1/28/2032	—	—
	3,789	3,789	$253.30	1/30/2033	—	—
	1,375	4,128	$304.90	1/31/2034	—	—
	2,274	6,822	$311.42	4/29/2034	—	—
	—	15,639	$328.70	1/28/2035	—	—
	—	—	—	—	1,905	$889,368
	—	—	—	—	3,149	$1,470,142
	—	—	—	—	5,404	$2,522,911
Jon M. Foster	29,330	—	$139.06	1/30/2029	—	—
	35,880	—	$145.24	1/29/2030	—	—
	27,190	—	$173.12	2/3/2031	—	—
	13,515	4,505	$236.61	1/28/2032	—	—
	11,840	11,840	$253.30	1/30/2033	—	—
	5,158	15,476	$304.90	1/31/2034	—	—
	—	16,756	$328.70	1/28/2035	—	—
	—	—	—	—	7,144	$3,335,248
	—	—	—	—	5,790	$2,703,119
Michael R. McAlevey	10,395	3,465	$236.61	1/28/2032	—	—
	6,315	6,315	$253.30	1/30/2033	—	—
	2,751	8,254	$304.90	1/31/2034	—	—
	568	1,706	$311.42	4/29/2034	—	—
	—	11,171	$328.70	1/28/2035	—	—
	—	—	—	—	3,810	$1,778,737
	—	—	—	—	788	$367,886
	—	—	—	—	3,860	$1,802,080
Michael S. Cuffe, M.D.	10,000	—	$173.12	2/3/2031	—	—
	7,350	—	$241.81	10/25/2031	—	—
	11,437	3,813	$236.61	1/28/2032	—	—
	7,262	7,262	$253.30	1/30/2033	—	—
	3,164	9,492	$304.90	1/31/2034	—	—
	—	11,171	$328.70	1/28/2035	—	—
	—	—	—	—	4,382	$2,045,781
	—	—	—	—	3,860	$1,802,080

(1)	Reflects SARs granted in 2017, 2018, 2019, 2020, 2021, 2022, 2023 and 2024 which vested on the basis of time.

(2)

Reflects 2022 SARs awarded in January 2022 under the 2020 Stock Incentive Plan as part of the named executive officers’ long-term equity incentive award (the “2022 SARs”). The 2022 SARs are structured as time vested (vesting in four equal installments on the first four anniversaries of the grant date). The 2022 SARs are reflected in the “Number of Securities Underlying Unexercised Options Unexercisable” column (with the exception of 75% of the 2022 SARs vested January 28, 2023, 2024 and 2025, which are reflected in the “Number of Securities Underlying Unexercised Options and SARs Exercisable” column).

(3)

Reflects 2023 SARs awarded in January 2023 under the 2020 Stock Incentive Plan as part of the named executive officers’ long-term equity incentive award (the “2023 SARs”). The 2023 SARs are structured as time vested (vesting in four equal installments on the first four anniversaries of the grant date). The 2023 SARs are reflected in the “Number of Securities Underlying Unexercised Options Unexercisable” column (with the exception of 50% of the 2023 SARs vested January 30, 2024 and 2025, which are reflected in the “Number of securities Underlying Unexercised Options and SARs Exercisable” column).

(4)

Reflects 2024 SARs awarded in January 2024 and April 2024 under the 2020 Stock Incentive Plan as part of the named executive officers’ long-term equity incentive award (the “2024 SARs”). The 2024 SARs are structured as time vested (vesting in four equal installments on the first four anniversaries of the grant date). The 2024 SARs are reflected in the “Number of Securities Underlying Unexercised Options Unexercisable” column (with the exception of 25% of the 2024 SARs vested January 30, 2025 and April 29, 2025, which are reflected in the “Number of securities Underlying Unexercised Options and SARs Exercisable” column).

(5)

Reflects 2025 SARs awarded in January 2025 under the 2020 Stock Incentive Plan as part of the named executive officers’ long-term equity incentive award (the “2025 SARs”). The 2025 SARs are structured as time vested (vesting in four equal installments on the first four anniversaries of the grant date). The 2025 SARs are reflected in the “Number of Securities Underlying Unexercised Options Unexercisable” column. The terms of the 2025 SARs are described in more detail under “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentive Awards — Stock Appreciation Rights — 2025 Awards.”

(6)

Reflects the target level PSUs awarded to the named executive officers in January 2024 and April 2024 under the 2020 Stock Incentive Plan (the “2024 PSUs”). The 2024 PSUs are structured to vest based upon achievement of a cumulative EPS goal for fiscal years 2024 – 2026. These PSU awards will be eligible to vest for performance between the threshold and maximum levels at the end of fiscal year 2026 upon the Committee’s determination of the extent to which the three-year cumulative EPS target has been met.

(7)

Reflects the target level PSUs awarded to the named executive officers in January 2025 under the 2020 Stock Incentive Plan (the “2025 PSUs”). The 2025 PSUs are structured to vest based upon achievement of a cumulative EPS goal for fiscal years 2025 – 2027. These PSU awards will be eligible to vest for performance between the threshold and maximum levels at the end of fiscal year 2027 upon the Committee’s determination of the extent to which the three-year cumulative EPS target has been met. The terms of the 2025 PSUs are described in more detail under “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentive Awards — Performance Share Units — Grant of 2025 Awards.”

(8)	The market value of the unvested PSUs is calculated at $466.86 per share (the closing price of the Company’s common stock on the NYSE on December 31, 2025).

Option Exercises and Stock Vested in 2025

The following table includes certain information with respect to options/SARs exercised by the named executive officers and stock vested during the fiscal year ended December 31, 2025.

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting(3)	Value Realized on Vesting ($)(4)
Samuel N. Hazen	58,050	$22,645,305	13,218	$4,255,139
Michael A. Marks	—	—	638	$205,385
Jon M. Foster	—	—	2,750	$885,280
Michael R. McAlevey	13,170	$2,962,591	2,117	$681,505
Michael S. Cuffe, M.D.	10,920	$2,604,092	2,330	$750,074

(1)	Messrs. Hazen and McAlevey and Dr. Cuffe elected to exercise 58,050, 13,170, and 10,920 SARs, respectively, resulting in net shares realized of 29,877, 3,892 and 3,836, respectively.

(2)

Represents the difference between the base price of the SARs and the fair market value of the common stock on the date of exercise, which is the closing price of the Company’s common stock on the NYSE on the date of exercise.

(3)

Messrs. Hazen, Marks, Foster and McAlevey and Dr. Cuffe vested in 13,218, 638, 2,750, 2,117 and 2,330 PSUs, respectively, resulting in net shares realized of 8,476, 466, 2,066, 1,586 and 1,747 respectively.

(4)

Calculated by multiplying the number of shares of stock or units vested by the fair market value of the common stock on the vesting date, which is the closing price of the Company’s common stock on the NYSE on the vesting date.

2025 Pension Benefits

Our SERP, which is closed to new participants, was intended to qualify as a “top-hat” plan designed to benefit a select group of management or highly compensated employees. There are no other defined benefit plans that provide for payments or benefits to any of the named executive officers. Under the terms of the SERP, Messrs. Hazen and Foster are eligible for normal retirement, and Mr. Marks is eligible for early retirement. Messrs. Hazen, Marks and Foster are 100% vested in their accrued SERP benefit. Mr. McAlevey and Dr. Cuffe do not participate in the SERP. Information about benefits provided by the SERP is as follows:

Name	Plan Name	Years of Service(1)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Samuel N. Hazen	SERP	43	$39,496,392	—
Michael A. Marks	SERP	30	$ 9,105,450	—
Jon M. Foster	SERP	25	$21,446,392	—

(1)	Years of service are credited up to a maximum of 25 years.

Plan Provisions

Normal retirement eligibility requires attainment of age 60 for employees who were SERP participants at the time of the change in control which occurred as a result of the 2006 Merger. Both Messrs. Hazen and Foster are eligible for normal retirement.

Early retirement eligibility requires attainment of age 55 with 20 or more years of service. Mr. Marks is eligible for early retirement. The “life annuity amount” payable to a participant who takes early retirement is reduced by three percent for each full year or portion thereof that the participant retires prior to normal retirement age.

In the event the employee’s “accrued benefits under the Company’s Plans” (computed using “actuarial factors”) are insufficient to provide the “life annuity amount,” (as such terms are defined below) the SERP will provide a benefit equal to the amount of the shortfall. Benefits can be paid in the form of an annuity or a lump sum. The lump sum is calculated by converting the annuity benefit using the “actuarial factors.” All benefits with a present value not exceeding one million dollars are paid as a lump sum regardless of the election made.

The “life annuity amount” is the annual benefit payable as a life annuity to a participant upon normal retirement. It is equal to the participant’s “accrual rate” multiplied by the product of the participant’s “years of service” times the participant’s “pay average.” The SERP benefit for each year equals the life annuity amount less the annual life annuity amount produced by the employee’s “accrued benefits under the Company’s Plans.”

The “accrual rate” is a percentage assigned to each participant, and is either 2.2% or 2.4%. Both Messrs. Hazen and Foster are assigned a percentage of 2.4%, Mr. Marks’ assigned percentage increased from 2.2% in 2024 to 2.4% in 2025.

A participant is credited with a “year of service” for each calendar year that the participant performs 1,000 hours of service for HCA Inc. or one of its subsidiaries or for each year the participant is otherwise credited by us, subject to a maximum credit of 25 years of service.

A participant’s “pay average” is an amount equal to one-fifth of the sum of the compensation during the period of 60 consecutive months for which total compensation is greatest within the 120 consecutive month period immediately preceding the participant’s retirement. For purposes of this calculation, the participant’s compensation includes base compensation and payments under the PEP.

The “accrued benefits under the Company’s Plans” for an employee equals the sum of the employer-funded benefits accrued under the former HCA Retirement Plan (which was merged into the HCA 401(k) Plan in 2008), the HCA 401(k) Plan and any other tax-qualified plan maintained by HCA Inc. or one of its subsidiaries, the income/loss adjusted amount distributed to the participant under any of these plans, the account credit and the income/loss adjusted amount distributed to the participant under the HCA Restoration Plan and any other nonqualified retirement plans sponsored by HCA Inc. or one of its subsidiaries.

The “actuarial factors” include (a) interest at the long-term Applicable Federal Rate under Section 1274(d) of the Internal Revenue Code or any successor thereto as of the first day of November preceding the plan year in which the participant’s retirement, death, disability, or termination with benefit rights under Section 5.3 or 6.2 of the SERP occurs, and (b) mortality being the applicable Section 417(e)(3) of the Internal Revenue Code mortality table, as specified and changed by the U.S. Treasury Department.

Credited Service does not include any amount other than service with HCA Inc. or one of its subsidiaries.

Assumptions

The Present Value of Accumulated Benefit is based on a measurement date of December 31, 2025. The measurement date for valuing plan liabilities on the Company’s balance sheet is December 31, 2025.

The assumption is made that there is no probability of pre-retirement death or termination. Retirement age is assumed to be the Normal Retirement Age as defined in the SERP for all named executive officers set forth in the table above, as adjusted by the provisions relating to change in control, or age 60. Age 60 also represents the earliest date the named executive officers set forth in the table above are eligible to receive an unreduced benefit.

All other assumptions used in the calculations are the same as those used for the valuation of the plan liabilities in the plan’s most recent annual valuation.

Supplemental Information

In the event a participant renders service to another health care organization within five years following retirement or termination of employment, he or she forfeits the right to any further payment and must repay any benefits already paid. This non-competition provision is subject to waiver by the Committee with respect to the named executive officers set forth in the table above.

2025 Nonqualified Deferred Compensation

Amounts shown in the table below are attributable to the HCA Restoration Plan, an unfunded, nonqualified defined contribution plan designed to restore employer matching benefits, if any, which the participant would have received under the HCA 401(k) Plan if the participant’s contributions to the

HCA 401(k) Plan were not limited by the Internal Revenue Code Section 401(a)(17) compensation limit and/or the Internal Revenue Code Section 402(g) contribution limit, based on years of service.

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End

Samuel N. Hazen	—	—	—	—	$889,505
Michael A. Marks	—	—	—	—	$59,366
Jon M. Foster	—	—	—	—	$141,770
Michael R. McAlevey	—	$75,318	$12,601	—	$178,985
Michael S. Cuffe, M.D.	—	$144,968	$131,215	—	$1,123,280

Registrant contributions in the last fiscal year as reported in the table above are also included in the 2025 Summary Compensation Table for Mr. McAlevey and Dr. Cuffe.

Portions of the amounts from the column titled “Aggregate Balance at Last Fiscal Year End” have also been reported in the Summary Compensation Tables in prior years. For Mr. Hazen, the amounts previously reported as compensation in the Summary Compensation Tables were $79,510, $101,488, $97,331, $247,060 and $62,004 for years 2003, 2004, 2005, 2006 and 2007, respectively. For Mr. McAlevey, the amount previously reported as compensation in the Summary Compensation Tables was $66,073 for 2024. For Dr. Cuffe, the amounts previously reported as compensation in the Summary Compensation Tables were $73,818 and $139,864 for years 2021 and 2024, respectively. Participants are fully vested under the HCA Restoration Plan after completing six years of service. Each of the named executive officers is fully vested under the plan, other than Mr. McAlevey, who was 60% vested at December 31, 2025.

Plan Provisions

Hypothetical accounts for each HCA Restoration Plan participant are credited each year with a contribution designed to restore employer matching benefits, if any, the participant would have received under the HCA 401(k) Plan, if the participant’s contributions to the HCA 401(k) Plan were not limited by the Internal Revenue Code Section 401(a)(17) compensation limit and/or the Internal Revenue Code Section 402(g) contribution limit, based on years of service. From February 1, 2011 to September 1, 2025, hypothetical investment returns on the HCA Restoration Plan accounts of non-SERP participants were based on the actual investment return of the 25-to-Go Fund under the HCA 401(k) Plan. Since September 1, 2025, hypothetical investment returns on the HCA Restoration Plan accounts of non-SERP participants are based on a 60/40 blend of the rates actually earned by the S&P 500 Index Fund and the Investment Grade Bond Fund of the HCA 401(k) Plan.

Effective January 1, 2008, participants in the SERP are no longer eligible for HCA Restoration Plan contributions. However, the hypothetical accounts for such participants as of January 1, 2008 continue to be maintained and were increased or decreased with hypothetical investment returns based on the actual investment return of the Mix B fund of the HCA 401(k) Plan through December 31, 2010. Effective January 1, 2011, the hypothetical HCA Restoration Plan accounts for SERP participants were frozen, and no investment earnings were reflected after this date.

Executive officers are not allowed to defer compensation under this or any other nonqualified deferred compensation plan.

Prior to April 30, 2009, eligible employees made a one-time election prior to participation (or prior to December 31, 2006, if earlier) regarding the form of distribution of the HCA Restoration Plan benefit.

Participants chose between a lump sum and five or ten-year installments. All distributions are paid in the form of a lump-sum distribution unless the participant submitted an installment payment election prior to April 30, 2009. Distributions are paid (or begin) during the July following the year of termination of employment or retirement. All balances not exceeding $500,000 are automatically paid as a lump sum, regardless of election.

Supplemental Information

In the event a named executive officer participant renders service to another health care organization within five years following retirement or termination of employment, he or she forfeits the rights to any further payment, and must repay any payments already made. This non-competition provision is subject to waiver by the Committee with respect to the named executive officers.

Potential Payments Upon Termination or Change in Control

The following tables show the estimated amount of potential severance payable to each of the named executive officers (based upon his 2025 base salary and PEP payment received in 2025 for 2024 performance, for Mr. Hazen, and their respective 2025 base salaries, for Messrs. Marks, Foster and McAlevey and Dr. Cuffe, as well as the estimated value of continuing benefits, based on compensation and benefit levels in effect on December 31, 2025), assuming the executive’s employment terminates or the Company undergoes a Change in Control (as defined in the 2020 Stock Incentive Plan and set forth above under “Compensation Discussion and Analysis — Change in Control Benefits”) effective December 31, 2025.

Due to the numerous factors involved in estimating these amounts, the actual value of benefits and amounts to be paid can only be determined upon an executive’s termination of employment. As noted above, in the event a named executive officer breaches or violates those certain confidentiality, non-competition and/or non-solicitation covenants contained in his employment agreement or separation agreement, the SERP or the HCA Restoration Plan, certain of the payments described below may be subject to forfeiture and/or repayment. See “Narrative Disclosure to 2025 Summary Compensation Table and 2025 Grants of Plan-Based Awards Table — Employment Agreements and Other Compensation Arrangements,” “2025 Pension Benefits — Supplemental Information,” and “2025 Nonqualified Deferred Compensation — Supplemental Information.”

Samuel N. Hazen

	Retirement	Involuntary Termination Without Cause	Termination for Cause	Voluntary Termination for Good Reason	Disability	Death	Change in Control

Cash Severance(1)	—	$13,395,434	—	$13,395,434	—	—	—
Non-Equity Incentive Bonus(2)	$5,416,732	$5,416,732	—	$5,416,732	$5,416,732	$5,416,732	$5,416,732
Unvested Equity Awards(3)	$32,124,803	$32,124,803	—	$32,124,803	$32,124,803	$32,124,803	—
SERP(4)	$39,457,144	$39,457,144	$39,457,144	$39,457,144	$39,457,144	$33,574,083	—
Retirement Plans(5)	$2,910,001	$2,910,001	$2,910,001	$2,910,001	$2,910,001	$2,910,001	—
Health and Welfare Benefits(6)	—	$26,379	—	$26,379	—	—	—
Disability Income(7)	—	—	—	—	$1,028,305	—	—
Life Insurance Benefits(8)	—	—	—	—	—	$1,582,000	—
Accrued Vacation Pay	$218,912	$218,912	$218,912	$218,912	$218,912	$218,912	—

Total	$80,127,592	$93,549,405	$42,586,057	$93,549,405	$81,155,897	$75,826,531	$5,416,732

(1)

Represents amounts Mr. Hazen would be entitled to receive pursuant to his employment agreement. See “Compensation Discussion and Analysis — Severance Benefits — Severance Benefits Specific to Mr. Hazen.”

(2)

Represents the amount Mr. Hazen would be entitled to receive for the 2025 fiscal year pursuant to the 2025 PEP and his employment agreement, which amount is also included in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table.

(3)

Represents the value of all unvested PSUs and SARs, which would become vested upon Mr. Hazen’s termination of employment other than his involuntary termination for cause, given that he meets the definition of Retirement under all such awards, calculated at $466.86 per underlying share (the closing price of the Company’s common stock on the NYSE on December 31, 2025).

(4)	Reflects the actual lump sum value of the SERP based on the 2025 interest rate of 4.15%.

(5)

Reflects the estimated lump sum present value of qualified and nonqualified retirement plans to which Mr. Hazen would be entitled. The value includes $2,020,496 from the HCA 401(k) Plan (which represents the value of the Company’s contributions) and $889,505 from the HCA Restoration Plan.

(6)

Reflects the estimated costs of the continuing medical coverage, based upon 2025 COBRA rates, that Mr. Hazen would be entitled to receive pursuant to his employment agreement. See “Compensation Discussion and Analysis — Severance Benefits — Severance Benefits Specific to Mr. Hazen.”

(7)

Reflects the estimated lump sum present value of all future payments which Mr. Hazen would be entitled to receive under our disability program, including up to 147 days of salary continuation, long-term disability benefits of $10,000 per month payable after the 147 day elimination period for 30 months, and benefits of $10,000 per month from our Supplemental Income Protection payable after the 180 day elimination period for 2 years.

(8)

No post-retirement or post-termination life insurance or death benefits are provided to Mr. Hazen. Mr. Hazen’s payment upon death while actively employed with the Company includes $1,582,000 of Company-paid life insurance.

Michael A. Marks

	Voluntary Termination	Involuntary Termination Without Cause	Termination for Cause	Voluntary Termination for Good Reason	Disability	Death	Change in Control

Cash Severance(1)	—	$1,980,001	—	$1,980,001	—	—	—
Non-Equity Incentive Bonus(2)	$2,422,729	$2,422,729	—	$2,422,729	$2,422,729	$2,422,729	$2,422,729
Unvested Equity Awards(3)	—	$1,572,851	—	—	$4,350,473	$4,350,473	—
SERP(4)	$10,598,542	$10,598,542	$10,598,542	$10,598,542	$10,598,542	$9,626,298	—
Retirement Plans(5)	$844,771	$844,771	$844,771	$844,771	$844,771	$844,771	—
Health and Welfare Benefits(6)	—	$47,754	—	$47,754	—	—	—
Disability Income(7)	—	—	—	—	$1,927,232	—	—
Life Insurance Benefits(8)	—	—	—	—	—	$991,000	—
Accrued Vacation Pay	$137,077	$137,077	$137,077	$137,077	$137,077	$137,077	—

Total	$14,003,119	$17,603,725	$11,580,390	$16,030,874	$20,280,824	$18,372,348	$2,422,729

(1)

Represents amounts Mr. Marks would be entitled to receive pursuant to the Company’s Executive Severance Policy based upon his position at the time of termination. See “Compensation Discussion and Analysis — Severance Benefits — Severance Benefits Applicable to the Other Named Executive Officers.”

(2)

Represents the amount Mr. Marks would be entitled to receive for the 2025 fiscal year pursuant to the 2025 PEP, which amount is also included in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table.

(3)

Represents the value of all unvested PSUs and SARs, which would become vested upon Mr. Marks’ termination of employment without cause or for death or disability, calculated at $466.86 per underlying share (the closing price of the Company’s common stock on the NYSE on December 31, 2025).

(4)	Reflects the actual lump sum value of the SERP based on the 2025 interest rate of 4.15%.

(5)

Reflects the estimated lump sum present value of qualified and nonqualified retirement plans to which Mr. Marks would be entitled. The value includes $785,405 from the HCA 401(k) Plan (which represents the value of the Company’s contributions) and $59,366 from the HCA Restoration Plan.

(6)

Reflects the estimated costs of the continuing medical coverage, based upon 2025 COBRA rates, that Mr. Marks would be entitled to receive pursuant to the Company’s Executive Severance Policy. See “Compensation Discussion and Analysis — Severance Benefits — Severance Benefits Applicable to the Other Named Executive Officers.”

(7)

Reflects the estimated lump sum present value of all future payments which Mr. Marks would be entitled to receive under our disability program, including up to 147 days of salary continuation, long-term disability benefits of $10,000 per month payable after the 147 day elimination period until age 67, and benefits of $10,000 per month from our Supplemental Income Protection payable after the 180 day elimination period to age 65.

(8)

No post-retirement or post-termination life insurance or death benefits are provided to Mr. Marks. Mr. Marks’ payment upon death while actively employed includes $991,000 of Company-paid life insurance.

Jon M. Foster

	Retirement	Involuntary Termination Without Cause	Termination for Cause	Voluntary Termination for Good Reason	Disability	Death	Change in Control

Cash Severance(1)	—	$2,091,001	—	$2,091,001	—	—	—
Non-Equity Incentive Bonus(2)	$2,558,549	$2,558,549	—	$2,558,549	$2,558,549	$2,558,549	$2,558,549
Unvested Equity Awards(3)	$8,295,506	$8,295,506	—	$8,295,506	$8,295,506	$8,295,506	—
SERP(4)	$21,425,047	$21,425,047	$21,425,047	$21,425,047	$21,425,047	$18,620,454	—
Retirement Plans(5)	$975,522	$975,522	$975,522	$975,522	$975,522	$975,522	—
Health and Welfare Benefits(6)	—	$30,821	—	$30,821	—	—	—
Disability Income(7)	—	—	—	—	$908,582	—	—
Life Insurance Benefits(8)	—	—	—	—	—	$1,046,000	—
Accrued Vacation Pay	$144,762	$144,762	$144,762	$144,762	$144,762	$144,762	—

Total	$33,399,386	$35,521,208	$22,545,331	$35,521,208	$34,307,968	$31,640,793	$2,558,549

(1)

Represents amounts Mr. Foster would be entitled to receive pursuant to the Company’s Executive Severance Policy based upon his position at the time of termination. See “Compensation Discussion and Analysis — Severance Benefits — Severance Benefits Applicable to the Other Named Executive Officers.”

(2)

Represents the amount Mr. Foster would be entitled to receive for the 2025 fiscal year pursuant to the 2025 PEP, which amount is also included in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table.

(3)

Represents the value of all unvested PSUs and SARs, which would become vested upon Mr. Foster’s termination of employment other than his involuntary termination for cause, given that he meets the definition of Retirement under all such awards, calculated at $466.86 per underlying share (the closing price of the Company’s common stock on the NYSE on December 31, 2025).

(4)	Reflects the actual lump sum value of the SERP based on the 2025 interest rate of 4.15%.

(5)

Reflects the estimated lump sum present value of qualified and nonqualified retirement plans to which Mr. Foster would be entitled. The value includes $833,752 from the HCA 401(k) Plan (which represents the value of the Company’s contributions) and $141,770 from the HCA Restoration Plan.

(6)

Reflects the estimated costs of the continuing medical coverage, based upon 2025 COBRA rates, that Mr. Foster would be entitled to receive pursuant to the Company’s Executive Severance Policy. See “Compensation Discussion and Analysis — Severance Benefits — Severance Benefits Applicable to the Other Named Executive Officers.”

(7)

Reflects the estimated lump sum present value of all future payments which Mr. Foster would be entitled to receive under our disability program, including up to 147 days of salary continuation, long-term disability benefits of $10,000 per month payable after the 147 day elimination period for 36 months, and benefits of $10,000 per month from our Supplemental Income Protection payable after the 180 day elimination period for 30 months.

(8)

No post-retirement or post-termination life insurance or death benefits are provided to Mr. Foster. Mr. Foster’s payment upon death while actively employed with the Company includes $1,046,000 of Company-paid life insurance.

Michael R. McAlevey

	Voluntary Termination	Involuntary Termination Without Cause	Termination for Cause	Voluntary Termination for Good Reason	Disability	Death	Change in Control

Cash Severance(1)	—	$1,522,125	—	$1,522,125	—	—	—
Non-Equity Incentive Bonus(2)	$1,986,638	$1,986,638	—	$1,986,638	$1,986,638	$1,986,638	$1,986,638
Unvested Equity Awards(3)	—	$1,430,926	—	—	$5,179,372	$5,179,372	—
Retirement Plans(4)	$137,920	$137,920	$137,920	$137,920	$229,867	$229,867	—
Health and Welfare Benefits(5)	—	$30,642	—	$30,642	—	—	—
Disability Income(6)	—	—	—	—	$1,138,772	—	—
Life Insurance Benefits(7)	—	—	—	—	—	$1,015,000	—
Accrued Vacation Pay	$76,106	$76,106	$76,106	$76,106	$76,106	$76,106	—

Total	$2,200,664	$5,184,357	$214,026	$3,753,431	$8,610,755	$8,486,983	$1,986,638

(1)

Represents amounts Mr. McAlevey would be entitled to receive pursuant to the Company’s Executive Severance Policy based upon his position at the time of termination. See “Compensation Discussion and Analysis — Severance Benefits — Severance Benefits Applicable to the Other Named Executive Officers.”

(2)

Represents the amount Mr. McAlevey would be entitled to receive for the 2025 fiscal year pursuant to the 2025 PEP, which amount is also included in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table.

(3)

Represents the value of all unvested PSUs and SARs, which would become vested upon Mr. McAlevey’s termination of employment without cause or for death or disability, calculated at $466.86 per underlying share (the closing price of the Company’s common stock on the NYSE on December 31, 2025).

(4)

Reflects the estimated lump sum present value of qualified and nonqualified retirement plans to which Mr. McAlevey would be entitled. The value reflects that Mr. McAlevey was 60% vested under the HCA 401(k) Plan and the HCA Restoration Plan based on his years of service as of December 31, 2025 and includes $30,529 from the HCA 401(k) Plan (which represents 60% of the value of the Company’s contributions) and $107,391 from the HCA Restoration Plan. Had Mr. McAlevey separated from service on December 31, 2025 following a Change in Control, the retirement age under the HCA Restoration Plan would have been reduced to age 60, and Mr. McAlevey would have been entitled to 100% of his accrued benefit under the HCA Restoration Plan ($178,985).

(5)

Reflects the estimated costs of the continuing medical coverage, based upon 2025 COBRA rates, that Mr. McAlevey would be entitled to receive pursuant to the Company’s Executive Severance Policy. See “Compensation Discussion and Analysis — Severance Benefits — Severance Benefits Applicable to the Other Named Executive Officers.”

(6)

Reflects the estimated lump sum present value of all future payments which Mr. McAlevey would be entitled to receive under our disability program, including up to 147 days of salary continuation, long-term disability benefits of $10,000 per month payable after the 147 day elimination period until age 67, and benefits of $10,000 per month from our Supplemental Income Protection payable after the 180 day elimination period to age 65.

(7)

No post-retirement or post-termination life insurance or death benefits are provided to Mr. McAlevey. Mr. McAlevey’s payment upon death while actively employed includes $1,015,000 of Company-paid life insurance.

Michael S. Cuffe, M.D.

	Voluntary Termination	Involuntary Termination Without Cause	Termination for Cause	Voluntary Termination for Good Reason	Disability	Death	Change in Control

Cash Severance(1)	—	$1,470,000	—	$1,470,000	—	—	—
Non-Equity Incentive Bonus(2)	$1,918,606	$1,918,606	—	$1,918,606	$1,918,606	$1,918,606	$1,918,606
Unvested Equity Awards(3)	—	$1,363,698	—	—	$5,329,838	$5,329,838	—
Retirement Plans(4)	$1,394,613	$1,394,613	$1,394,613	$1,394,613	$1,394,613	$1,394,613	—
Health and Welfare Benefits(5)	—	$39,436	—	$39,436	—	—	—
Disability Income(6)	—	—	—	—	$1,363,950	—	—
Life Insurance Benefits(7)	—	—	—	—	—	$981,000	—
Accrued Vacation Pay	$135,692	$135,692	$135,692	$135,692	$135,692	$135,692	—

Total	$3,448,911	$6,322,045	$1,530,305	$4,958,347	$10,142,699	$9,759,749	$1,918,606

(1)

Represents amounts Dr. Cuffe would be entitled to receive pursuant to the Company’s Executive Severance Policy based upon his position at the time of termination. See “Compensation Discussion and Analysis — Severance Benefits — Severance Benefits Applicable to the Other Named Executive Officers.”

(2)

Represents the amount Dr. Cuffe would be entitled to receive for the 2025 fiscal year pursuant to the 2025 PEP, which amount is also included in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table.

(3)

Represents the value of all unvested PSUs and SARs, which would become vested upon Dr. Cuffe’s termination of employment without cause or for death or disability, calculated at $466.86 per underlying share (the closing price of the Company’s common stock on the NYSE on December 31, 2025).

(4)

Reflects the estimated lump sum present value of qualified and nonqualified retirement plans to which Dr. Cuffe would be entitled. The value includes $271,333 from the HCA 401(k) Plan (which represents the value of the Company’s contributions) and $1,123,280 from the HCA Restoration Plan.

(5)

Reflects the estimated costs of the continuing medical coverage, based upon 2025 COBRA rates, that Dr. Cuffe would be entitled to receive pursuant to the Company’s Executive Severance Policy. See “Compensation Discussion and Analysis — Severance Benefits — Severance Benefits Applicable to the Other Named Executive Officers.”

(6)

Reflects the estimated lump sum present value of all future payments which Dr. Cuffe would be entitled to receive under our disability program, including up to 147 days of salary continuation, long-term disability benefits of $10,000 per month payable after the 147 day elimination period until age 67, and benefits of $10,000 per month from our Supplemental Income Protection payable after the 180 day elimination period to age 65.

(7)

No post-retirement or post-termination life insurance or death benefits are provided to Dr. Cuffe. Dr. Cuffe’s payment upon death while actively employed includes $981,000 of Company-paid life insurance.

2025 CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Samuel N. Hazen, our Chief Executive Officer as of December 31, 2025.

The 2025 annual total compensation of the median compensated employee (of all our employees who were employed as of December 31, 2025 and received compensation in 2025, other than Mr. Hazen) was $62,955; and the 2025 annual total compensation of Mr. Hazen was $26,456,606. The ratio of these amounts was 420:1.

To determine the annual total compensation of the “median employee”, the methodology and the material assumptions, adjustments and estimates that were used were as follows:

As of December 31, 2025, our total population consisted of 316,971 active employees that received compensation in 2025. To identify the median compensated employee, we used a Consistently Applied Compensation Measure (CACM) that included total gross payroll wages received in 2025. Pay was annualized for permanent employees not employed for a full year in 2025.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

After taking the 5% “De Minimis Exemption” adjustment as permitted under SEC rules, we excluded our International employees, which accounted for 8,573 individuals. We also excluded employees that received $20 or less in total gross payroll wages in 2025, which accounted for 370 employees. Finally, we excluded employees added as a result of acquisitions in 2025, which accounted for 3,815 individuals, as permitted by Section 953(b) of the Dodd-Frank Act. In total, we excluded less than 5% of our total population. Our total population used for the calculation minus these excluded employees was 304,213.

Number of Employees

De Minimis Exemption
Total U.S. Employees	308,398
Total International Employees	8,573
Total Global Workforce	316,971
Total Exemptions	8,573

Exclusions
Total U.S. Employees receiving $20 or less	370
Acquisition Exclusions	3,815

Total Exclusions	4,185

Total Workforce for Median Calculation (excluding Exemptions and Exclusions noted above)	304,213

2025 Pay Versus Performance Table
The following table sets forth additional compensation information of our Principal Executive Officer (“PEO”) and our
non-PEO
Named Executive Officers
(“non-PEO
NEOs”) along with total shareholder return, net income attributable to HCA Healthcare, Inc. and adjusted EBITDA performance results for fiscal years 2025, 2024, 2023, 2022 and 2021. “Compensation actually paid” does not represent the value of cash and shares of the Company’s common stock received by named executive officers during the year, but rather it is an amount calculated under SEC rules and includes, among other things, year-over-year changes in the value of unvested equity based awards. As a result of the calculation methodology required by the SEC, “Compensation actually paid” amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Compensation Discussion and Analysis” section above.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)(3)	Average Summary Compensation Table Total for non-PEO NEOs (1)	Average Compensation Actually Paid to non-PEO NEOs (2)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income Attributable to HCA Healthcare, Inc.	Adjusted EBITDA (10)
					Total Shareholder Return	Peer Group Total Shareholder Return (9)
2025 (4)	$26,456,606	$78,235,064	$8,190,607	$16,384,912	$296.34	$148.36	$6,784,000,000	$15,566,000,000
2024 (5)	$23,799,137	$40,146,727	$6,121,496	$6,090,844	$189.11	$129.46	$5,760,000,000	$13,882,000,000
2023 (6)	$21,315,984	$23,591,845	$6,861,426	$7,050,413	$169.23	$126.21	$5,242,000,000	$12,726,000,000
2022 (7)	$14,637,726	$9,582,202	$5,166,993	$3,405,676	$148.69	$123.67	$5,643,000,000	$12,067,000,000
2021 (8)	$20,635,260	$84,568,577	$5,999,564	$19,628,647	$157.59	$126.13	$6,956,000,000	$12,644,000,000

(1)	Named executive officers included in the above compensation columns reflect the following:

Year	PEO	Non-PEO NEOs
2025	Hazen	Marks, Foster, McAlevey, Cuffe
2024	Hazen	Rutherford*, Marks*, Foster, McAlevey, Cuffe * Effective 5/1/2024, Rutherford retired from and Marks was appointed to the Executive Vice President and Chief Financial Officer position.
2023	Hazen	Rutherford, Foster, Akdamar, McManus
2022	Hazen	Rutherford, Foster, Hall, McAlevey
2021	Hazen	Rutherford, Foster, Hall, Cuffe

(2)
Fair value or change in fair value, as applicable, of equity awards in the “Actually Paid” columns was determined by reference to (1) for PSU awards, closing price on applicable year-end
date(s) multiplied by the probability of achievement as of each such date or, in the case of vesting dates, the actual shares earned multiplied by the vesting price, (2) for SAR awards, a Black-Scholes value as of the applicable year-end
or vesting date(s), determined based on the same methodology as used to determine grant date fair value for the applicable grant and (3) for RSU awards, the closing price on applicable year-end
date(s) or, in the case of vesting dates, the actual vesting price.

(3)
For the portion of “Actually Paid” compensation that is based on year-end
stock prices, the following prices were used: $466.86 for 2025 (closing price as of 12/31/25), $300.15 for 2024 (closing price as of 12/31/24), $270.68 for 2023 (closing price as of 12/29/23), $239.96 for 2022 (closing price as of 12/30/22) and $256.92 for 2021 (closing price as of 12/31/21).

(4)
2025 “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to
non-PEO
NEOs” reflects the following adjustments from 2025 Total Compensation reported in the Summary Compensation Table:

	PEO	Average non-PEO NEOs
2025 Summary Compensation Table Total	$26,456,606	$8,190,607

Less: Change in Pension & Deferred Compensation Plans	$1,934,400	$1,681,853
Add: Service Cost of Pension & Deferred Compensation Plans	$734,679	$230,134
Add: Prior Service Cost of Pension & Deferred Compensation Plans	—	—
Add: Above-Market or Preferential Earnings on Deferred Compensation	—	—

Less: Equity Award Amounts Reported in Summary Compensation Table	$16,988,633	$3,115,621
Add: FMV of Equity Awards Granted During Current Year & Outstanding/Unvested @ 12/31/25	$27,194,526	$4,987,299
Add: Change in FMV Equity Awards Granted in Prior Years & Outstanding/Unvested @ 12/31/25	$31,066,347	$5,728,425
Add: FMV of Equity Awards Granted and Vested in Current Year @ Vesting Date	—	—
Add: Change in FMV of Equity Awards Granted in Prior Years @ Vesting Date	$11,676,197	$2,033,581
Less: FMV of Equity Awards @ the End of the Prior Year Failing to Meet Vesting Conditions	—	—

Less: Dollar Value of Equivalent Payments Reported in Summary Compensation Table	$435,077	$76,670
Add: Dollar Value of Dividends Paid Prior to Vesting Date	$464,819	$89,010

2025 Compensation Actually Paid	$78,235,064	$16,384,912

(5)
2024 “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to
non-PEO
NEOs” reflects the following adjustments from 2024 Total Compensation reported in the Summary Compensation Table:

	PEO	Average non-PEO NEOs
2024 Summary Compensation Table Total	$23,799,137	$6,121,496

Less: Change in Pension & Deferred Compensation Plans	$372,138	$265,350
Add: Service Cost of Pension & Deferred Compensation Plans	$689,830	$149,373
Add: Prior Service Cost of Pension & Deferred Compensation Plans	—	—
Add: Above-Market or Preferential Earnings on Deferred Compensation	—	—

Less: Equity Award Amounts Reported in Summary Compensation Table	$16,580,668	$3,423,531
Add: FMV of Equity Awards Granted During Current Year & Outstanding/Unvested @ 12/31/24	$17,195,564	$2,640,576
Add: Change in FMV Equity Awards Granted in Prior Years & Outstanding/Unvested @ 12/31/24	$10,479,537	$1,434,246
Add: FMV of Equity Awards Granted and Vested in Current Year @ Vesting Date	—	—
Add: Change in FMV of Equity Awards Granted in Prior Years @ Vesting Date	$4,662,911	$668,465
Less: FMV of Equity Awards @ the End of the Prior Year Failing to Meet Vesting Conditions*	—	$1,267,373

Less: Dollar Value of Equivalent Payments Reported in Summary Compensation Table	$96,234	$13,211
Add: Dollar Value of Dividends Paid Prior to Vesting Date	$368,788	$46,153

2024 Compensation Actually Paid	$40,146,727	$6,090,844

*	Mr. Rutherford forfeited certain unvested equity awards as a result of his 5/1/2024 retirement.

(6)
2023 “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to
non-PEO
NEOs” reflects the following adjustments from 2023 Total Compensation reported in the Summary Compensation Table:

	PEO	Average non-PEO NEOs
2023 Summary Compensation Table Total	$21,315,984	$6,861,426

Less: Change in Pension & Deferred Compensation Plans	—	$264,662
Add: Service Cost of Pension & Deferred Compensation Plans	$723,544	$135,006
Add: Prior Service Cost of Pension & Deferred Compensation Plans
Add: Above-Market or Preferential Earnings on Deferred Compensation	—	—

Less: Equity Award Amounts Reported in Summary Compensation Table	$14,200,216	$3,489,375
Add: FMV of Equity Awards Granted During Current Year & Outstanding/Unvested @ 12/31/23	$15,028,391	$3,692,881
Add: Change in FMV Equity Awards Granted in Prior Years & Outstanding/Unvested @ 12/31/23	$(2,830,010)	$(482,970)
Add: FMV of Equity Awards Granted and Vested in Current Year @ Vesting Date	—	—
Add: Change in FMV of Equity Awards Granted in Prior Years @ Vesting Date	$3,842,051	$642,447
Less: FMV of Equity Awards @ the End of the Prior Year Failing to Meet Vesting Conditions	—	—

Less: Dollar Value of Equivalent Payments Reported in Summary Compensation Table	$514,566	$85,739
Add: Dollar Value of Dividends Paid Prior to Vesting Date	$226,667	$41,399

2023 Compensation Actually Paid	$23,591,845	$7,050,413

(7)
2022 “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to
non-PEO
NEOs” reflects the following adjustments from 2022 Total Compensation reported in the Summary Compensation Table:

	PEO	Average non-PEO NEOs
2022 Summary Compensation Table Total	$14,637,726	$5,166,993

Less: Change in Pension & Deferred Compensation Plans	—	$276,883
Add: Service Cost of Pension & Deferred Compensation Plans	$952,610	$182,990
Add: Prior Service Cost of Pension & Deferred Compensation Plans	—	—
Add: Above-Market or Preferential Earnings on Deferred Compensation	—	—

Less: Equity Award Amounts Reported in Summary Compensation Table	$12,055,290	$3,063,442
Add: FMV of Equity Awards Granted During Current Year & Outstanding/Unvested @ 12/31/22	$13,374,858	$2,698,985
Add: Change in FMV Equity Awards Granted in Prior Years & Outstanding/Unvested @ 12/31/22	$(3,338,709)	$(573,313)
Add: FMV of Equity Awards Granted and Vested in Current Year @ Vesting Date	—	—
Add: Change in FMV of Equity Awards Granted in Prior Years @ Vesting Date	$(3,998,784)	$(737,029)
Less: FMV of Equity Awards @ the End of the Prior Year Failing to Meet Vesting Conditions	—	—

Less: Dollar Value of Equivalent Payments Reported in Summary Compensation Table	$435,499	$73,188
Add: Dollar Value of Dividends Paid Prior to Vesting Date	$445,290	$80,563

2022 Compensation Actually Paid	$9,582,202	$3,405,676

(8)
2021 “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to
non-PEO
NEOs” reflects the following adjustments from 2021 Total Compensation reported in the Summary Compensation Table:

	PEO	Average non-PEO NEOs
2021 Summary Compensation Table Total	$20,635,260	$5,999,564

Less: Change in Pension & Deferred Compensation Plans	$451,661	$103,724
Add: Service Cost of Pension & Deferred Compensation Plans	$980,231	$207,139
Add: Prior Service Cost of Pension & Deferred Compensation Plans	—	—
Add: Above-Market or Preferential Earnings on Deferred Compensation	—	—

Less: Equity Award Amounts Reported in Summary Compensation Table	$13,870,607	$3,233,944
Add: FMV of Equity Awards Granted During Current Year & Outstanding/Unvested @ 12/31/21	$34,793,801	$7,765,175
Add: Change in FMV Equity Awards Granted in Prior Years & Outstanding/Unvested @ 12/31/21 (4)	$33,207,890	$7,116,946
Add: FMV of Equity Awards Granted and Vested in Current Year @ Vesting Date	—	—
Add: Change in FMV of Equity Awards Granted in Prior Years @ Vesting Date (4)	$9,064,316	$1,834,093
Less: FMV of Equity Awards @ the End of the Prior Year Failing to Meet Vesting Conditions	—	—

Less: Dollar Value of Equivalent Payments Reported in Summary Compensation Table	$335,908	$67,999
Add: Dollar Value of Dividends Paid Prior to Vesting Date	$545,255	$111,397

2021 Compensation Actually Paid	$84,568,577	$19,628,647

(9)
The Peer Group reflected in the Peer Group Total Shareholder Return is the S&P Health Care Index, as reflected in our 2025 Annual Report on Form the
10-K
pursuant to Item 201(e) of Regulation
S-K.
Each year reflects the cumulative total return assuming $100 invested on December 31, 2020 in our common stock and in the S&P Health Care Index, including the subsequent reinvestment of dividends.

(10)
Adjusted EBITDA was selected by the Compensation Committee as the Company-Selected Measure (“CSM”). It is a
non-Generally
Accepted Accounting Principles (“GAAP”) financial measure defined as income before depreciation and amortization, interest expense, losses and gains on sales of facilities, losses on retirement of debt, provision for income taxes and net income attributable to noncontrolling interests. Reconciliations of Adjusted EBITDA to the most directly comparable financial measure calculated in accordance with GAAP are included in Appendix A.

Narrative Disclosure to 2025 Pay Versus Performance Table
We believe the “Compensation Actually Paid” in each of the years reported above and over the five-year cumulative period are reflective of the Compensation Committee’s emphasis on
“pay-for-performance”
as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established
performance goals under our PEP and our long-term incentive programs.

Total Shareholder Return in the above chart, in the case of both the Company and our Peer Companies (S&P Health Care Index), as noted in Footnote 9 of the above Pay Versus Performance Table, reflects the cumulative return of $100 as if invested on December 31, 2020, including reinvestment of any dividends.

Measures that were most important to the last fiscal year.
The following performan
ce m
easures reflect the Company’s most important performance measures in effect for 2025, as further described and defined in the Compensation Discussion and Analysis under “Elements of Compensation — Annual Incentive Compensation: PEP” and “Elements of Compensation — Long-Term Equity Incentive Awards — Performance Share Units.”

•	Adjusted EBITDA
•	Earnings Per Share
•	Quality of Care
•	Patient Experience

OTHER INFORMATION

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In accordance with its charter, our Audit and Compliance Committee conducts a reasonable prior review and oversight of related party transactions required to be disclosed under Item 404 of Regulation S-K and discusses with management the business rationale for and disclosures regarding such transactions. In addition, our Code of Conduct requires that all of our employees, including our executive officers, remain free of conflicts of interest in the performance of their responsibilities to the Company. An executive officer who wishes to enter into a transaction in which their interests might conflict with ours must receive the approval of the Audit and Compliance Committee.

Stockholders’ Agreement

Upon the consummation of our 2006 Merger, we entered into a stockholders’ agreement with Hercules Holding and the Investors, which was subsequently amended in connection with our 2011 Initial Public Offering (the “IPO”). In connection with the Exchange, as described below in the “Certain Relationships and Related Person Transactions — Other Transactions” section of this proxy statement, we entered into the Amended and Restated Stockholders’ Agreement to provide for certain ministerial amendments in addition to the volume limitations described below. Under the Amended and Restated Stockholders’ Agreement, the Frist Group has the right to nominate two directors to our Board of Directors; however, the Frist Group will lose their right to nominate any directors to our Board of Directors once the Frist Group owns less than 3% of our outstanding shares of common stock. As of February 23, 2026, the Frist Group owned approximately 32% of our common stock through Hercules Holding, Frisco and other holdings. In addition, the Amended and Restated Stockholders’ Agreement includes certain volume limitations on sales by Frisco and its permitted transferees, that apply from the date of the Exchange until the earlier of (i) the date on which Frisco and its permitted transferees are eligible to sell the New Shares (as defined below) under the non-affiliate conditions of Rule 144(b)(1) under the Securities Act of 1933 (the “Securities Act”) or (ii) six years from the date of the Exchange. A copy of the Amended and Restated Stockholders’ Agreement, dated as of February 6, 2026, has been filed as Exhibit 10.13 to our annual report on Form 10-K filed on February 10, 2026.

Registration Rights Agreement

Hercules Holding and the Investors have entered into a registration rights agreement with HCA Healthcare, Inc. In connection with the Exchange, as described below in the “Certain Relationships and Related Person Transactions — Other Transactions” section of this proxy statement, we amended and restated this registration rights agreement to provide for certain ministerial amendments. Pursuant to this agreement, as amended and restated, the Investors who still hold shares of our common stock directly or through Frisco or Hercules Holding can cause us to register those shares under the Securities Act and, if requested, to maintain a shelf registration statement effective with respect to such shares. These Investors are also entitled to participate on a pro rata basis in any registration of our common stock under the Securities Act that we may undertake. A copy of this agreement has been filed as Exhibit 4.3 to our annual report on Form 10-K filed on February 10, 2026.

Management Stockholder Agreements

Pursuant to a management stockholder’s agreement we entered into with certain members of senior management, following our IPO, certain members of senior management, including certain executive officers, have limited “piggyback” registration rights with respect to certain of their shares of common stock. A copy of this agreement, and related amendments thereto, have been filed as

Exhibit 10.12 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on March 27, 2007, Exhibit 10.2 to our current report on Form 8-K filed on November 24, 2010 and Exhibit 10.39 to our registration statement on Form S-1 filed on March 9, 2011, respectively.

Other Transactions

On February 6, 2026, we entered into an Exchange Agreement (the “Exchange Agreement”), between HCA Healthcare, Inc. and Frisco, Inc., a Delaware corporation (the predecessor to Frisco), pursuant to which we exchanged 36,629,188 shares of our common stock (the “Exchanged Shares”) delivered by Frisco to us for 36,557,141 new shares of our common stock issued by us to Frisco (the “New Shares” and such exchange, the “Exchange”). The Exchange, together with the Conversion (as defined below), constituted a tax-free reorganization of Frisco for U.S. federal income tax purposes that will facilitate, among other things, certain estate and charitable planning objectives of the Frist Group. Upon receipt of the Exchanged Shares, we retired and canceled the Exchanged Shares, and the Exchanged Shares ceased to be outstanding and returned to the status of authorized but unissued shares. As a result, the net effect of the Exchange on us was a decrease of 72,047 shares of our outstanding common stock.

Prior to the Exchange, 36,629,188 shares of our common stock were distributed to Frisco, Inc. in kind by Hercules Holding, pro rata and for no additional consideration in accordance with Frisco, Inc.’s percentage interest in Hercules Holding, as a result of which Frisco, Inc. became our direct stockholder. Following completion of the Exchange and as part of the plan of reorganization, Frisco, Inc. converted into a Delaware partnership (the “Conversion”) and changed its name to Frisco Holding II.

The Investor Directors both hold interests in Frisco.

Other Relationships

Elisabeth Chuplis serves as Director of Public Affairs for the Company. Ms. Chuplis received total compensation in respect of base salary and bonus of $157,000 for her services in 2025. Ms. Chuplis also receives certain other benefits customary to similar positions within the Company. Ms. Chuplis’s mother, Kathryn Torres, serves as Senior Vice President – Payer Contracting and Alignment of the Company and was an executive officer for a portion of 2025.

Charles Leindecker serves as a Director of Finance of HealthTrust Purchasing Group for the Company. Mr. Leindecker received total compensation in respect of base salary and bonus of approximately $187,000 for his services in 2025. Mr. Leindecker also receives certain other benefits customary to similar positions within the Company. Mr. Leindecker’s brother-in-law, Dr. Michael S. Cuffe, serves as Executive Vice President and Chief Clinical Officer of the Company.

Stephanie H. Skaff serves as an Assistant Vice President of Communications Account Management for the Company. Ms. Skaff earned total compensation in respect of base salary and bonus of approximately $276,000 for her services in 2025. Ms. Skaff also receives certain other benefits, including awards of equity, customary to similar positions within the Company. Ms. Skaff’s brother, Samuel N. Hazen, serves as Chief Executive Officer and Director of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our common stock as of February 23, 2026 for:

•	each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	each of our executive officers named in the 2025 Summary Compensation Table; and

•	all of our directors and executive officers as a group.

The percentages of shares outstanding provided in the tables are based on 223,568,966 shares of our common stock, par value $0.01 per share, outstanding as of February 23, 2026. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares issuable upon the vesting of RSUs and exercise of SARs and options that will vest or become exercisable within 60 days of February 23, 2026 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. The address of each of our directors and executive officers listed below is c/o HCA Healthcare, Inc., One Park Plaza, Nashville, Tennessee 37203.

Name of Beneficial Owner	Number of Shares		Percent

Frisco Holding II	38,896,739	(1)	17.4%
Hercules Holding II	34,622,487	(1)	15.5%

The Vanguard Group	16,929,213	(2)	7.6%
John W. Chidsey, III	524	(3)	*
Michael S. Cuffe, M.D.	84,693	(4)	*
Robert J. Dennis	26,601	(5)	*
Nancy-Ann DeParle	21,401	(6)	*
Jon M. Foster	307,872	(7)	*
Thomas F. Frist III	14,817	(1)(8)	*
William R. Frist	415,877	(1)(9)	*
Samuel N. Hazen	2,164,071	(10)	*
Hugh F. Johnston	3,666	(11)	*
Michael A. Marks	133,578	(12)	*
Michael R. McAlevey	38,184	(13)	*
Michael W. Michelson	11,651	(14)	*
Wayne J. Riley, M.D.	14,520	(15)	*
Andrea B. Smith	4,239	(16)	*
All directors and executive officers as a group (16 persons)	3,354,148	(17)	1.5%

*	Less than one percent.

(1)

Based on a Schedule 13D jointly filed with the SEC on February 10, 2026 by Frisco Holding II, Hercules Holding II; Dr. Thomas F. Frist, Jr.; Mr. Thomas F. Frist III; Mr. William R. Frist; and Mrs. Patricia F. Elcan. The Schedule 13D indicates: Frisco Holding II holds shared voting power and shared dispositive power with respect to 38,896,739 shares, or approximately 17.4%, of our outstanding common stock, which includes 36,557,141 shares held directly. Hercules Holding II holds shared voting power and shared dispositive power with respect to 34,622,487 shares, or approximately 15.5%, of our outstanding common stock, which includes 32,282,889 shares held directly. Of the shares reported for Frisco Holding II and Hercules Holding II, 2,339,598 are indirect holdings with respect to which both entities may be deemed to have shared voting power and shared dispositive power. Frisco Holding II and Hercules Holding II are each held by a private investor group, including affiliates of our founder Dr. Thomas F. Frist, Jr., including Dr. Thomas F. Frist, Jr., Mr. Thomas F. Frist III, who serves as a director, Mr. William R. Frist, who serves as a director, and Mrs. Patricia F. Elcan. Dr. Thomas F. Frist, Jr. reported shared voting power and shared dispositive power with respect to 70,555,590 shares. Mr. Thomas F. Frist III reported shared voting power and shared dispositive power with respect to 69,987,865 shares. Mr. William R. Frist reported shared voting power and shared dispositive power with respect to 70,492,512 shares. Mrs. Patricia F. Elcan reported shared voting power and shared dispositive power with respect to 70,166,392 shares. With respect to Frisco Holding II and Hercules Holding II, Mr. Thomas F. Frist III; Mr. William R. Frist; and Mrs. Patricia F. Elcan constitute the management committee of and are the partners exercising decisionmaking authority with respect to each of the partnerships. The principal office address of Frisco Holding II; Hercules Holding II; Dr. Thomas F. Frist, Jr.; Mr. Thomas F. Frist III; Mr. William R. Frist; and Mrs. Patricia F. Elcan is 3100 West End Ave., Suite 1225, Nashville, TN 37203.

(2)

Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024. The Schedule 13G/A indicates that as of December 29, 2023, The Vanguard Group was the beneficial owner with sole voting power as to 0 shares, shared voting power as to 261,787 shares, sole dispositive power as to 16,074,218 shares and shared dispositive power as to 854,995 shares. The principal office address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)	Includes 496 RSUs issuable upon vesting.

(4)	Includes 52,613 shares issuable upon exercise of SARs.

(5)	Includes 22,519 RSUs issuable upon vesting.

(6)	Includes 645 RSUs issuable upon vesting.

(7)	Includes 113,356 shares issuable upon exercise of SARs.

(8)	Includes 14,817 RSUs issuable upon vesting, which are also included in the shared voting power and shared dispositive power of each of Frisco Holding II and Hercules Holding II. See Footnote 1.

(9)

Includes 12,875 RSUs issuable upon vesting. The 415,877 shares reported with respect to Mr. Frist are also included in the shared voting power and shared dispositive power of each of Frisco Holding II and Hercules Holding II. See Footnote 1.

(10)	Includes 766,947 shares issuable upon exercise of SARs and 14,830 shares held through a family foundation with respect to which Mr. Hazen has shared voting power and shared dispositive power.

(11)	Includes 3,656 RSUs issuable upon vesting.

(12)	Includes 60,502 shares issuable upon exercise of SARs.

(13)	Includes 27,194 shares issuable upon exercise of SARs.

(14)	Includes 11,651 RSUs issuable upon vesting.

(15)	Includes 3,701 RSUs issuable upon vesting.

(16)	Includes 2,997 RSUs issuable upon vesting.

(17)	Includes 1,110,666 shares issuable upon exercise of SARs and 73,357 RSUs issuable upon vesting.

AUDIT AND COMPLIANCE COMMITTEE REPORT

The following Report of the Audit and Compliance Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

In the performance of its oversight function, the Audit and Compliance Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit and Compliance Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (“SEC”). In addition, the Audit and Compliance Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Compliance Committee concerning independence and discussed with it the firm’s independence from the Company and its management. The Audit and Compliance Committee has considered whether the independent registered public accounting firm’s provision of nonaudit services to us is compatible with its independence.

The Audit and Compliance Committee discussed with our internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit and Compliance Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of the audits of the financial statements, the audit of the effectiveness of our internal control over financial reporting, our progress in assessing the effectiveness of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, and the overall quality of our financial reporting, and reports to the Board of Directors on its findings.

In reliance on the reviews and discussions referred to above, the Audit and Compliance Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in our filing with the SEC of our Annual Report on Form 10-K for the year ended December 31, 2025. The Audit and Compliance Committee appointed Ernst & Young LLP as HCA Healthcare’s independent registered public accounting firm, subject to stockholder ratification, for the year ending December 31, 2026.

Hugh F. Johnston, Chair John W. Chidsey, III
Michael W. Michelson Wayne J. Riley, M.D.
Andrea B. Smith

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. The reports and other information we file electronically may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov. Our website address is www.hcahealthcare.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

Nashville, TN

March 13, 2026

APPENDIX A

HCA Healthcare, Inc.

Adjusted EBITDA Reconciliation

(Dollars in millions)

	2021	2022	2023	2024	2025
Net income attributable to HCA Healthcare, Inc.	$6,956	$5,643	$5,242	$5,760	$6,784
Losses (gains) on sales of facilities (net of tax) (b)	(1,214)	(727)	12	(11)	(28)
Losses on retirement of debt (net of tax)	9	60	—	—	—

Net income attributable to HCA Healthcare, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt (a)	5,751	4,976	5,254	5,749	6,756
Depreciation and amortization	2,853	2,969	3,077	3,312	3,523
Interest expense	1,566	1,741	1,938	2,061	2,248
Provision for income taxes	1,709	1,527	1,608	1,863	2,041
Net income attributable to noncontrolling interests (b)	765	854	849	897	998

Adjusted EBITDA (a)	$12,644	$12,067	$12,726	$13,882	$15,566

(a)

Net income attributable to HCA Healthcare, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt, and Adjusted EBITDA should not be considered as measures of financial performance under generally accepted accounting principles (“GAAP”). We believe net income attributable to HCA Healthcare, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt, and Adjusted EBITDA are important measures that supplement discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon net income attributable to HCA Healthcare, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt, and Adjusted EBITDA as the primary measures to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including net income attributable to HCA Healthcare, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt, and GAAP net income attributable to HCA Healthcare, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA is utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that losses (gains) on sales of facilities and losses on retirement of debt will occur in future periods, but the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our health care facilities and complicate period comparisons of our results of operations and operations comparisons with other health care companies.

Net income attributable to HCA Healthcare, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt, and Adjusted EBITDA are not measures of financial performance under GAAP, and should not be considered as alternatives to net income attributable to HCA Healthcare, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because net income attributable to HCA Healthcare, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt, and Adjusted EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, net income attributable to HCA Healthcare, Inc., excluding losses (gains) on sales of facilities and losses on retirement of debt, and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

(b)	The 2022 amounts are net of noncontrolling interests related to gains on sales of facilities.

A-1

HCA HEALTHCARE, INC. ATTN: CORPORATE SECRETARY ONE PARK PLAZA NASHVILLE, TN 37203 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 22, 2026 for shares held directly and by 11:59 P.M. ET on April 20, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/HCA2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 22, 2026 for shares held directly and by 11:59 P.M. ET on April 20, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V86550-P42755 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY HCA HEALTHCARE, INC. 1a. Thomas F. Frist III 1b. Samuel N. Hazen 1c. John W. Chidsey, III 1d. Nancy-Ann DeParle 1e. William R. Frist 1f. Hugh F. Johnston 1g. Michael W. Michelson 1h. Wayne J. Riley, M.D. 1i. Andrea B. Smith For Against Abstain 3.Advisory vote to approve named executive officer compensation. The Board of Directors recommends you vote AGAINST proposals 4 and 5. For Against Abstain 4.Stockholder proposal, if properly presented at the meeting, regarding a report on healthcare consequences. 5.Stockholder proposal, if properly presented at the meeting, regarding shareholders’ right to act by written consent. NOTE: In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any postponement or adjournment thereof. The Board of Directors recommends you vote FOR proposals 2 and 3.2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2025 Annual Report are available at www.proxyvote.com. V86551-P42755 HCA HEALTHCARE, INC. Annual Meeting of Stockholders April 23, 2026 2:00 PM, CDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Michael R. McAlevey and John M. Franck II, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of HCA HEALTHCARE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, CDT on April 23, 2026, in a virtual meeting format only, via live webcast at www.virtualshareholdermeeting.com/HCA2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side